UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No. ___)

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TRIPADVISOR, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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April 29, 2021

Dear Fellow Stockholder:

As challenging as 2020 was for the travel industry, we enter 2021 with optimism due to three main factors. First, the vaccine news has been very positive and we are encouraged by recent reports highlighting improved vaccine distribution. Second, signals indicate that pent up travel demand continues to grow, setting the travel industry up for a potential inflection later in the year. Third, we have executed well on factors within our control, strengthened our offerings for the rebound, and oriented the business towards an exciting future. Specifically, we:

●	Executed disciplined cost controls that drove significant savings in 2020, enabling increased, durable, operating leverage as revenue returns.

●	Ensured our strong liquidity position by amending our credit facility and raising debt capital.

●	Focused on our competitive advantages and diverse revenue streams, which are poised to respond quickly when consumer demand recovers and travel advertisers lean back in.

●	Expanded our long-term growth potential by beta-launching an exciting direct-to-consumer subscription offering called Tripadvisor Plus in Q4.

In sum, we successfully navigated the toughest year in our company’s history and quickly adapted to our new reality. Despite uneven travel recovery trends in Q4 and early 2021, we see encouraging signs and are optimistic that travel could come roaring back. Tripadvisor is poised to play an important role and we believe we are positioned to emerge from the pandemic even stronger.

You are cordially invited to attend the Annual Meeting of Stockholders of Tripadvisor, Inc. to be held on Tuesday, June 8, 2021, at 11:00 a.m. Eastern Time. This year the annual meeting will be completely virtual. You may attend the meeting, submit questions and vote your shares electronically during the meeting via the Internet by visiting www.virtualshareholdermeeting.com/TRIP2021.  To enter the annual meeting electronically, you will need the control number that is printed in the box marked by the arrow on your proxy card. We recommend logging in at least fifteen minutes before the meeting to ensure that you are logged in when the meeting starts. Online check-in will start shortly before the meeting on June 8, 2021.

At the Annual Meeting, stockholders will be asked to vote on the matters described in the accompanying notice of annual meeting and proxy statement, as well as such other business that may properly come before the meeting and any adjournments or postponements thereof. Your vote is very important to us. Please review the instructions for each voting option described in the Notice and in this Proxy Statement. Your prompt cooperation will be greatly appreciated.

Sincerely,
STEPHEN KAUFER
President and Chief Executive Officer

400 1st Avenue

Needham, Massachusetts 02494

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held on June 8, 2021

The Annual Meeting of Stockholders of Tripadvisor, Inc., a Delaware corporation, will be held on Tuesday, June 8, 2021, at 11:00 a.m. Eastern Time. This year the Annual Meeting will be held via the Internet and will be a completely virtual meeting. You may attend the Annual Meeting, submit questions and vote your shares electronically during the meeting via the Internet by visiting www.virtualshareholdermeeting.com/TRIP2021. To enter the Annual Meeting, you will need the 16-digit control number that is printed in the box marked by the arrow on your proxy card. We recommend logging in at least fifteen minutes before the meeting to ensure that you are correctly logged in when the Annual Meeting begins. The online check-in will start shortly before the Annual Meeting on June 8, 2021. At the Annual Meeting, stockholders will be asked to consider the following:

1.To elect the ten directors named in this Proxy Statement, each to serve for a one-year term from the date of his election and until such director’s successor is elected or until such director’s earlier resignation or removal;

2.To ratify the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2021;

3.To approve an amendment to the Tripadvisor, Inc. 2018 Stock and Annual Incentive Plan;

4.To approve, on an advisory basis, the compensation of our named executive officers; and

5.To consider and act upon any other business that may properly come before the Annual Meeting and any adjournments or postponements thereof.

Only holders of record of outstanding shares of Tripadvisor capital stock at the close of business on April 16, 2021 are entitled to notice of and to vote at the Annual Meeting and at any adjournments or postponements thereof.  We will furnish the Notice of Annual Meeting of Stockholders, Proxy Statement and Annual Report on Form 10-K for the fiscal year ended December 31, 2020 over the Internet. Whether you plan to attend the Annual Meeting or not, we encourage you to access and read the accompanying Proxy Statement. We will send to our stockholders a Notice of Internet Availability of Proxy Materials on or about April 29, 2021, and provide access to our proxy materials over the Internet to our holders of record and beneficial owners of our capital stock as of the close of business on the record date.  You may request paper copies by following the instructions on the Notice of Internet Availability of Proxy Materials.

By Order of the Board of Directors,

SETH J. KALVERT
Chief Legal Officer and Secretary

April 29, 2021

Important Notice Regarding the Availability of Proxy Materials

for the Annual Meeting of Stockholders to Be Held on June 8, 2021

This Proxy Statement and the 2020 Annual Report are available at:

http://ir.Tripadvisor.com/annual-proxy.cfm

PROXY STATEMENT FOR THE ANNUAL MEETING OF STOCKHOLDERS

ANNUAL MEETING MATTERS

This Proxy Statement is being furnished to holders of common stock and Class B common stock of Tripadvisor, Inc., a Delaware corporation, in connection with the solicitation of proxies by Tripadvisor’s Board of Directors (the “Board”) for use at its 2021 Annual Meeting of Stockholders or any adjournment or postponement thereof (the “Annual Meeting”). All references to “Tripadvisor,” the “Company,” “we,” “our” or “us” in this Proxy Statement are to Tripadvisor, Inc. and its subsidiaries.  An Annual Report to Stockholders, containing financial statements for the year ended December 31, 2020, and this Proxy Statement are being made available to all stockholders entitled to vote at the Annual Meeting.

Tripadvisor’s principal executive offices are located at 400 1st Avenue, Needham, Massachusetts 02494. This Proxy Statement is being made available to Tripadvisor stockholders on or about April 29, 2021.

Date, Time and Place of Meeting

The Annual Meeting will be held on Tuesday, June 8, 2021, at 11:00 a.m. local time. This year the Annual Meeting will be held via the Internet and will be a completely virtual meeting. You may attend the meeting, submit questions and vote your shares electronically during the meeting via the Internet by visiting www.virtualshareholdermeeting.com/TRIP2021. To enter the annual meeting, you will need the 16-digit control number that is printed in the box marked by the arrow on your proxy card. We recommend logging in at least fifteen minutes before the meeting to ensure that you are logged in when the meeting starts.

If you encounter any difficulties accessing the virtual meeting during the check-in or meeting time, please call the technical support number that will be posted on the virtual meeting web portal. Technical support will be available during this time and will remain available until the Annual Meeting has ended. No recording of the Annual Meeting is allowed, including audio or video recording.

Record Date and Voting Rights

The Board established the close of business on April 16, 2021, as the record date for determining the holders of Tripadvisor common stock entitled to notice of and to vote at the Annual Meeting. On the record date, 124,096,338 shares of common stock and 12,799,999 shares of Class B common stock were outstanding and entitled to vote at the Annual Meeting. Tripadvisor stockholders are entitled to one vote for each share of common stock and ten votes for each share of Class B common stock held as of the record date, voting together as a single voting group, on (i) the election of seven of the ten director nominees; (ii) the ratification of the appointment of KPMG LLP as Tripadvisor’s independent registered public accounting firm for the year ending December 31, 2021; (iii) the approval of the amendment to the Tripadvisor, Inc. 2018 Stock and Annual Incentive Plan; and (iv) the approval, on an advisory basis, of the compensation of our named executive officers.  Tripadvisor stockholders are entitled to one vote for each share of common stock held as of the record date in the election of the three director nominees that the holders of Tripadvisor common stock are entitled to elect as a separate class pursuant to Tripadvisor’s restated certificate of incorporation.  Stockholders have no right to cumulative voting as to any matter, including the election of directors.

On August 27, 2014, the entire beneficial ownership of our common stock and Class B common stock previously held by Liberty Interactive Corporation, which is currently known as Qurate Retail, Inc. (“Liberty”) was transferred to Liberty Tripadvisor Holdings, Inc. (“LTRIP”).  Simultaneously, Liberty, LTRIP’s former parent company, distributed, by means of a dividend, to the holders of its Liberty Ventures common stock, Liberty’s entire equity interest in LTRIP.  We refer to this transaction as the Liberty Spin-Off.  As a result of the Liberty Spin-Off, effective August 27, 2014, LTRIP became a separate, publicly traded company and 100% of Liberty’s interest in Tripadvisor was held by LTRIP.  Liberty also assigned to LTRIP its rights and obligations under the Governance Agreement between Tripadvisor and Liberty, dated December 20, 2011 (the “Governance Agreement”).

As of the record date, LTRIP beneficially owned 16,445,894 shares of our common stock and 12,799,999 shares of our Class B common stock, which shares constitute 13.3% of the outstanding shares of common stock and 100% of the outstanding shares of Class B Common Stock. Assuming the conversion of all of LTRIP’s shares of Class B common stock into common stock, as of the record date LTRIP would beneficially own 21.4% of the outstanding common stock. Because each share of Class B common stock is entitled to ten votes per share and each share of common stock is entitled to one vote per share, as of the record date LTRIP may be deemed to beneficially own equity securities representing 57.3% of our voting power. As a result, regardless of the vote of any other Tripadvisor stockholder, LTRIP has control over the vote relating to (i) the election of seven of the ten director nominees; (ii) the ratification of the appointment of KPMG LLP as Tripadvisor’s independent registered public accounting firm for the fiscal year ending December 31, 2021; (iii) the approval of the amendment to the Tripadvisor, Inc. 2018 Stock and Annual Incentive Plan; and (iv) the approval, on an advisory basis, of the compensation of our named executive officers.

Quorum; Abstentions; Broker Non-Votes

Transaction of business at the Annual Meeting may occur if a quorum is present. If a quorum is not present, it is expected that the Annual Meeting will be adjourned or postponed in order to permit additional time for soliciting and obtaining additional proxies or votes, and, at any subsequent reconvening of the Annual Meeting, all proxies will be voted in the same manner as such proxies would have been voted at the original convening of the Annual Meeting, except for any proxies that have been effectively revoked or withdrawn.

With respect to (i) the election of seven of the ten director nominees; (ii) the ratification of the appointment of KPMG LLP as Tripadvisor’s independent registered public accounting firm for the fiscal year ending December 31, 2021; (iii) the approval of the amendment to the Tripadvisor, Inc. 2018 Stock and Annual Incentive Plan; and (iv) the approval, on an advisory basis, of the compensation of our named executive officers, the presence at the Annual Meeting, in person or by proxy, of the holders of a majority of the total votes entitled to be cast constitutes a quorum. Virtual attendance at the Annual Meeting also constitutes presence in person for purposes of quorum at the Annual Meeting. For the election of the three directors whom the holders of Tripadvisor common stock are entitled to elect as a separate class, the presence at the Annual Meeting, in person or by proxy, of the holders of a majority of shares of common stock constitutes a quorum.

If a share is represented for any purpose at the meeting, it is deemed to be present for quorum purposes and for all other matters as well. Shares of Tripadvisor capital stock represented by a properly executed proxy will be treated as present at the Annual Meeting for purposes of determining a quorum, without regard to whether the proxy is marked as casting a vote or abstaining.

Abstentions and broker non-votes are counted as present and entitled to vote for purposes of determining a quorum. A broker non-vote occurs when a nominee holding shares for a beneficial owner does not vote the shares on a proposal because the nominee does not have discretionary voting power for a particular item and has not received instructions from the beneficial owner regarding voting. Brokers who hold shares for the accounts of their clients have discretionary authority to vote shares if specific instructions are not given with respect to the ratification of the appointment of our independent registered public accounting firm. Brokers do not have discretionary authority to vote on the election of our directors, so we encourage you to provide instructions to your broker regarding the voting of your shares.

Solicitation of Proxies

Tripadvisor will bear the cost of the solicitation of proxies from its stockholders. In addition to solicitation by mail, the directors, officers and employees of Tripadvisor, without additional compensation, may solicit proxies from stockholders by telephone, by letter, by facsimile, in person or otherwise. Following the original mailing of the proxies and other soliciting materials, Tripadvisor will ask brokers, trusts, banks or other nominees to forward copies of the proxy and other soliciting materials to persons for whom they hold shares of Tripadvisor capital stock and to request authority for the exercise of proxies. In such cases, Tripadvisor, upon the request of the brokers, trusts, banks and other stockholder nominees, will reimburse such holders for their reasonable expenses.

Voting of Proxies

The manner in which your shares may be voted depends on whether you are a:

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Registered stockholder: Your shares are represented by certificates or book entries in your name on the records of Tripadvisor’s stock transfer agent and you have the right to vote those shares directly; or

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Beneficial stockholder: You hold your shares in “street name” through a broker, trust, bank or other nominee and you have the right to direct your broker, trust, bank or other nominee on how to vote the shares in your account; however, you must request and receive a valid proxy from your broker, trust, bank or other nominee.

Whether you hold shares directly as a registered stockholder or beneficially as a beneficial stockholder, you may direct how your shares are voted without attending the Annual Meeting. For directions on how to vote, please refer to the instructions below and those on the Notice of Internet Availability of Proxy Materials, proxy card or voting instruction form provided. To vote using the Internet or by telephone, you will be required to enter the control number included on your Notice of Internet Availability of Proxy Materials or other voting instruction form provided by your broker, trust, bank or other nominee.

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Using the Internet. Registered stockholders may vote using the Internet by going to www.proxyvote.com and following the instructions. Beneficial stockholders may vote by accessing the website specified on the voting instruction forms provided by their brokers, trusts, banks or other nominees.

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By Telephone. Registered stockholders may vote, from within the United States, using any touch-tone telephone by calling 1-800-690-6903 and following the recorded instructions. Beneficial owners may vote, from within the United States, using any touch-tone telephone by calling the number specified on the voting instruction forms provided by their brokers, trusts, banks or other nominees.

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By Mail. Registered stockholders may submit proxies by mail by requesting printed proxy cards and marking, signing and dating the printed proxy cards and mailing them in the accompanying pre-addressed envelopes. Beneficial owners may vote by marking, signing and dating the voting instruction forms provided by their brokers, trusts, banks or other nominees and mailing them in the accompanying pre-addressed envelopes.

All proxies properly submitted and not revoked will be voted at the Annual Meeting in accordance with the instructions indicated thereon. If no instructions are provided, such proxies will be voted FOR proposals (1), (2), (3) and (4).

Tripadvisor is incorporated under Delaware law, which specifically permits electronically transmitted proxies, provided that each such proxy contains, or is submitted with, information from which the inspector of elections can determine that such proxy was authorized by the stockholder. The electronic voting procedures provided for the Annual Meeting are designed to authenticate each stockholder by use of a control number, to allow stockholders to vote their shares and to confirm that their instructions have been properly recorded.

Voting in Person at the Annual Meeting

Virtual attendance at the Annual Meeting constitutes presence in person for purposes of each required vote. Votes in person will replace any previous votes you have made by mail or telephone or via the Internet. Attendance at the Annual Meeting without voting or revoking a previous proxy in accordance with the voting procedures will not in and of itself revoke a proxy.

Holders of record may vote their shares electronically during the meeting via the Internet by visiting www.virtualshareholdermeeting.com/TRIP2021. To enter the annual meeting, holders will need the 16-digit control number that is printed in the box marked by the arrow on their proxy card. We recommend logging in at least fifteen minutes before the meeting to ensure that they are logged in when the meeting starts. Online check-in will start shortly before the meeting.

Your vote is very important. Whether or not you plan to attend the Annual Meeting, please take the time to vote via the Internet, by telephone or by returning your marked, signed and dated proxy card so that your shares will be represented at the Annual Meeting.

Revocation of Proxies

Any proxy given pursuant to this solicitation may be revoked by the person giving it any time before the taking of the vote at the Annual Meeting.

If you are a beneficial stockholder, you may revoke your proxy or change your vote only by following the separate instructions provided by your broker, trust, bank or other nominee.

If you are a registered stockholder, you may revoke your proxy at any time before it is exercised at the Annual Meeting by (i) delivering written notice, bearing a date later than the proxy, stating that the proxy is revoked, or (ii) submitting a later-dated proxy relating to the same shares by mail or telephone or via the Internet prior to the vote at the Annual Meeting. Registered holders may send any written notice or request for a new proxy card to Tripadvisor, Inc., c/o Broadridge, 51 Mercedes Way, Edgewood, New York 11717, or follow the instructions provided on the Notice of Internet Availability of Proxy Materials and proxy card to submit a new proxy by telephone or via the Internet. Registered holders may also request a new proxy card by calling 1-800-579-1639. Your attendance at the annual meeting will not, by itself, revoke a prior vote or proxy from you.

Other Business

The Board does not presently intend to bring any business before the Annual Meeting other than the proposals discussed in this Proxy Statement and specified in the Notice of Annual Meeting of Stockholders. The Board has no knowledge of any other matters to be presented at the Annual Meeting other than those described in this Proxy Statement. If any other matters should properly come before the Annual Meeting, the persons designated in the proxy will vote on them according to their best judgment.

PROPOSAL 1:

ELECTION OF DIRECTORS

Overview

Our Board currently consists of ten members. Pursuant to the terms of Tripadvisor’s bylaws, each director serves for a one-year term from the date of his or her election and until such director’s successor is elected or until such director’s earlier resignation or removal.  The Board recommends that each of the ten nominees listed below be elected to serve a one-year term and until such director’s successor shall have been duly elected and qualified or until such director’s earlier resignation or removal:

Gregory B. Maffei

Stephen Kaufer

Jay C. Hoag

Betsy L. Morgan

M. Greg O’Hara

Jeremy Philips

Albert E. Rosenthaler

Trynka Shineman Blake

Robert S. Wiesenthal

Jane Jie Sun

Tripadvisor’s restated certificate of incorporation provides that the holders of Tripadvisor common stock, acting as a single class, are entitled to elect a number of directors equal to 25% of the total number of directors, rounded up to the next whole number, which will be three directors as of the date of the Annual Meeting. The Board has designated Ms. Shineman and Messrs. Philips and Wiesenthal as nominees for the positions on the Board to be elected by the holders of Tripadvisor common stock voting as a separate class.

Pursuant to the Governance Agreement, LTRIP has the right to nominate up to a number of directors equal to 20% of the total number of the directors on the Board (rounded up to the next whole number if the number of directors on the Board is not an even multiple of five) for election to the Board and has certain other rights regarding committee participation, so long as certain stock ownership requirements applicable to LTRIP are satisfied.  LTRIP has designated Messrs. Maffei and O’Hara as its nominees to the Board.

Pursuant to a Governance Agreement entered into on November 6, 2019 with Trip.com Group Limited, formerly known as Ctrip.com International Ltd., Trip.com has a nomination right for one Board seat, subject to certain conditions, including Trip.com’s ownership of a minimum number of shares of Tripadvisor.  Trip.com has designated Jane Sun as its nominee to the Board.

Although management does not anticipate that any of the nominees named above will be unable or unwilling to stand for election, in the event of such an occurrence, proxies may be voted for a substitute nominee designated by the Board.

Information Regarding Director Nominees

The information provided below about each nominee is as of the date of this Proxy Statement. The information presented includes the names of each of the nominees, along with his or her age, any positions held with the Company, term of office as a director, principal occupations or employment for the past five years or more, involvement in certain legal proceedings, if applicable, and the names of all other publicly-held companies for which he or she currently serves as a director or has served as a director during the past five years. The information also includes a description of the specific experience, qualifications, attributes and skills of each nominee that led our Board to conclude that he or she should serve as a director of the Company for the ensuing term.

The ten nominees to the Board possess the experience and qualifications that we believe will allow them to make substantial contributions to the Board. In selecting nominees to the Board, we seek to ensure that the Board collectively has a balance of diversity, experience and expertise, including chief executive officer experience, chief financial officer experience, international expertise, corporate governance experience and experience in other functional areas that are relevant to our business.  Following, please find a more detailed discussion of the business experience and qualifications of each of the nominees to the Board.

Gregory B. Maffei Age: 60 Director Since: 2013 Committee Memberships: Compensation Executive

Mr. Maffei has served as a director and the President and Chief Executive Officer of Liberty Media Corporation (“LMC”) (including its predecessor) since May 2007 and of Liberty Broadband Corporation (“LBC”) since June 2014. He has served as a director, the President and Chief Executive Officer of LTRIP since July 2013 and as its Chairman of the Board since June 2015. Has served as the Chairman of the Board of Qurate Retail, Inc. (including its predecessor) (“Qurate”) since March 2018 and as a director of Qurate (including its predecessor) since November 2005.  Mr. Maffei previously served as the President and Chief Executive Officer of GCI Liberty, Inc. (“GCI”) from March 2018 to December 2020 and as President and Chief Executive Officer of Qurate from February 2006 to March 2018, having served as CEO-Elect from November 2005 through February 2006.  Prior to that, Mr. Maffei served as President and Chief Financial Officer of Oracle Corporation; Chairman, President and Chief Executive Officer of 360networks Corporation and Chief Financial Officer of Microsoft Corporation.  Mr. Maffei holds an M.B.A. from Harvard Business School, where he was a Baker Scholar, and an A.B. from Dartmouth College.

Mr. Maffei has served as (i) Chairman of the Board of Qurate since March 2018 and a director of Qurate (including its predecessor) since November 2005, (ii) Chairman of the Board of LTRIP since June 2015 and a director since July 2013, (iii) a director of LBC since June 2014, (iv) Chairman of the Board of Live Nation Entertainment, Inc. since March 2013 and as a director since February 2011, (vi) Chairman of the Board of Sirius XM since April 2013 and as a director since March 2009, (vi) a director of Zillow Group, Inc. since February 2015, having previously served as a director of its predecessor, Zillow, Inc., from May 2005 to February 2015, and (viii) a director of Charter Communications, Inc. since May 2013. Mr. Maffei served as (i) a director of DIRECTV and its predecessors from February 2008 to June 2010, (ii) a director of Electronic Arts, Inc. from June 2003 to July 2013, (iii) a director of Barnes & Noble, Inc. from September 2011 to April 2014, (iv) Chairman of the Board of Starz from January 2013 to December 2016, (v) the Chairman of the Board of Pandora Media, Inc. from September 2017 to February 2019, and (vi) a director of GCI from March 2018 to December 2020.

Board Membership Qualifications

Mr. Maffei brings to the board significant financial and operational experience based on his senior policy making positions at LMC and Qurate, LTRIP, LBC, Oracle, 360networks and Microsoft and his public company board experience. He provides the board with executive leadership perspective on the operations and management of large public companies and risk management principles.

Stephen Kaufer Age: 58 Director Since: 2011 Committee Memberships: Executive

Mr. Kaufer co-founded Tripadvisor in February 2000 and has been the President and Chief Executive Officer of Tripadvisor since that date.  Mr. Kaufer has been a director of Tripadvisor since the completion of the spin-off of Tripadvisor from Expedia, Inc. (“Expedia”) in December 2011 (the “Spin-Off”).  Mr. Kaufer serves on the Board of Directors of CarGurus, Inc., a company traded on The Nasdaq Stock Market, LLC.  Mr. Kaufer also serves as President and Chairman of the Board of Directors of Tripadvisor Charitable Foundation, a private charitable foundation. Mr. Kaufer also serves on the Board of Directors of the charity Neuroendocrine Tumor Research Foundation (formerly known as Caring for Carcinoid Foundation). Prior to co-founding Tripadvisor, Mr. Kaufer served as President of CDS, Inc., an independent software vendor specializing in programming and testing tools, and co-founded CenterLine Software and served as its Vice President of Engineering. Mr. Kaufer holds an A.B. in Computer Science from Harvard University.

Board Membership Qualifications

As co-founder of Tripadvisor and through his service as its Chief Executive Officer, Mr. Kaufer has extensive knowledge of our business and operations, and significant experience in the online advertising sector of the global travel industry. Mr. Kaufer also possesses strategic planning, risk management and governance skills gained through his executive and director roles with several other companies.

Jay C. Hoag Age: 62 Director Since: 2018 Committee Memberships: Compensation Section 16

Mr. Hoag co-founded Technology Crossover Ventures, a private equity and venture capital firm, in 1995 and continues to serve as a founding General Partner. Mr. Hoag serves on the Boards of Directors of the following public companies:  Electronic Arts Inc.; Netflix, Inc.; Peloton Interactive, Inc.; and Zillow Group, Inc. Mr. Hoag also serves on the board of directors of several private companies. Previously, Mr. Hoag has served on the board of directors of numerous other public and private companies. Mr. Hoag also serves on the Board of Trustees of Northwestern University and Vanderbilt University and the Investment Advisory Board of the University of Michigan.  Mr. Hoag holds an M.B.A. from the University of Michigan and a B.A. from Northwestern University.

Board Membership Qualifications

As a venture capital investor, Mr. Hoag brings strategic insights and extensive financial experience to our Board. He has evaluated, invested in and served as a board and committee member of numerous companies, both public and private, and is familiar with a full range of corporate and board functions. His many years of experience helping companies shape and implement strategy provide our Board with unique perspectives on matters such as risk management, corporate governance, talent selection and leadership development.

Betsy L. Morgan Age: 52 Director Since: 2019 Committee Memberships: Compensation - Chair Section 16 - Chair

Ms. Morgan is currently the co-founder of Magnet Companies, a private equity-backed company focused on media and commerce, and an associate professor at Columbia Business School and Columbia College. From February 2016 to July 2018, Ms. Morgan served as an Executive in Residence of LionTree, an advisory and merchant bank firm specializing in technology and media. From January 2011 to July 2015, Ms. Morgan was the CEO of TheBlaze, an early multi-platform and direct-to-consumer news and entertainment company. Prior to TheBlaze, Ms. Morgan was the CEO of The Huffington Post. Ms. Morgan currently serves on the board of directors of the following privately-held companies: Trusted Media Brands, Cox Media Group, Chartbeat and TheSkimm. Ms. Morgan has an M.B.A from Harvard Business School and a B.A. in Political Science and Economics from Colby College, where she served as a member of the Board of Trustees for eight years. She is also a contributor to Riptide, an oral history of journalism and digital innovation created by Harvard’s Shorenstein Center on Media, Politics and Public Policy.

Board Membership Qualifications

Ms. Morgan has extensive experience leading digital media, subscription and original content businesses. This experience will benefit Tripadvisor and its stockholders as we continue to execute on our strategy. Her financial background, investment knowledge and Board experience also make her an excellent addition to the Board, able to provide valuable insight and advice.

M. Greg O’Hara Age: 55 Director Since: 2020 Committee Memberships: None

Mr. O’Hara founded Certares Management LLC in 2012 and serves as its Senior Managing Director, as the Head of its Investment Committee and as a member of its Management Committee. Mr. O’Hara serves as the Executive Chairman of American Express Global Business Travel, as the Vice Chairman of the Liberty TripAdvisor Holdings board of directors and as a director of The Innocence Project, World Travel & Tourism Council and Certares Holdings LLC. Prior to forming Certares Management LLC, Mr. O’Hara served as Chief Investment Officer of JPMorgan Chase’s Special Investments Group and as a Managing Director of One Equity Partners, the private equity arm of JPMorgan. Mr. O’Hara also served as Executive Vice President and a director of Worldspan. Mr. O’Hara received his Master of Business Administration degree from Vanderbilt University.

Board Membership Qualifications

Mr. O’Hara’s extensive background in investment analysis and management and his particular expertise in the travel industry contribute to our Board’s evaluation of investment and financial opportunities and strategies and strengthen our board’s collective qualifications, skills and attributes.

Jeremy Philips Age: 48 Director Since: 2011 Committee Memberships: Audit

Mr. Philips has been a general partner of Spark Capital since May 2014.  From January 2012 until May 2014, Mr. Philips invested in private technology companies.  From June 2010 to January 2012, Mr. Philips served as the Chief Executive Officer of Photon Group Limited, a holding company listed on the Australian Securities Exchange. From July 2004 to March 2010, Mr. Philips held various positions of increasing responsibility with News Corporation, most recently as an Executive Vice President in the Office of the Chairman.  Before joining News Corporation, among other roles, Mr. Philips was co-founder and Vice-Chairman of ecorp, a publicly traded Internet holding company.  Mr. Philips serves on the board of directors of Affirm Holdings, Inc. and several private Internet companies.  He is an adjunct professor at Columbia Business School and holds a B.A. and LL.B. from the University of New South Wales and an MPA from the Harvard Kennedy School of Government.

Board Membership Qualifications

Mr. Philips has significant strategic and operational experience acquired through his service as Chief Executive Officer and other executive-level positions. He also possesses a high level of financial literacy and expertise regarding mergers, acquisitions, investments and other strategic transactions as well as an extensive background in the Internet industry.

Albert E. Rosenthaler Age: 61 Director Since: 2016 Committee Memberships: None

Mr. Rosenthaler has served as Chief Corporate Development Officer of LMC, Qurate, LTRIP and LBC since October 2016, and GCI Liberty, Inc. since March 2018.  He previously served as Chief Corporate Development Officer of Liberty Expedia Holdings, Inc. from October 2016 to July 2019 and Chief Tax Officer of LMC, Qurate, LTRIP and LBC from January 2016 to September 2016, and Liberty Expedia Holdings, Inc. from March 2016 to September 2016.  Prior to that, Mr. Rosenthaler served as a Senior Vice President of LMC (including its predecessor) from May 2007 to December 2015, Qurate (including its predecessors) from April 2002 to December 2015, LTRIP from July 2013 to December 2015 and LBC from June 2014 to December 2015.  Mr. Rosenthaler has also served on the board of directors of LTRIP since August 2014.  He is a graduate of Olivet College (B.A.) and University of Illinois (M.A.S.).

Board Membership Qualifications

Mr. Rosenthaler has significant executive and financial experience gained through his service as an executive officer of Qurate and LMC for many years and as a partner of a major national accounting firm for more than five years prior to joining LMC. Mr. Rosenthaler brings a unique perspective to our Board, focused in particular on the areas of tax management, mergers and acquisitions and financial structuring. Mr. Rosenthaler’s perspective and expertise assist the Board in developing strategies that take into consideration the application of tax laws and capital allocation.

Trynka Shineman Blake Age: 47 Director Since: 2019 Committee Memberships: Audit

Ms. Shineman currently serves on the board of directors of Ally Financial, Inc., a leading digital financial services company currently traded on the New York Stock Exchange, and serves as a member of the Audit and Digital Transformation Committees. Ms. Shineman also serves on the board of directors of SEMRush, an online visibility and content marketing SaaS business that helps marketers do their job more effectively, and serves as chair of the Nominations and Governance Committee. She is also a member of the Board of Trustees of the Mass Technology Leadership Council. From March 2004 through February 2019, Ms. Shineman held positions of increasing responsibility with Cimpress N.V., and most recently was the Chief Executive Officer of its Vistaprint business. Ms. Shineman has an M.B.A from Columbia Business School and a B.A. in Psychology from Cornell University.

Board Membership Qualifications

Ms. Shineman has many years of experience with customer-focused businesses and with digital transformations.  She has extensive experience helping companies develop a deep understanding of customer needs and shaping the organization around those needs.  She will be able to provide the Board and management with important insight and counsel as Tripadvisor improves its platform to provide its users a better and more inspired travel planning experience.

Jane Jie Sun Age: 52 Director Since: 2020 Committee Memberships: None

Jane Jie Sun (孙洁) has served as the chief executive officer of Trip.com, as well as a member of the board of directors, since November 2016. Prior to that, she was a co-president since March 2015, chief operating officer since May 2012, and chief financial officer from 2005 to 2012. Ms. Sun is a member of the JPMorgan Asian Advisory Board, vice chair of the World Travel and Tourism Council, co-chair of the Development Advisory Board of University of Michigan and Shanghai Jiao Tong University Joint Institute, and a board member and Business Leaders Group Committee member of Business China established by Singapore’s Founding Prime Minister Mr. Lee Kuan Yew. Ms. Sun received her Bachelor’s degree in Science in Accounting from the business school of the University of Florida in August 1992 with high honors. She also obtained her LL.M. degree from Peking University Law School in July 2010. Ms. Sun has been a director MakeMyTrip Limited (Nasdaq: MMYT) since August 2019 and a director of iQIYI, Inc. (Nasdaq: IQ) since June 2018.

Board Membership Qualifications

Ms. Sun has significant financial and business experience operating and managing online travel businesses as well as mergers and acquisitions and financial reporting. She provides our board with leadership perspective on the operation and management of large companies operating in the travel space. As a female CEO in China's high-tech industry, Ms. Sun has made it her mission to empower women to achieve balance and success in both their career and family lives and is a strong advocate for gender equality.

Robert S. Wiesenthal Age: 54 Director Since: 2011 Committee Memberships: Audit – Chair

Since July 2015, Mr. Wiesenthal has served as founder and Chief Executive Officer of Blade Urban Air Mobility, Inc., a technology enabled short-distance aviation company and the largest arranger of helicopter flights in and out of city centers in the U.S.  From January 2013 to July 2015, Mr. Wiesenthal served as Chief Operating Officer of Warner Music Group Corp., a leading global music conglomerate. From 2000 to 2012, Mr. Wiesenthal served in various senior executive capacities with Sony Corporation, most recently as Executive Vice President and Chief Financial Officer of Sony Corporation of America.  Prior to joining Sony, from 1988 to 2000, Mr. Wiesenthal served in various capacities with Credit Suisse First Boston, most recently as Managing Director, Head of Digital Media and Entertainment.  Mr. Wiesenthal previously served on the board of directors of Starz. Mr. Wiesenthal has a B.A. from the University of Rochester.

Board Membership Qualifications

Mr. Wiesenthal possesses extensive strategic, operational and financial experience, gained through his wide range of service in executive-level positions with a strong focus on networked consumer electronics, entertainment, and digital media. He also has a high degree of financial literacy and expertise regarding mergers, acquisitions, investments and other strategic transactions.

All of our nominees also have extensive management experience in complex organizations. In addition to the information presented regarding each nominee’s specific experience, qualifications, attributes and skills that led the Board to the conclusion that he or she should be nominated as a director, each nominee has proven business acumen and an ability to exercise sound judgment, as well as a commitment to Tripadvisor and its Board as demonstrated by each nominee’s past service. The Board considered the Nasdaq requirement that Tripadvisor’s Audit Committee be composed of at least three independent directors, as well as specific Nasdaq and U.S. Securities and Exchange Commission (“SEC”) requirements regarding financial literacy and expertise.

Required Vote

Election of Mmes. Morgan and Sun and Messrs. Maffei, Hoag, Kaufer, O’Hara and Rosenthaler as directors requires the affirmative vote of a plurality of the total number of votes cast by the holders of shares of Tripadvisor common stock and Class B common stock, present in person or represented by proxy, voting together as a single class.  Election of Ms. Shineman and Messrs. Philips and Wiesenthal as directors requires the affirmative vote of a plurality of the total number of votes cast by the holders of shares of Tripadvisor common stock, present in person or represented by proxy, voting together as a separate class.

We ask our stockholders to vote in favor of each of the director nominees.  Valid proxies received pursuant to this solicitation will be voted in the manner specified.  With respect to the election of directors, you may vote “FOR” or “WITHHOLD”.  Where no specification is made, it is intended that the proxies received from stockholders will be voted FOR the election of the director nominees identified. Votes withheld and broker non-votes will have no effect because approval by a certain percentage of voting stock present or outstanding is not required.

THE BOARD RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE ELECTION OF EACH OF THE NOMINEES FOR DIRECTOR NAMED ABOVE.

CORPORATE GOVERNANCE

Corporate Governance Highlights

We are a “controlled company” as defined under the Nasdaq Stock Market Listing Rules (the “Nasdaq Rules”).  As such, we are exempt from certain requirements for public companies under the Nasdaq Rules; however, the Company’s Board of Directors endeavors to conduct itself and to manage the Company in a way that best serves all of the Company’s stockholders.  We strive to maintain the highest governance standards in our business and our commitment to effective corporate governance is illustrated by the following practices:

•	Chairman of the Board separate from the CEO;
•	All three Audit Committee members are independent and “financial experts”;
•	Board review of enterprise risk management and related policies, processes and controls, with Board Committees exercising oversight for risk matters within their purview;

•	Direct access and regular communication between Board and members of senior management;
•	Board, committee, and individual director evaluation process;
•	Actively seek qualified women and underrepresented minorities for every open Board seat;
•	Stock ownership guidelines for directors and executive officers;
•	Clawback policy in our executive compensation program;
•	Comprehensive insider trading policy that also prohibits hedging and pledging transactions of our stock by directors or employees.

In addition, please note the summary information below regarding our Board of Directors:

BOARD INDEPENDENCE

70%
Independent
Independent (7)
Non-Independent (3)

85% of S&P 500 directors are independent

GENDER DIVERSITY

30%
Female
Female (3)
Male (7)

28% of S&P 500 directors are female

BOARD TENURE

5.2
Avg years of tenure
< 3 years (4)
3-5 years (2)
> 5 years (4)

7.9 years is the average tenure of S&P 500 boards

DIRECTOR AGE

54.8
Avg director age
60-62 years (3)
50-59 years (5)
47-50 years (2)

63 years is the average age of S&P 500 directors

Board of Directors

Director Qualifications, Skills and Experiences

The Board believes that a complementary mix of diverse qualifications, skills, attributes and experiences will best serve our Company and our stockholders. Our Board, like the Company, is committed to a policy of inclusiveness and diversity. As a result, our Board is comprised of a diverse group of individuals whose previous experience, financial and business acumen, personal ethics and dedication to our company benefit the Company and our stockholders.  The specific experience and qualifications of each of our Board members are set forth above. Below is a summary of some of the attributes, skills and experience of our director nominees:

Director Diversity

In case of a Board vacancy or if the Board elects to increase its size, determinations regarding the eligibility of director candidates are made by the entire Board, which considers the candidate’s qualifications as to skills and experience in the context of the needs of the Board and our stockholders. When seeking new Board candidates, the Board is committed to including members of historically underrepresented groups (including individuals who identify as women, LGBTQ+ and members of historically underrepresented ethnic and racial groups) in the pool of candidates from which the Board nominees are chosen.

Director Independence

Under the Nasdaq Rules the Board has a responsibility to make an affirmative determination that those members of the Board who serve as independent directors do not have any relationships that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. In connection with these independence determinations, the Board reviews information regarding transactions, relationships and arrangements relevant to independence, including those required by the Nasdaq Rules. This information is obtained from director responses to questionnaires circulated by management, as well as our records and publicly available information. Following this determination, management monitors those transactions, relationships and arrangements that were relevant to such determination, as well as solicits updated information potentially relevant to independence from internal personnel and directors, to determine whether there have been any developments that could potentially have an adverse impact on the Board’s prior independence determination.

Based on the information provided by each director concerning his or her background, employment and affiliations and upon review of this information, our Board previously determined that each of Mmes. Shineman, Morgan and Sun and Messrs. Hoag, Philips, O’Hara and Wiesenthal do not have a relationship that should interfere with the exercise of independent judgment in carrying out the responsibilities of a director and that each of these directors is an “independent director” as defined under the applicable rules and regulations of the SEC and Nasdaq. In making its independence determinations, the Board considered the applicable legal standards and any relevant transactions, relationships or arrangements. In addition to the satisfaction of the director independence requirements set forth in the NASDAQ Rules, members of the Audit Committee and Compensation Committees also satisfied separate independence requirements under the current standards imposed by the SEC and the Nasdaq Rules for audit committee members and by the SEC, Nasdaq Rules and the Internal Revenue Service for compensation committee members.  At the first meeting of the Board following the Annual Meeting, the Board intends to conduct a review of director independence and to designate the members of the Board to serve on each of the committees and the Chair of each of the committees for the directors’ term.

Controlled Company Status

As of the record date, LTRIP beneficially owned 16,445,894 shares of our common stock and 12,799,999 shares of our Class B common stock, which shares constitute 13.3% of the outstanding shares of common stock and 100% of the outstanding shares of Class B common stock, respectively. Assuming the conversion of all of LTRIP’s shares of Class B common stock into common stock, LTRIP would beneficially own 21.4% of the outstanding common stock. Because each share of Class B common stock is entitled to ten votes per share and each share of common stock is entitled to one vote per share, LTRIP may be deemed to beneficially own equity securities representing approximately 57.3% of our voting power. LTRIP has filed a Statement of Beneficial Ownership on Schedule 13D with respect to its Tripadvisor holdings and related voting arrangements with the SEC.

The Nasdaq Rules exempt “controlled companies,” or companies of which more than 50% of the voting power is held by an individual, a group or another company, such as Tripadvisor, from certain governance requirements under the Nasdaq Rules. On this basis, Tripadvisor is relying on the exemption for controlled companies from certain requirements under the Nasdaq Rules, including, among others, the requirement that the Compensation Committees be composed solely of independent directors and certain requirements relating to the nomination of directors.

Board Leadership Structure

Mr. Maffei serves as the Chairman of the Board, and Mr. Kaufer serves as President and Chief Executive Officer of Tripadvisor. The roles of Chief Executive Officer and Chairman of the Board are currently separated in recognition of the differences between the two roles. This leadership structure provides us with the benefit of Mr. Maffei’s oversight of Tripadvisor’s strategic goals and vision, coupled with the benefit of a full-time Chief Executive Officer dedicated to focusing on the day-to-day management and continued growth of Tripadvisor and its operating businesses. We believe that it is in the best interests of our stockholders for the Board to make a determination regarding the separation or combination of these roles each time it elects a new Chairman or Chief Executive Officer based on the relevant facts and circumstances applicable at such time.

Independent members of the Board chair our Audit Committee, Compensation Committee and Section 16 Committee.

Meeting Attendance

The Board met thirteen times in 2020 and acted by written consent two times. During such period, each member of the Board attended at least 75% of the meetings of the Board and the Board committees on which they served, with the exception of Jay Hoag. The independent directors meet in regularly scheduled sessions, typically before or after each Board meeting, without the presence of management. We do not have a lead independent director or any other formally appointed leader for these sessions. Directors are encouraged but not required to attend annual meetings of Tripadvisor stockholders. All of the incumbent directors who were directors at the time have historically attended the annual meetings of stockholders.

Committees of the Board of Directors

The Board has the following standing committees: the Audit Committee, the Compensation Committee, the Section 16 Committee and the Executive Committee. The Audit, Compensation and Section 16 Committees operate under written charters adopted by the Board. These charters are available in the “Corporate Governance” section of the Investor Relations page of Tripadvisor’s corporate website at ir.Tripadvisor.com. At each regularly scheduled Board meeting, the Chairperson of each committee provides the full Board with an update of all significant matters discussed, reviewed, considered and/or approved by the relevant committee since the last regularly scheduled Board meeting. The membership of our Audit, Compensation and Section 16 Committees ensures that directors with no direct ties to Company management are charged with oversight for all financial reporting and executive compensation related decisions made by Company management.

The following table sets forth the current members of the Board and the members of each committee of the Board. At the first meeting of the Board following the Annual Meeting, the Board intends to conduct a review of director independence and to designate the members of the Board to serve on each of the committees and the Chair of each of the committees for the directors’ term.

Name	Audit Committee	Compensation Committee	Section 16 Committee	Executive Committee
Greg Maffei	—	X	—	X
Trynka Shineman Blake	X	—	—	—
Jay C. Hoag	—	X	X	—
Stephen Kaufer	—	—	—	X
Betsy L. Morgan	—	Chair	Chair	—
Jeremy Philips	X	—	—	—
M. Greg O'Hara	—	—	—	—
Albert Rosenthaler	—	—	—	—
Jane Sun	—	—	—	—
Robert S. Wiesenthal	Chair	—	—	—

Audit Committee

The Audit Committee of the Board currently consists of three directors: Ms. Blake and Messrs. Philips, and Wiesenthal. Mr. Wiesenthal is the Chairman of the Audit Committee.  Each Audit Committee member satisfies the independence requirements under the current standards imposed by the rules of the SEC and Nasdaq. The Board has determined that each of Ms. Blake and Messrs. Philips and Wiesenthal is an “audit committee financial expert,” as such term is defined in the regulations promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

The Audit Committee is appointed by the Board to assist the Board with a variety of matters discussed in detail in the Audit Committee charter, including monitoring:

-the integrity of our accounting, financial reporting and public disclosures process,

-our relationship with our independent registered public accounting firm, including qualifications, performance and independence,

-the performance of our internal audit department, and

-our compliance with legal and regulatory requirements.

The formal report of the Audit Committee with respect to the year ended December 31, 2020, is set forth in the section below titled “Audit Committee Report.”  The Audit Committee met seven times in 2020.

Compensation Committee

The Compensation Committee currently consists of three directors:  Messrs. Hoag and Maffei and Ms. Morgan, with Ms. Morgan serving as the Chairperson of the Compensation Committee. Each member of the Compensation Committee is an “outside director” for purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”). With the exception of Mr. Maffei, each member is an “independent director” as defined by the Nasdaq Rules.  No member of the Compensation Committee is an employee of Tripadvisor.

The Compensation Committee is responsible for:

-designing and overseeing compensation with respect to our executive officers, including salary matters, bonus plans and stock compensation plans;

-administrating our stock plans, including approving grants of equity awards but excluding matters governed by Rule 16b-3 under the Exchange Act (which are handled by the Section 16 Committee described below); and

- periodically reviewing and approving compensation of the members of our Board.

A description of our policies and practices for the consideration and determination of executive compensation is included in the section below titled “Compensation Discussion and Analysis.” The Compensation Committee met six times in 2020 and acted by written consent three times.

Section 16 Committee

The Section 16 Committee currently consists of two directors: Mr. Hoag and Ms. Morgan, with Ms. Morgan serving as the Chairperson of the Section 16 Committee. Each member is an “independent director” as defined by the Nasdaq Rules and satisfies the definition of “non-employee director” for purposes of Section 16 of the Exchange Act.

The Section 16 Committee is authorized to exercise all powers of the Board with respect to matters governed by Rule 16b-3 under the Exchange Act, including approving grants of equity awards to Tripadvisor’s executive officers. The Section 16 Committee met six times in 2020 and acted by written consent three times.

In this Proxy Statement, we refer to the Compensation Committee and Section 16 Committee collectively as the “Compensation Committees.”

Executive Committee

The Executive Committee currently consists of two directors:  Messrs. Kaufer and Maffei. The Executive Committee has the powers and authority of the Board, except for those matters that are specifically reserved to the Board under Delaware law or our organizational documents. The Executive Committee primarily serves as a means to address issues that may arise and require Board approval between regularly scheduled Board meetings. The following are some examples of matters that could be handled by the Executive Committee:

-oversight and implementation of matters approved by the Board (including any share repurchase program);

-administrative matters with respect to benefit plans, transfer agent matters, banking authority, formation of subsidiaries and other administrative items involving subsidiaries and determinations or findings under Tripadvisor’s financing arrangements; and

-in the case of a natural disaster or other emergency as a result of which a quorum of the Board cannot readily be convened for action, directing the management of the business and affairs of Tripadvisor during such emergency or natural disaster.

The Executive Committee met informally throughout 2020.

Risk Oversight

Assessing and managing the day-to-day risk of our business is the responsibility of Tripadvisor’s management. Our Board as a whole is responsible for oversight of our risk management efforts. Our Board is involved in risk oversight through direct decision-making authority with respect to significant matters and the oversight of management by the Board and its committees. The President and Chief Executive Officer; Chief Financial Officer and the Chief Legal Officer attend Board meetings and discuss operational risks with the Board, including risks associated with the geographies in which we operate or are considering operating. Management also provides reports and presentations on strategic risks to the Board. Among other areas, the Board is involved, directly or through its committees, in overseeing risks related to our overall corporate strategy, business continuity, cybersecurity and other technology risks, crisis preparedness and competitive and reputational risks.

The Board has delegated primary responsibility for oversight over certain risks to the Audit Committee and the Compensation Committees.  The committees of the Board execute their oversight responsibility for risk management as follows:

•

The Audit Committee has primary responsibility for discussing with management Tripadvisor’s major financial risks and the steps management has taken to monitor and control such risks. In fulfilling its responsibilities, the Audit Committee receives regular reports from, among others, the Chief Financial Officer, the Chief Legal Officer, the Chief Accounting Officer and Vice President of Tax as well as from representatives of information security, internal audit, the Company’s compliance committee and the Company’s independent auditors. The Audit Committee makes regular reports to the Board. In addition, Tripadvisor has, under the supervision of the Audit Committee, established procedures available to all employees for the anonymous and confidential submission of complaints relating to any matter to encourage employees to report questionable activities directly to our senior management and the Audit Committee. The Audit Committee also has primary responsibility for oversight over Tripadvisor’s significant business risks, including operational, data privacy and cybersecurity risks.

•	The Compensation Committees consider and evaluate risks related to our cash and equity-based compensation programs, policies and practices and evaluate whether our compensation programs encourage participants to take excessive risks that are reasonably likely to have a material adverse effect on Tripadvisor or our business. Consistent with SEC disclosure requirements, the Compensation Committees, working with management, have assessed the compensation policies and practices for our employees, including our executive officers, and have concluded that such policies and practices do not create risks that are reasonably likely to have a material adverse effect on Tripadvisor.

Ultimately, management is responsible for the day-to-day risk management process, including identification of key risks and implementation of policies and procedures to manage, mitigate and monitor risks. In fulfilling these duties, management conducts annually an enterprise and internal audit risk assessment and uses the results of these assessments in its risk management efforts. In addition, management has formed a Compliance Committee in connection with the implementation, management and oversight of a corporate compliance program to promote operational excellence throughout the entire organization in adherence with all legal and regulatory requirements and with the highest ethical standards.

Director Nominations

Given the ownership structure of Tripadvisor and our status as a “controlled company,” the Board does not have a nominating committee or other committee performing similar functions or any formal policy on director nominations. The Board does not have specific requirements for eligibility to serve as a director of Tripadvisor; however, the Board does consider, among other things, diversity when considering nominees to serve on our Board. We broadly construe diversity to mean diversity of opinions, perspectives, and personal and professional experiences and backgrounds, such as gender, race and ethnicity, as well as other differentiating characteristics. In evaluating candidates, regardless of how recommended, the Board considers a number of factors, including whether the professional and personal ethics and values of the candidate are consistent with those of Tripadvisor; whether the candidate’s experience and expertise would be beneficial to the Board in rendering service to Tripadvisor, including in providing a mix of Board members that represent diversity of backgrounds, perspectives and opinions; whether the candidate is willing and able to devote the necessary time and energy to the work of the Board; and whether the candidate is prepared and qualified to represent the best interests of Tripadvisor’s stockholders.

Pursuant to a Governance Agreement, LTRIP has the right to nominate a number of directors equal to 20% of the total number of the directors on the Board (rounded up to the next whole number if the number of directors on the Board is not an even multiple of five) for election to the Board so long as certain stock ownership requirements are satisfied. LTRIP has nominated Messrs. Maffei and O’Hara as nominees for 2021. Pursuant to a Governance Agreement entered into with Trip.com, Trip.com has a nomination right for one Board seat, subject to certain conditions, including Trip.com’s ownership of a minimum number of shares of Tripadvisor.  Trip.com has designated Jane Sun as its nominee to the Board.  The other nominees to the Board were recommended by the Chairman and then were considered and recommended by the entire Board.

The Board does not have a formal policy regarding the consideration of director candidates recommended by stockholders, as historically Tripadvisor has not received such recommendations.  However, the Board would consider such recommendations if made in the future.  Stockholders who wish to make such a recommendation should send the recommendation to Tripadvisor, Inc., 400 1st Avenue, Needham, Massachusetts 02494, Attention: Secretary. The envelope must contain a clear notation that the enclosed letter is a “Director Nominee Recommendation.” The letter must identify the author as a stockholder, provide a brief summary of the candidate’s qualifications and history and be accompanied by evidence of the sender’s stock ownership, as well as consent by the candidate to serve as a director if elected. Any director candidate recommendations will be reviewed by the Secretary and, if deemed appropriate, forwarded to the Chairman for further review. If the Chairman believes that the candidate fits the profile of a director nominee as described above, the recommendation will be shared with the entire Board.

Environmental, Social and Governance

We believe there’s good out there and when we travel we are reminded that the world is a friendly place, that people are generous, and that we share more in common with our fellow travelers than not. We strive to use our platform to not only help people around the world plan, book and experience their perfect trip but also to be an ally for social good, particularly on environmental, social and governance issues. At Tripadvisor, environmental, social and governance, or ESG, concerns encompass not only how we govern our business but also how we support our team (including through equity, diversity and inclusion), how we give back to our communities and how we minimize our environmental impacts.

People Practices

Tripadvisor is consistently rated one of the best places to work and recently earned a 100% on the Human Rights Campaign Foundation’s Corporate Equality Index for LGBTQ equality for the third consecutive year.

We believe a critical driver of our company’s success is our people. We are committed to identifying and developing talent to help our employees accelerate their growth and achieve their career goals. Our overall talent acquisition and retention strategy is designed to attract and retain diverse and qualified employees who will help us achieve our performance goals and ensure the success of the Company. We recruit the best people for the job without regard to gender, ethnicity or other protected characteristics.

We support and develop our employees through global training and development programs that build and strengthen employees’ leadership and professional skills. Leadership development includes programs for new leaders as well as programs designed to support more experienced leaders. We also partner with external training organizations to help provide current and future workers with the knowledge and skills they need to succeed.

Our equity, diversity and inclusion initiatives support our goal of championing the diverse identities, abilities, experiences, and voices of our employees, travelers, candidates, business partners, and industry peers.  We support inclusion in our workplace through both formal and informal training for individual contributors, people managers and senior leaders focused on increasing awareness, reducing bias and promoting inclusive leadership. We also support a global network of active Employee Resource Groups (ERGs) which offer a dedicated space to organize around shared experiences, identity, and interests. These groups create a sense of belonging through inclusive practices and programming that support personal, professional, and organizational growth.

The Company's management oversees various initiatives for talent acquisition, retention and development and provides regular reports to the Board of Directors.

Corporate Responsibility

Our global corporate responsibility program, an extension of our purpose, is currently focused on supporting responsible business practices in our operations and strengthening our community impact through philanthropy and  civic engagement. We believe in mobilizing our people, expertise, resources and community to tackle some of society’s most pressing humanitarian challenges. We recognize that by putting our purpose into action, we can have a positive impact on the communities we serve and help promote a world of understanding, empathy and care. For our users, we deliver innovative products and services to give them the confidence and freedom to create memorable experiences that will improve their own lives and the lives of those around them. For our employees, we emphasize a working environment and company culture that embraces diverse talents and unique perspectives, where colleagues feel valued as both individuals and members of the team. For stockholders, we are focused on increasing the fundamental value of our company and driving long-term stockholder value. For communities where we live and work, we are dedicated to improving individual well-being and strengthening families and communities.

The Company’s philanthropy is funded principally through the Tripadvisor Foundation. The Foundation’s focus is on harnessing connection and information to inspire civic engagement and support resiliency in areas affected by disasters and displacement. Through its signature commitment area of addressing the global displacement and refugee crisis, the Foundation has donated over $7 million dollars and forged close partnerships with the International Rescue Committee (IRC) and Mercy Corps, among other leading organizations. Since 2010, the Tripadvisor Foundation has invested more than $35 million in communities around the world.

Internally, our TripGives program aims to inspire and enable our employees to be active global citizens by supporting the causes they care about in communities around the world. Through our Give, Serve, Learn model we unite employees around pressing local and global issues and encourage them to lead community projects where they live and work.

The COVID-19 global pandemic has had a devastating impact on the travel and tourism sector, with the World Travel and Tourism Council forecasting that more than 100 million jobs in the industry around the world are at risk, representing a loss of over a third of all tourism-related jobs. Now, there is a critical need for a global reimagining of the international travel and tourism industry, as one of the world’s largest service sectors seeks to recover from an unprecedented shutdown. Harnessing the collective power of our partners at Travalyst and our platforms, we want to support the industry in building back, with more resilience by working alongside communities and destinations who are reliant on travel and tourism to ensure sustainability is part of their recovery efforts. Together, we have the opportunity to rebuild for a more balanced and equitable future.

In response to the COVID-19 pandemic, we launched multiple initiatives to support our hospitality partners including, but not limited to, a COVID-19 webinar series providing insights and content from industry experts, our Travel Safe initiative allowing hotel properties to share their safety measures in response to the pandemic as well as on our platforms providing travelers with up to date travel information on global destinations. This response also includes Foundation donations to World Central Kitchen and Restaurant Workers’ Community Foundation, matching donations to support COVID-19 relief efforts, among many other efforts.

Environmental Impact

We believe that we all have a responsibility to preserve and protect our planet and communities for generations to come.

Internally, over the last few years, we have invested in energy reduction and waste management strategies across the globe. From an energy / emission perspective we have performed LED upgrades in our two largest US offices (HQ and Boston) and in our London office. We have also reviewed and matched the central HVAC operations of our spaces to our actual occupancy schedule to minimize the amount of wasted run time on the central plants. In our global headquarters we have installed a cold aisle containment system to reduce the energy consumption related to cooling the space. From a waste management perspective, we have eliminated single use items like utensils, bowls, plates, etc. and replaced them with reusable options. We switched from a single serving style program to a bulk snacking / drinking program which has reduced the number of single serving wrappers and bottles going into the waste stream. In addition, we have installed an Anaerobic Digester in our global headquarters which has diverted over 40,000 pounds of food waste from the waste stream / landfills and generated over 4,000 gallons of clean water that is pumped into the sewer system.

In 2019, Tripadvisor, in partnership with Booking.com, Skyscanner, Trip.com Group, and Visa, founded Travalyst, a non-profit organization working to identify – and help bring about – the systemic changes needed in order for sustainable travel to be taken out of the niche and into the mainstream.  We believe that tourism can, and must, play a key role in achieving a sustainable future for our world.  We are committed to being a driving force that redefines what it means to travel, helping everyone explore our world in a way that protects both people and places, and secures a positive future for destinations and local communities for generations to come.

Communications with the Board

Stockholders who wish to communicate with the Board or a particular director may send such communication to Tripadvisor, Inc., 400 1st Avenue, Needham, Massachusetts 02494, Attention: Secretary. The mailing envelope must contain a clear notation indicating that the enclosed letter is a “Stockholder-Board Communication” or “Stockholder-Director Communication.” All such letters must identify the author as a stockholder, provide evidence of the sender’s stock ownership and clearly state whether the intended recipients are all members of the Board or certain specified directors. The Secretary will then review such correspondence and forward it to the Board, or to the specified director(s), if deemed appropriate. Communications that are primarily commercial in nature, that are not relevant to stockholders or other interested constituents or that relate to improper or irrelevant topics will generally not be forwarded to the Board or to the specified director(s).

PROPOSAL 2:

RATIFICATION OF APPOINTMENT OF

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Overview

The Audit Committee is directly responsible for the appointment, compensation, retention and oversight of the external accounting firm retained to audit the Company’s financial statements. The Audit Committee has retained KPMG LLP (“KPMG”) as Tripadvisor’s independent registered public accounting firm for the fiscal year ending December 31, 2021.

KPMG has served as Tripadvisor’s independent registered public accounting firm continuously since the audit of the Company’s financial statements for the fiscal year ended December 31, 2014.  In order to assure continuing auditor independence, the Audit Committee periodically considers whether there should be a regular rotation of the independent external audit firm.  The members of the Audit Committee and the Board believe that the continued retention of KPMG to serve as the Company’s independent external auditor is in the best interest of the Company and its investors.  A representative of KPMG is expected to be present at the Annual Meeting, and will be given an opportunity to make a statement if he or she so chooses and will be available to respond to appropriate questions.

If the stockholders fail to vote to ratify the appointment of KPMG, the Audit Committee will reconsider whether to retain KPMG and may retain that firm or another firm without resubmitting the matter to our stockholders. Even if stockholders vote on an advisory basis in favor of the appointment, the Audit Committee may, in its discretion, direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of Tripadvisor and our stockholders.

Required Vote

We ask our stockholders to ratify the appointment of KPMG as our independent registered public accounting firm for the fiscal year ending December 31, 2021. This proposal requires the affirmative vote of a majority of the voting power of our shares, present in person or represented by proxy, and entitled to vote thereon, voting together as a single class.  With respect to the ratification of KPMG, you may vote “FOR”, “AGAINST” or “ABSTAIN”.  Abstentions will be counted toward the tabulations of voting power present and entitled to vote on the ratification of the independent registered public accounting firm proposal and will have the same effect as votes against the proposal. Brokers have discretion to vote on the proposal for ratification of the independent registered public accounting firm.

THE BOARD RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” RATIFICATION OF THE APPOINTMENT OF KPMG LLP AS TRIPADVISOR’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2021.

Fees Paid to Our Independent Registered Public Accounting Firm

KPMG was Tripadvisor’s independent registered public accounting firm for the fiscal years ended December 31, 2020 and 2019.  The following table sets forth aggregate fees for professional services rendered by KPMG for the years ended December 31, 2020 and 2019.

	2020	2019
Audit Fees(1)	$2,411,613	$2,239,712
Tax Fees (2)	303,148	157,275
Other Fees (3)	2,730	2,730
Total Fees	$2,717,491	$2,399,717
(1)

Audit Fees include fees and expenses associated with the annual audit of our consolidated financial statements, statutory audits, review of our periodic reports, accounting consultations, review of SEC registration statements, report on the effectiveness of internal control, comfort letters, and consents and other services related to SEC matters.

(2)	Tax Fees include fees and expenses for tax compliance, tax planning, and tax advice.
(3)	Other Fees include accounting research software.

Audit and Non-Audit Services Pre-Approval Policy

The Audit Committee has responsibility for appointing, setting compensation of, retaining and overseeing the work of the independent registered public accounting firm. In recognition of this responsibility, the Audit Committee has adopted a policy governing the pre-approval of all audit and permitted non-audit services performed by Tripadvisor’s independent registered public accounting firm to ensure that the provision of such services does not impair the independent registered public accounting firm’s independence from Tripadvisor and our management. Unless a type of service to be provided by our independent registered public accounting firm has received general pre-approval from the Audit Committee, it requires specific pre-approval by the Audit Committee. The payment for any proposed non-audit services in excess of pre-approved cost levels requires specific pre-approval by the Audit Committee.

Pursuant to its pre-approval policy, the Audit Committee may delegate its authority to pre-approve services to one or more of its members, and it has currently delegated this authority to its Chairman, subject to a limit of $250,000 per approval. The decisions of the Chairman (or any other member(s) to whom such authority may be delegated) to grant pre-approvals must be presented to the full Audit Committee at its next scheduled meeting. The Audit Committee may not delegate its responsibilities to pre-approve services to Company management.

All of the audit-related and all other services provided to us by KPMG in 2020 and 2019 were approved by the Audit Committee by means of specific pre-approvals or pursuant to the procedures contained in the Company’s pre-approval policy.

The Audit Committee has considered the non-audit services provided by KPMG in 2020 and 2019, as described above, and believes that they are compatible with maintaining KPMG’s independence in the conduct of their auditing functions.

AUDIT COMMITTEE REPORT

Management has primary responsibility for our financial statements, reporting process and system of internal control over financial reporting. Tripadvisor’s independent registered public accounting firm is engaged to audit and express opinions on the conformity of our financial statements to generally accepted accounting principles, and the effectiveness of Tripadvisor’s internal control over financial reporting.

The Audit Committee serves as a representative of the Board and assists the Board in monitoring (i) the integrity of our accounting, financial reporting and public disclosures process, (ii) our relationship with our independent registered public accounting firm, including qualifications, performance and independence, (iii) the performance of our internal audit department; and (iv) our compliance with legal and regulatory requirements. In this context, the Audit Committee met seven times in 2020 and, among other things, took the following actions:

•	appointed KPMG as our auditors and discussed with the auditors the overall scope and plans for the independent audit and pre-approved all audit and non-audit services to be performed by KPMG;
•

reviewed and discussed with management and the auditors the audited consolidated financial statements for the year ended December 31, 2020, as well as our quarterly financial statements and interim financial information contained in each quarterly earnings announcement prior to public release;

•

discussed with the auditors the matters required to be discussed by the Public Company Accounting Oversight Board (“PCAOB”), and received all written disclosures and letters required by the applicable requirements of the PCAOB;

•

discussed with the auditors its independence from Tripadvisor and Tripadvisor’s management as well as considered whether the non-audit services provided by the auditors could impair its independence and concluded that such services would not;

•

reviewed and discussed with management and the auditors our compliance with the requirements of the Sarbanes-Oxley Act of 2002 with respect to internal control over financial reporting, together with management’s assessment of the effectiveness of our internal control over financial reporting and the auditors’ audit of internal control over financial reporting; and

•

regularly met with KPMG, with and without management present, to discuss the results of their examinations, including the integrity, adequacy and effectiveness of the accounting and financial reporting processes and controls.

Relying on the reviews and discussions referred to above, the Audit Committee recommended to the Board that the audited consolidated financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2020, and the Board approved such inclusion.

No portion of this Audit Committee Report shall be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, through any general statement incorporating by reference in its entirety the Proxy Statement in which this report appears, except to the extent that Tripadvisor specifically incorporates this report or a portion of it by reference. In addition, this report shall not be deemed to be “soliciting material” or “filed” under either the Securities Act or the Exchange Act.

Members of the Audit Committee:

Robert S. Wiesenthal (Chairman)

Trynka Shineman Blake

Jeremy Philips

PROPOSAL 3:

APPROVAL OF AMENDMENT NO. 1 TO THE TRIPADVISOR, INC. 2018 STOCK AND ANNUAL INCENTIVE PLAN

Proposal

The Board of Directors believes that stock options, restricted stock units and other stock-based incentive awards can play an important role in the success of Tripadvisor by encouraging and enabling our employees, officers, non-employee directors and consultants, upon whose judgment, initiative and efforts we largely depend for the success of our business, to acquire a proprietary interest in Tripadvisor. The Board anticipates that providing such persons with a direct stake in the Company will assure a closer identification of the interests of such individuals with those of Tripadvisor and its stockholders, thereby stimulating their efforts on Tripadvisor’s behalf and strengthening their desire to remain with Tripadvisor.

The Board proposes and recommends that the Company’s stockholders approve Amendment No. 1 to the Company’s 2018 Stock and Annual Incentive Plan (the “2018 Plan”).  The primary purpose of the plan amendment is providing sufficient reserves of shares of our common stock to ensure our ability to continue to provide new hires, employees and management with equity incentives.  As of March 31, 2021, there were 6,294,403 shares of the Company’s common stock available for issuance under the 2018 Plan.  If the Plan Amendment is approved, the number of shares reserved and available for issuance under the 2018 Plan would be 16,294,403.

Historical Burn Rate and Expected Duration

We are committed to managing the use of our equity incentives prudently to balance the benefits that equity compensation brings to our equity compensation programs against the dilution it causes our stockholders.  As a result, as part of our analysis when considering the number of shares to be reserved under the 2018 Plan, we reviewed key metrics that are typically used to evaluate such proposed increases.  One such metric considered was our “burn rate” calculation in order to quantify how quickly we use our stockholder capital.  Over the last three years, Tripadvisor has had an average unadjusted gross burn rate of 4.2% and an average adjusted burn rate of 6.0%. The adjusted burn rate assumes a 1.5x weighting for grants of restricted stock units, or RSUs.

As a result, we currently expect that, assuming approval of the plan amendment, the proposed share reserve under the 2018 Plan will be sufficient for currently-anticipated awards through 2024.  Expectations regarding future share usage could be impacted by a number of factors including but not limited to, hiring and promotion activity; the rate at which shares are returned to the 2018 Plan reserve upon the expiration, forfeiture and net share settlement of awards; the future performance of our stock price; terms of any potential future acquisitions and other factors.  While we believe that the assumptions we used are reasonable, future share usage may differ from current expectations.

Description of the 2018 Plan

A summary of the material terms of the 2018 Plan, as amended by the plan amendment, is set forth below.  The description of the 2018 Plan is intended to be a summary only. The summary is qualified in its entirety by the full text of the plan amendment which is attached hereto as Appendix A and, for convenience, the 2018 Plan attached hereto as Appendix B.

Some of the material features of the 2018 Plan are as follows:

•	The total number of shares of common stock available for issuance under the 2018 Plan will be 16,294,403.
•

Shares of common stock underlying awards that are forfeited, cancelled or otherwise terminated and shares tendered or held back for taxes or to cover the exercise price of options under the 2018 Plan and the 2018 Plan will be added back to the reserve pool under the 2018 Plan.  Shares of common stock repurchased on the open market will not be added back to the shares available for issuance under the 2018 Plan.

•	Based on current grant practices, we currently expect that the 2018 Plan will provide the Compensation Committees with sufficient shares for grants through 2024.
•	The 2018 Plan does not allow for acceleration of equity awards solely upon a change in control (also known as a “single trigger”).
•	Stock options and stock appreciation rights may not be repriced in any manner without stockholder approval.
•	The 2018 Plan provides that, during any calendar year, the maximum value of awards made under the 2018 Plan and cash fees paid to any non-employee director shall not exceed $1,000,000.
•	Any material amendment to the 2018 Plan is subject to approval of our stockholders.
•	Unless sooner terminated, the 2018 Plan carries a 10-year term and will expire on June 21, 2028.

Plan Administration.    The 2018 Plan is administered by the Compensation Committees. The Compensation Committees have full power to select, from among the individuals eligible for awards, the individuals to whom awards will be granted, to make any combination of awards to participants, and to determine the specific terms and conditions of each award, subject to the provisions of the 2018 Plan. The Compensation Committees may delegate to an officer of Tripadvisor the authority to grant awards to employees who are not subject to the reporting and other provisions of Section 16 of the Exchange Act, subject to certain limitations and guidelines.

Eligibility.    Persons eligible to participate in the 2018 Plan are the directors, officers, employees, and consultants of Tripadvisor and its subsidiaries or affiliates as selected from time to time by the Compensation Committees in their discretion. Approximately 2,600 individuals are currently eligible to participate in the 2018 Plan, which includes five executive officers and nine non-employee directors.

Plan and Individual Limits.    No more than 7,000,000 shares in the aggregate may be issued in the form of incentive stock options.  The 2018 Plan provides that the value of awards under the 2018 Plan and all other compensation paid by the Company to any non-employee director in any calendar year shall not exceed $1,000,000.

Types of Awards. The 2018 Plan allows for the grant of different types of awards including, but not limited to, options, stock appreciation rights, restricted stock, restricted stock units, other stock-based awards and bonus awards.

•

Stock Options.    The 2018 Plan permits the granting of (1) options to purchase common stock intended to qualify as incentive stock options under Section 422 of the Code and (2) non-qualified stock options that do not so qualify.  To qualify as incentive stock options, options must meet additional federal tax requirements, including a $100,000 limit on the value of shares subject to incentive stock options that first become exercisable by a participant in any one calendar year. Options granted under the 2018 Plan will be non-qualified options if they fail to qualify as incentive stock options under Section 422 of the Code or exceed the annual limit on incentive stock options. The exercise price of each option will be determined by the Compensation Committees but may not be less than 100% of the fair market value of the common stock on the grant date. The term of each option will be fixed by the Compensation Committees and may not exceed ten years from the date of grant. Incentive stock options may only be granted to employee participants, and non-qualified stock options may be granted to any persons eligible to receive incentive stock options, including non-employee directors and consultants. The exercise price of each option will be determined by the Compensation Committees but may not be less than 100% of the fair market value of the common stock on the date of grant. Fair market value for this purpose will be the last reported sale price of the shares of Tripadvisor common stock on NASDAQ on the date immediately preceding the grant date. The exercise price of an option may not be reduced after the date of the option grant, other than to appropriately reflect changes in our capital structure in accordance with the terms of the 2018 Plan.

Options may be exercisable in installments and the exercisability of options may be accelerated by the Compensation Committees. Upon exercise of options, the exercise price must be paid in full by certified or bank check or other instrument acceptable to the Compensation Committees or, if authorized at the time the option is granted, by delivery (or attestation to the ownership) of shares of common stock that are beneficially owned by the optionee. In addition, the Compensation Committees may permit options to be exercised using a net exercise feature which reduces the number of shares issued to the optionee by the number of shares with a fair market value equal to the exercise price.

•

Stock Appreciation Rights.    The Compensation Committees may award tandem or free-standing stock appreciation rights, subject to such conditions and restrictions as the Compensation Committees may determine. Stock appreciation rights entitle the recipient to shares of common stock, or cash, equal to the value of the appreciation in the stock price over the exercise price. The exercise price may not be less than the fair market value of the common stock on the date of grant and the term shall not exceed ten years from the grant date. The terms of the stock appreciation right (including whether the payment is made in common stock or cash) shall be determined by the Compensation Committees.

•

Restricted Stock.    The Compensation Committees may award shares of common stock to participants, subject to such conditions and restrictions as the Compensation Committees may determine. These conditions and restrictions may include continued employment with TripAdvisor through a specified vesting period and/or the achievement of certain performance goals.

•

Restricted Stock Units.    The Compensation Committees may award restricted stock units to any participant. These units are ultimately payable in the form of shares of common stock, cash, or a combination of both and may be subject to such conditions and restrictions as the Compensation Committees may determine. As with restricted stock, these conditions and restrictions may include continued employment with TripAdvisor through a specified vesting period and/or the achievement of certain performance goals.

•

Other Stock-Based Awards.    The Compensation Committees may grant awards of common stock or other awards that are valued in whole or in part by reference to or are otherwise based upon or settled in common stock, including without limitation unrestricted stock, performance units, dividend equivalents and convertible debentures. Dividend equivalents granted to participants entitle the recipient to receive credits for dividends that would be paid if the recipient had held specified shares of common stock. Dividend equivalents granted as a component of another award subject to performance and/or time vesting may be paid only if the related award becomes vested and will be forfeited if the related award is forfeited.

•

Bonus Awards.    The Compensation Committees may grant bonuses under the 2018 Plan to participants. The bonuses may be payable in cash or common stock and may be subject to the achievement of certain performance goals.

Change in Control Provisions. The 2018 Plan provides that, unless otherwise specified in the applicable award agreement, upon the termination of employment of a participant serving in the position of Vice President or above within three months prior or 12 months following a change in control of the Company, other than for “cause” or “disability,” or by the participant for “good reason” (as all such terms are defined in the 2018 Plan, such termination, a “Qualifying Termination”), upon such termination date, any and all restricted stock and restricted stock units held by such participant will automatically vest and any and all stock options and stock appreciation rights held by such participant will automatically become fully exercisable and will remain exercisable until the later of (i) the last day on which such option or stock appreciation right is exercisable as specified in the applicable award agreement or (ii) the earlier of the first anniversary of the change in control and the expiration of the term of the option or stock appreciation right.  Upon such Qualifying Termination by a participant serving in the position of Vice President or above, the restrictions and conditions on all other awards will automatically be deemed waived. For the remaining participants, under such circumstances, only 50% of such participant’s outstanding equity awards will accelerate upon a Qualifying Termination.  In addition, the 2018 Plan provides that upon a participant’s death any and all restricted stock and restricted stock units held by such participant will automatically vest and any and all stock options and stock appreciation held by such participant will automatically become fully exercisable and will remain exercisable until the earlier of (i) the first anniversary of the date of such death and (ii) the expiration of the term of such award.

Prohibition on Repricing. Neither the Company nor the Compensation Committee has the right, without stockholder approval, to (i) grant to holders of outstanding stock options or stock appreciation rights, in exchange for the surrender and cancellation of such options or stock appreciation rights, (x) new options or stock appreciation rights having exercise or grant prices lower than the exercise or grant price provided for in the options or stock appreciation rights so surrendered or cancelled, or (y) another award or cash payment with a value that is greater than the intrinsic value (if any) of the cancelled option or stock appreciation right, or (ii) take any other action which is considered a “repricing” for purposes of the stockholder approval rules of any securities  exchange or inter-dealer quotation system on which the securities of the Company are listed or quoted.

Adjustments for Stock Dividends, Stock Splits, Etc. The 2018 Plan requires the Compensation Committees to make appropriate adjustments to the number of shares of common stock that are subject to the 2018 Plan, to certain limits in the 2018 Plan, and to any outstanding awards to reflect stock dividends, stock splits, extraordinary cash dividends and similar events.

Tax Withholding. Participants in the 2018 Plan are responsible for the payment of any federal, state or local taxes that TripAdvisor is required by law to withhold upon the exercise of options or stock appreciation rights or distributions of the stock after vesting for other awards. The minimum tax withholding obligations may be settled with common stock, including common stock that is part of the award that gives rise to the withholding requirement.

Amendments and Termination. The Board of Directors may at any time amend, alter or discontinue the 2018 Plan and the Compensation Committees may unilaterally amend the terms of any award, prospectively or retroactively. However, no such action may materially impair rights of a participant with respect to a previously granted award without the participant’s consent, except for such an amendment made to comply with applicable law (including without limitation Section 409A of the Code), stock exchange rules or accounting rules. In addition, no such amendment shall be made without stockholder approval to the extent such approval is required by applicable law or the listing standards of NASDAQ.

New Plan Benefits

Because the grant of awards under the 2018 Plan is within the discretion of the Compensation Committees and no determination has been made yet as to the awards, if any, that any eligible individuals will be granted in the future and no awards have been granted that are contingent on the approval of Amendment No. 1, the dollar value or number of shares of common stock that will in the future be received by or allocated to any participant pursuant to the 2018 Plan are not determinable at this time. Please see “Executive Compensation –Grants of Plan-Based Awards” which provides information on the equity awards granted to our named executive officers in 2020 under the 2018 Plan, and “Note 15 – Stock-Based Awards and Other Equity Instruments” in the notes to our consolidated financial statements in our 2020 Annual Report, which sets forth certain information with respect to all the awards granted during 2020 under the 2018 Plan (in each case, prior to the Company seeking stockholder approval of, and which were not contingent upon, Amendment No. 1).

In 2021, the Company currently expects to award each non-employee director restricted stock units as described in more detail under “Director Compensation” of this Proxy Statement. However, because future awards are in the sole discretion of the Compensation Committee, the number of shares subject to future awards could increase or decrease and the type and terms of the awards could change as well, all without the need for future shareholder approval.

Tax Aspects Under the Code

The following is a summary of the principal federal income tax consequences of certain transactions under the 2018 Plan. It does not describe all federal tax consequences under the 2018 Plan, nor does it describe state or local tax consequences.

Incentive Options. No taxable income is generally realized by the optionee upon the grant or exercise of an incentive option. If shares of common stock issued to an optionee pursuant to the exercise of an incentive option are sold or transferred after two years from the date of grant and after one year from the date of exercise, then (i) upon sale of such shares, any amount realized in excess of the option price (the amount paid for the shares) will be taxed to the optionee as a long-term capital gain, and any loss sustained will be a long-term capital loss, and (ii)  the Company will not be entitled to any deduction for federal income tax purposes. The exercise of an incentive option will give rise to an item of tax preference that may result in alternative minimum tax liability for the optionee.

If shares of common stock acquired upon the exercise of an incentive option are disposed of prior to the expiration of the two-year and one-year holding periods described above (a “disqualifying disposition”), generally (i) the optionee will realize ordinary income in the year of disposition in an amount equal to the excess (if any) of the fair market value of the shares of common stock at exercise (or, if less, the amount realized on a sale of such shares of common stock) over the option price thereof, and (ii) the Company will be entitled to deduct such amount. Special rules will apply where all or a portion of the exercise price of the incentive option is paid by tendering shares of common stock.

If an incentive option is exercised at a time when it no longer qualifies for the tax treatment described above, the option is treated as a non-qualified option. Generally, an incentive option will not be eligible for the tax treatment described above if it is exercised more than three months following termination of employment (or one year in the case of termination of employment by reason of disability). In the case of termination of employment by reason of death, the three-month rule does not apply.

Non-Qualified Stock Options. No income is realized by the optionee at the time the option is granted. Generally, (i) at exercise, ordinary income is realized by the optionee in an amount equal to the difference between the option price and the fair market value of the shares of common stock on the date of exercise, and we receive a tax deduction for the same amount; and (ii) at disposition, appreciation or depreciation after the date of exercise is treated as either short-term or long-term capital gain or loss depending on how long the shares of common stock have been held. Special rules will apply where all or a portion of the exercise price of the non-qualified option is paid by tendering shares of common stock. Upon exercise, the optionee will also be subject to Social Security taxes on the excess of the fair market value over the exercise price of the option.

Other Awards. The Company generally will be entitled to a tax deduction in connection with an award under the 2018 Plan in an amount equal to the ordinary income realized by the participant at the time the participant recognizes such income. Participants typically are subject to income tax and recognize such tax at the time that an award is exercised, vests or becomes non-forfeitable, unless the award provides for a further deferral.

Parachute Payments. The vesting of any portion of an option or other award that is accelerated due to the occurrence of a change in control may cause a portion of the payments with respect to such accelerated awards to be treated as “parachute payments” as defined in the Code. Any such parachute payments may be non-deductible to the Company, in whole or in part, and may subject the recipient to a non-deductible 20% federal excise tax on all or a portion of such payment (in addition to other taxes ordinarily payable). The Company does not intend to provide gross-ups for any such excise tax.

Limitation on Deductions.   Under Section 162(m) of the Code, no deduction is allowed in any taxable year of the Company for compensation in excess of $1 million paid to the Company’s “covered employees” as determined under Section 162(m) of the Code and applicable guidance.  Under Section 162(m) of the Code, the annual compensation paid to any of these covered employees, including awards that the Company grants pursuant to the 2018 Plan, whether performance-based or otherwise, will be subject to the $1 million annual deduction limitation.  Because of the elimination of the performance-based compensation exemption, it is possible that all or a portion of the compensation paid to covered employees in the form of equity grants under the 2018 Plan may not be deducible by the Company, to the extent that the annual deduction limitation is exceeded.

Equity Compensation Plan Information

The following table provides information as of December 31, 2020 regarding shares of common stock that may be issued under Tripadvisor’s equity compensation plans consisting of the 2018 Plan, the Viator, Inc. 2010 Stock Incentive Plan and the Deferred Compensation Plan for Non-Employee Directors.

	Equity Compensation Plan Information
Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights		Weighted Average exercise price of outstanding options, warrants and rights		Number of securities remaining available for future issuance under equity compensation plan (excluding securities reflected in column (a))
	(a)		(b)		(c)
Equity compensation plans approved by security holders	13,900,288	(1)	$46.31	(2)	8,363,884
Equity compensation plans not approved by security holders	N/A		N/A		N/A
Total	13,900,288		—		8,363,884

(1)

Includes (i) 5,614,802 shares of common stock issuable upon the exercise of outstanding options, of which 3,833 shares were granted pursuant to options under the Viator, Inc. 2010 Stock Incentive Plan, (ii) 8,111,547 shares of common stock issuable upon the vesting of RSUs, (iii) 173,939 shares of common stock issuable upon the vesting of MSUs (assuming target performance is achieved).

(2)	Since RSUs and MSUs do not have an exercise price, such units are not included in the weighted average exercise price calculation.

Required Vote

We ask our stockholders to approve the Amendment No. 1 to the Tripadvisor, Inc. 2018 Stock and Annual Incentive Plan. This proposal requires the affirmative vote of a majority of the voting power of the shares of TripAdvisor capital stock, present in person or represented by proxy, and entitled to vote thereon, voting together as a single class.

With respect to approval of Amendment No. 1 to the 2018 Plan, you may vote “FOR”, “AGAINST” or “ABSTAIN”.  Abstentions will only be counted toward the tabulations of voting power present and entitled to vote on Amendment No. 1 to the 2018 Plan proposal and will have the same effect as votes against the proposal.  Brokers do not have discretion to vote on the proposal to approve Amendment No. 1 to the 2018 Plan and broker non-votes will have no effect on the proposal.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” APPROVAL OF AMENDMENT NO. 1 TO THE TRIPADVISOR, INC. 2018 STOCK AND ANNUAL INCENTIVE PLAN.

PROPOSAL 4:

ADVISORY VOTE ON COMPENSATION OF NAMED EXECUTIVE OFFICERS

Overview

We are required to provide our stockholders with an opportunity to approve, on an advisory basis, the compensation of our named executive officers, or NEOs.  In recognition of the preference of our stockholders expressed at our 2018 annual meeting of stockholders, the Board holds “say on pay” advisory votes every three years.  Consistent with this practice and SEC rules, we are asking our stockholders to approve, on an advisory basis, the compensation of our NEOs as disclosed in this Proxy Statement.

Our Board, with the Compensation Committees and senior management, is committed to designing an effective compensation program and recognizes that our stockholders have an interest in our executive compensation policies and practices.  Our executive compensation program is designed to attract, retain and motivate highly skilled executives with the experience and acumen that management and the Compensation Committees believe are necessary to achieve our long-term business objectives. In addition, the executive compensation program is designed to reward short-term and long-term performance and to align the financial interests of executive officers with the interests of our stockholders by tying a significant portion of their compensation to our performance, thereby rewarding our executive officers for the creation of stockholder value.  We believe that the information provided in the “Executive Compensation” and “Compensation, Discussion and Analysis” sections of the proxy statement demonstrates that our executive compensation program has been designed appropriately and is working to ensure management’s interests are aligned with our shareholders’ interests to support long-term growth.

Our last advisory vote on the compensation of our NEOs was held at our 2018 annual meeting of stockholders.  At that meeting, stockholders representing approximately 72% of the votes cast on the NEO compensation proposal approved, on an advisory basis, the compensation of our NEOs as disclosed in our proxy statement for that meeting.  Since then, our Compensation Committee has made modifications to our executive compensation program specifically to address concerns raised by our stockholders, the recommendations of major proxy advisory firms, the practices of companies in our peer group and the views of our compensation consultant. We have adopted features and policies that we believe ensure promotion of stockholders’ interests and strong corporate governance, including, but not limited to, the following:

•	Greater portions of compensation that are incentive based, or “at-risk”, as described in more detail in the section entitled “Compensation Discussion and Analysis”;
•	Increased focus on structuring annual bonus and equity awards so that payouts are tied to the achievement of financial targets and strategic objectives;
•	Equity awards are subject to a “clawback” policy;
•	Robust executive stock ownership guidelines;
•

Amendment of our stock plan to prohibit acceleration of equity awards upon a “single trigger” and to provide for “double trigger” arrangements in our change in control provisions and severance arrangements;

•	A policy that prohibits hedging, or hedging against losses, of Tripadvisor securities; and
•	Provisions in our equity plans that prohibit repricing of stock options without stockholder approval.

We will continue to evaluate ways to ensure that our executive compensation programs compensate our NEOs for performance that furthers our business strategy and initiatives, competitive performance, sound corporate governance principles and stockholder value and return.  We will continue to seek to align our NEOs’ incentive compensation opportunities to the achievement of short-term and long-term performance objectives that are directly aligned with the interest of our stockholders.

Required Vote

We are asking for stockholder approval, on an advisory basis, of the compensation of our NEOs as disclosed in this Proxy Statement, which include the disclosures in the “Executive Compensation” and “Compensation Discussion and Analysis” sections, the compensation tables and the narrative discussion following the compensation tables. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our NEOs and the policies and practices described in this Proxy Statement.

Generally, approval of any matter presented to stockholders requires the affirmative vote of a majority of the voting power of the shares of our capital stock, present in person or represented by proxy, and entitled to vote thereon, voting together as a single class. This vote is advisory and therefore not binding on Tripadvisor, the Compensation Committees, or the Board. However, the Board and the Compensation Committees value the opinions Tripadvisor’s stockholders express in their votes and will review the voting results and take them into consideration as they deem appropriate when making future decisions regarding our executive compensation program.

With respect to the advisory vote on the compensation of our NEOs, you may vote “FOR”, “AGAINST” or “ABSTAIN”.  Abstentions will be counted toward the tabulations of voting power present and entitled to vote on this proposal and will have the same effect as votes against the proposal. Brokers do not have discretion to vote on the proposal regarding Tripadvisor’s executive compensation and broker non-votes will have no effect on the proposal.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” APPROVAL OF THE COMPENSATION OF TRIPADVISOR, INC.’S NAMED EXECUTIVE OFFICERS AS DISCLOSED IN THIS PROXY STATEMENT.

EXECUTIVE OFFICERS

Set forth below is certain background information, as of April 23, 2021, regarding Tripadvisor’s executive officers. There are no family relationships among directors or executive officers of Tripadvisor.

Name	Age	Position
Stephen Kaufer	58	Director, President and Chief Executive Officer
Ernst Teunissen	54	Chief Financial Officer and Chief Executive – Viator, The Fork, Viator and Cruise Critic;
Seth J. Kalvert	51	Chief Legal Officer and Secretary
Lindsay Nelson	36	Chief Experience and Brand Officer
Kanika Soni	42	Chief Commercial Officer

Refer to “Proposal 1:  Election of Directors” above for information about our President and Chief Executive Officer Stephen Kaufer.

Ernst Teunissen has served as Chief Financial Officer of Tripadvisor since November 2015 and as Chief Executive – Viator, TheFork and Cruise Critic since March 2021. From October 2009 to October 2015, Mr. Teunissen served in various capacities with Cimpress, N.V. (formerly known as Vistaprint, N.V.), most recently as Executive Vice President and Chief Financial Officer.  Before joining Cimpress, Mr. Teunissen was a founder and director of two corporate finance and management consulting firms: Manifold Partners from May 2007 through September 2009 and ThreeStone Ventures Limited from June 2003 through September 2009.  Mr. Teunissen began his career in investment banking, holding executive positions in the investment banking divisions of Morgan Stanley and Deutsche Bank. Mr. Teunissen holds an M.B.A. from the University of Oregon and a B.B.A. from Nijenrode University, The Netherlands School of Business.

Seth J. Kalvert has served as Chief Legal Officer and Secretary of Tripadvisor since August 2011. Mr. Kalvert also serves as Secretary and a director of The Tripadvisor Foundation, a private charitable foundation.  Prior to joining Tripadvisor, from March 2005 to August 2011, Mr. Kalvert held positions at Expedia, most recently as Vice President and Associate General Counsel. Prior to that, Mr. Kalvert worked at IAC/InterActiveCorp. Mr. Kalvert began his career as an associate at Debevoise & Plimpton, LLP, a New York law firm.  Mr. Kalvert also serves on the board of directors of Citizen Schools and as Secretary and a director of the Internet Association, an industry trade group.  Mr. Kalvert holds a J.D. from Columbia Law School and an A.B. from Brown University.

Lindsay Nelson has served as Chief Experience and Brand Officer of Tripadvisor LLC since January 2020 having previously served as President of Core Experiences of Tripadvisor LLC from November 2018 through January 2020.  From December 2014 through November 2018, Ms. Nelson served in roles of increasing responsibility for Vox Media, Inc., most recently as Chief Commercial Officer and, prior to that, Chief Marketing Officer.  Ms. Nelson also serves on the board of directors of Bonnier Corporation, one of the largest special-interest publishing groups in America.  Ms. Nelson holds a B.A. from the University of California, Los Angeles.

Kanika Soni has served as Chief Commercial Officer of Tripadvisor LLC since January 2020 having previously served as President of Hotels from April 2019 through December 2019.  From October 2016 through March 2019, Ms. Soni served as Senior Vice President and General Manager for Global eCommerce for The Walt Disney Company.  Prior to Disney, Ms. Soni held leadership positions at Tesla Motors, Gilt Groupe and McKinsey & Company. Ms. Soni holds an M.B.A. from the University of Chicago Booth School of Business and B.A. from Delhi University.

COMPENSATION DISCUSSION AND ANALYSIS

Executive Summary and 2020 Business Highlights

The Board has a Compensation Committee and a Section 16 Committee that together have primary responsibility for establishing the compensation of our named executive officers. We have a pay for performance philosophy that guides all aspects of our compensation decisions.  For example:

•	annual incentive compensation is structured so that payouts are tied to the achievement of financial targets;
•	certain long-term incentive compensation is structured so that target equity award values are linked to individual and business performance, while realized values are tied to our share price;
•	other long-term incentive compensation is designed to reward increasing stockholder value over the long-term;
•

the interests of our NEOs are aligned with those of our stockholders through the granting of a substantial portion of compensation in equity awards with key performance metrics and with multi-year vesting requirements; and

•

by combining a three- to four-year vesting period for equity awards with policies prohibiting hedging or pledging of such securities, a substantial portion of our executive’s compensation package is tied to changes in our stock price, and therefore, is at risk for a significant period of time.

In 2020, we faced significant challenges resulting from the COVID-19 pandemic and restrictions on travel.  As a result, we developed new services to generate revenue and initiated cost-saving measures that we believe will enable us to preserve strong profitability moving forward.  More specifically, the Company was able to achieve the following:

•	Executed disciplined cost controls that drove significant savings in 2020, enabling increased, durable, operating leverage as revenue returns;
•	Ensured our strong liquidity position by amending the terms of our credit facility and raising debt capital;
•	Focused on our competitive advantages and diverse revenue streams, which are poised to respond quickly when consumer demand recovers and travel advertisers lean back in;

•	Ended 2020 with $418 million in cash and cash equivalents; and

•	Expanded our long-term growth potential by beta-launching an exciting direct-to-consumer subscription offering called Tripadvisor Plus.

In sum, we successfully navigated the toughest year in our company’s history and quickly adapted to our new reality. We believe we have positioned the Company to play an important role in the travel recovery and are positioned to emerge from the pandemic even stronger.

Compensation Program Objectives

Our compensation program is designed to achieve the following objectives:

•

Attract, motivate and retain highly skilled employees with the business experience and acumen that management and the Compensation Committees believe are necessary for the achievement of our long-term business objectives;

•	Reward specific short-term and long-term financial and strategic objectives;

•	Align our executives’ financial interests with the long-term financial interests of our stockholders;

•	Ensure that the compensation provided to these employees remains competitive with the compensation paid to similarly situated employees at comparable companies; and

•	Ensure our program designed does not encourage our executive officers to take unreasonable risks relating to our business.

To that end, management and the Compensation Committees believe the executive compensation packages provided by Tripadvisor to our named executive officers should include both cash and equity-based compensation. The primary elements of our executive compensation program are as follows:

The table below sets forth information regarding the primary elements of our executive compensation program:

Compensation Element		Compensation Objective		Performance Metric		Characteristics		Time Horizon
Base Salary	•	Attract and retain qualified executives	•	None	•	Market-competitive, fixed level of compensation	•	Annual
Annual Bonus	•	Attract and retain qualified executives	•	Annual Revenue	•	At target, annual incentive provides market-competitive total cash opportunity	•	Annual
	•	Motivate performance to achieve specific short-term financial and strategic objectives	•	Adjusted EBITDA	•	At-risk compensation
	•	Align NEOs’ and stockholders’ interests
Equity Awards - Stock Options	•	Attract and retain qualified executives	•	N/A	•	Generally vest over a period of four years and serve as a retention glue	•	Four years
	•	Align NEOs’ and stockholders’ interests			•	Performance-based component in that executives only realize value if the stock price appreciates
Equity Awards - Service-Based RSUs	•	Attract and retain qualified executives	•	N/A	•	Generally vest over four years and serve as a retention glue	•	Four years
Equity Awards - Performance Based RSUs (PSUs)	•	Attract and retain qualified executives	•	Annual Revenue	•	Vest over four years and serve as a retention glue	•	Four years
	•	Motivate performance to achieve specific strategies and operating objectives over the long term	•	Adjusted EBITDA	•	Motivate executive to achieve specific performance objectives over the long term.
	•	Align NEOs’ and stockholders’ interests
Equity Awards - Market Performance Based RSUs (MSUs)	•	Attract and retain qualified executives	•	Relative Total Shareholder Return	•	Performance period is three years and serve as a retention glue	•	Three years
	•	Align NEOs’ and stockholders’ interests

Roles and Responsibilities

Role of the Compensation and Section 16 Committees

The Compensation Committee is appointed by the Board and consists entirely of directors who are “outside directors” for purposes of Section 162(m) of the Code. The Compensation Committee currently consists of Messrs. Maffei and Hoag and Ms. Morgan, with Ms. Morgan acting as Chairperson of the Compensation Committee.  The Compensation Committee is responsible for (i) designing and overseeing our compensation with respect to our executive officers, including salary matters, bonus plans and stock compensation plans; and (ii) approving all grants of equity awards, but excluding matters governed by Rule 16b-3 under the Exchange Act (for which the Section 16 Committee has responsibility as described below). Notwithstanding the foregoing, the Compensation Committee has delegated to the Chief Executive Officer of the Company authority to grant certain types of equity awards, subject to certain limitations, to employees other than executive officers.

The Section 16 Committee is also appointed by the Board and consists entirely of directors who are “non-employee directors” for purposes of Rule 16b-3 under the Exchange Act. The Section 16 Committee currently consists of Mr. Hoag and Ms. Morgan. The Section 16 Committee is responsible for administering and overseeing matters governed by Rule 16b-3 under the Exchange Act, including approving grants of equity awards to our named executive officers. Ms. Morgan is also the Chairman of the Section 16 Committee.

Role of Executive Officers

Management participates in reviewing and refining our executive compensation program. Mr. Kaufer, our President and Chief Executive Officer, annually reviews the performance of Tripadvisor and each named executive officer other than himself with the Compensation Committees and makes recommendations with respect to the appropriate base salary, annual bonus and grants of equity awards for each named executive officer, other than in connection with compensation for himself. Based in part on these recommendations and the other factors discussed below, the Compensation Committees review and approve the annual compensation package of each named executive officer.

Role of Compensation Consultant

Pursuant to the Compensation Committee and Section 16 Committee Charter, the Compensation Committees may retain compensation consultants for the purpose of assisting the Compensation Committees in their evaluation of the compensation for our named executive officers.  In 2013, the Compensation Committees first retained Compensia, Inc., a management consulting firm providing executive compensation advisory services to compensation committees and senior management.  Since then, Compensia has provided objective, independent and expert advice to the Compensation Committees and senior management on matters related to executive pay and performance.  More specifically, Compensia has provided the following services to the Compensation Committees:

•	Assist in developing and annually evaluating a peer group of publicly-traded companies to help assess executive compensation, equity usage relative to peer companies and “new hire” compensation;

•

Compile and analyze competitive compensation market data and review all elements of Tripadvisor’s executive compensation to assist the Company in developing a competitive compensation framework for our named executive officers;

•

Review the value of equity compensation granted to our executives and advise on matters related to our long-term incentive compensation structure generally (including equity compensation) as well as any potential engagement or retention grants;

•	Provide advice on matters related to director compensation; and

•	Provide updates on compensation program trends and regulatory developments.

While the Compensation Committees meet regularly with Compensia, the Compensation Committees consider input from their compensation consultant as one factor in making decisions with respect to compensation matters, along with information and analysis they receive from management and their own judgment and experience.

Based on consideration of the factors set forth in the rules of the SEC and Nasdaq, the Compensation Committees have determined that their relationship with Compensia and the work performed by Compensia on behalf of the Compensation Committees have not raised any conflict of interest. In addition, in compliance with the Compensation Committee and Section 16 Committee Charter, the Compensation Committees approved the fees paid to Compensia for work performed in 2020, which fees amounted to less than $120,000.

Role of Stockholders

Tripadvisor provides its stockholders with the opportunity to cast an advisory vote to approve the compensation of our named executive officers every three years. In evaluating our 2018 executive compensation program, the Compensation Committees considered the result of the stockholder advisory vote on our executive compensation (the “say-on-pay vote”) held at our Annual Meeting of Stockholders on June 21, 2018, which was approved by approximately 72% of the votes cast.

Although stockholders expressed strong support for our executive compensation program in the last say-on-pay vote, since then, our Board has made modifications to our executive compensation program specifically to address concerns raised by some of our stockholders as well as based on the recommendations of major proxy advisory firms, the practices of companies in our peer group and the views of our compensation consultant. Specifically, in 2018, the Company revised its annual bonus practices such that annual bonus amounts are subject primarily to the achievement of performance goals relating to a combination of revenue and adjusted EBITDA as well as individual performance.  In addition, the Compensation Committee re-allocated the equity compensation of our senior leaders from stock options and time-based restricted stock units to stock options, time-based restricted stock units and market-based restricted stock units subject to market-based performance metrics.  These changes were designed to further align the interests of our senior leaders with those of our stockholders.

The Compensation Committees will continue to consider the outcome of the say-on-pay vote when making future compensation decisions for our named executive officers.

We have historically held a say-on-pay vote every three years. At our 2018 Annual Meeting, stockholders considered and voted upon the frequency of future say-on-pay votes and voted in favor of a say-on-pay vote every three years.  Although such vote is advisory and non-binding on Tripadvisor and our Board, the Board will take into account the outcome of this vote in making a determination on the frequency of future say-on-pay votes.

Compensation Program Elements

General

The primary elements of our executive compensation program are base salary, annual cash bonus and long-term incentive compensation in the form of equity awards. The program is designed to closely align executive compensation with performance by allocating a majority of target compensation to performance-based equity awards that directly link the value of executive compensation to our stock price performance and tying annual bonuses to performance, largely specific Company financial metrics.

Our pay-for-performance philosophy is reflected in the charts below showing the key design and structure aspects of our program.  All elements of compensation are considered to be performance-based, variable or “at-risk”, with the exception of Base Salary.

(1)

CEO Total Compensation consists of (i) 2020 annualized Base Salary as approved by the Compensation Committees even though the actual amounts paid were significantly less since Mr. Kaufer agreed in March 2020 to forego his salary for the remainder of the year; (ii) 2020 Annual Bonus paid as reflected in the Summary Compensation Table; and (iii) the grant date fair-value of Mr. Kaufer’s 2017 equity grants, which grants are prorated for the portion of service period attributed to 2020.

(2)

Other NEO Total Compensation reflects the average of the amounts paid to Messrs. Teunissen and Kalvert and Mmes. Nelson and Soni and consists of (i) 2020 Base Salary as approved by the Compensation Committees; (ii) 2020 Annual Bonus paid as reflected in the Summary Compensation Table; and (iii) the aggregate grant date fair value of the 2020 annual equity awards as disclosed in the table below.

One of the primary objectives of our compensation philosophy is to design pay opportunities that align with our performance and result in strong long-term value creation for our stockholders. The significant weighting of long-term incentive compensation ensures that our named executive officers’ primary focus is sustained long-term performance, while our short-term incentive compensation motivates consistent annual achievement.

Following recommendations from management or based on other considerations, the Compensation Committees may also adjust compensation for specific individuals at other times during the year when there are significant changes in responsibilities or under other circumstances that the Compensation Committees consider appropriate.

Base Salary

Base salary represents the fixed portion of a named executive officer’s compensation and is intended to provide compensation for expected day-to-day performance. A named executive officer’s base salary is initially determined upon hire or promotion based on a number of factors including, but not limited to, his or her responsibilities, prior experience, and salary levels of other executives within Tripadvisor. Providing a competitive base salary to our executives is essential to achieving our objectives of attracting and retaining talent. Base salary is typically reviewed annually, at which time management makes recommendations to the Compensation Committees based on consideration of a variety of factors including, but not limited to, the following:

•	the named executive officer’s total compensation relative to other executives in similarly situated positions;
•	his or her individual performance relative to performance goals established between our President and Chief Executive Officer and the named executive officer;
•	competitive compensation market data, when available;
•	his or her responsibilities, prior experience, and individual compensation history, including any non-standard compensation;

•	general economic conditions; and
•	the recommendations of the President and Chief Executive Officer (other than in connection with his own compensation).

After careful consideration of the factors discussed above with respect to each of the named executive officers, the Compensation Committees approved 2020 base salary changes for our named executive officers.  The table below describes, for each NEO, the 2019 base salary, the base salary increase and the 2020 base salary.

Name	2019 (1)	Annual Salary (Increase / Decrease)	2020 (2)
Stephen Kaufer	$825,000	$—	$825,000
Ernst Teunissen	$490,000	$20,000	$510,000
Seth Kalvert	$465,000	$15,000	$480,000
Lindsay Nelson	$480,000	$15,000	$495,000
Kanika Soni	$480,000	$15,000	$495,000
(1)	Reflects base salary of the NEOs as of December 31, 2019
(2)	Reflects base salary of the NEOs as of December 31, 2020.

Adjustments were made to the annual base salaries of the named executive officers, primarily in response to the scope of responsibilities and the analysis provided by Compensia on competitive compensation market data for executive officers within our peer group in comparable positions.

Notwithstanding the foregoing determinations regarding Mr. Kaufer’s base salary, in light of the impacts of the COVID-19 pandemic and the uncertainty around the pandemic’s full impact on the Company and its financial performance, in March 2020, Mr. Kaufer announced that he would forego his base salary for the remainder of the 2020 calendar year.

Annual Bonus

Annual bonuses are awarded to recognize and reward each named executive officer based on achievement of the Company’s annual operating plan as well as achievement of any strategic goals or business goals set for such named executive officer and such named executive officer’s contributions to the Company’s performance.  The amount payable each year is based on (i) with respect to 50%, the extent to which certain pre-established financial performance goals are achieved during the year, and (ii) with respect to the remaining 50%, the extent to which individual performance goals established for each named executive officer are achieved during the year.  The annual bonus is “variable compensation” because the Company must achieve certain performance goals for the executive officers to receive an annual incentive bonus, with the amount of bonus based on the extent to which the goals are achieved. The annual bonus is designed to motivate our executive officers to improve Company performance. The annual bonus program aligns a portion of executive compensation with key business and financial targets and, as a result, provides a valuable link between compensation and creation of stockholder value.

Unless otherwise provided by the provisions of his or her employment agreement, the target annual bonus opportunities for our named executive officers are generally established by the Compensation Committees, based on competitive market data and recommendations by the President and Chief Executive Officer (other than in connection with his own compensation). After consideration of the views of our stockholders, the practices of other companies in our peer group and the recommendation of our compensation consultant, the Compensation Committees determined that annual incentive bonuses awarded to our named executive officers based on the achievement of pre-established performance goals would be subject primarily to the achievement of performance goals relating to a combination of revenue and adjusted EBITDA (as such terms are used and such amounts are reported in the Company’s financial statements) for the entire company.  The Compensation Committee determined these performance metrics were appropriate since most executives have influence over revenue and adjusted EBITDA, which allows a balanced focus on both revenue growth and profitability.

In 2020, the Compensation Committee set the threshold for payment at 85% of the revenue target and 80% of the adjusted EBITDA target and the payout at a threshold of 50% of each individual's annual bonus target.  For example, no annual bonus related to the pre-determined financial goals would occur unless the Company achieved at least 85% of the revenue target or 80% of the adjusted EBITDA target. The maximum payout of 200% of the target bonus requires achievement of 120% of the revenue target and 130% of the adjusted EBITDA target. The annual bonus was designed with such threshold, target and maximum payout goals in order to create more financial incentive for management to achieve a performance range of target or higher. The remaining 50% of each individual’s annual bonus target would be paid out based on the extent to which the executive achieved certain individual performance goals.

On March 11, 2020, the World Health Organization declared the COVID-19 outbreak a pandemic, resulting in global social and economic disruption, including the largest global recession since the Great Depression, and significantly impacting the Company’s business and its ability to achieve its original plan for the fiscal year ended December 31, 2020.  In response to the pandemic, management shifted the Company’s  focus to several critical initiatives, including but not limited to the following: (i) reduce the Company’s expenses, maintain the Company’s cash reserves and bolster the Company’s liquidity (e.g. amending the Company’s credit facility and conducting a bond offering); (ii) make investments in new innovative product offerings like Tripadvisor Plus and Reco; and (iii) execute on other important initiatives to improve the Company’s platform and user experience. In light of the foregoing, the Committee approved certain changes to the 2020 annual bonus plan to reflect the Company’s shifting priorities and performance metrics. In addition to moving away from the specific revenue and adjusted EBITDA targets established prior to the pandemic outbreak, the Compensation Committees, with input from management, established the strategic initiatives described above as performance metrics.

In February 2021, management recommended payouts for bonuses with respect to the 2020 calendar year for each of our named executive officers after taking into account a variety of factors including, but not limited to, the following:

•	Tripadvisor’s actual revenue and adjusted EBITDA results for the year;
•	Tripadvisor’s performance against the strategic initiatives described above and the extent of the executive officers’ contributions and efforts with respect to such initiatives;
•	the named executive officer’s individual performance; and
•	the recommendations of the President and Chief Executive Officer (other than in connection with his own compensation).

The table below describes, for each named executive officer, the target bonus for 2020, the actual bonus paid and percentage of bonus paid relative to target.

Name	Target Bonus as % of Base Salary	Target Bonus	Bonus Award	Percentage of Award to Target
Stephen Kaufer	100%	$825,000	$721,875	88%
Ernst Teunissen	80%	$408,000	$348,840	86%
Seth Kalvert	80%	$384,000	$297,600	78%
Lindsay Nelson	90%	$445,500	$363,083	82%
Kanika Soni	90%	$445,500	$327,443	74%

Equity Awards

The Compensation Committees use equity awards to align executive compensation with our long-term performance. Equity awards link compensation to financial performance because their value depends on increases in Tripadvisor’s share price and/or stockholder return. Equity awards are also an important retention tool because they generally vest over a multi-year period, subject to continued service by the award recipient.  Equity awards are typically granted to our named executive officers upon hire or promotion and annually thereafter. Management generally recommends annual equity awards in the first quarter of each year when the Compensation Committees meet to make determinations regarding annual bonuses for the last completed fiscal year and to set compensation levels for the current fiscal year. The practice of the Compensation Committees is to generally grant equity awards to our named executive officers only in open trading windows.

Under the Company’s stock plans, the Compensation Committees may grant a variety of long-term incentive vehicles. The following is a general description of the vehicles we used in 2020.

Stock Options.  Stock options have an exercise price equal to the market price of Tripadvisor common stock on the date of grant, and, therefore, provide value to our named executive officers only if our stock price increases. Stock options have historically vested over a period of four years; however, in 2020, after consulting with the compensation consultants, the Compensation Committees determined to change the vesting period from four years to two years. We believe stock options incentivize our named executive officers to sustain increases in stockholder value over extended periods of time.

Service-Based Restricted Stock Units, or RSUs.  RSUs are a promise to issue shares of our common stock in the future provided that the named executive officer remains employed with us through the award’s vesting period. RSUs generally vest over a period of four years; however, in 2020, after consulting with the compensation consultants, the Compensation Committees determined to change the vesting period from four years to two years. RSUs provide the opportunity for capital accumulation and long-term incentive value and are intended to assist in satisfying our retention objectives.

Market-Based RSUs, or MSUs. The MSU is a long-term incentive that is designed to further align our executives’ interests with those of our stockholders.  It is settled in common stock after certification of performance based upon the achievement of a market-based performance metric over a specified performance period. Payout of these MSUs is tied to the Company’s total stockholder return, or TSR, over a three-year period relative to the TSR of companies listed in the Nasdaq Composite Total Return Index. These awards have a payout opportunity ranging from 0% to 200% of target shares of common stock, with 100% of the target number of shares earned when Tripadvisor’s TSR is equal to that of the index.  Payout is increased (or decreased) by 2% of the target shares for every 1% that Tripadvisor’s TSR exceeds (or trails) the index. In 2021, after consulting with the compensation consultants, the Compensation Committees determined not to grant MSUs.

The Compensation Committees review various factors considered by management when they establish Tripadvisor’s equity award grant pool including, but not limited to, the following:

•	Tripadvisor’s business and financial performance, including year-over-year performance;
•	dilution rates, taking into account projected headcount growth and employee turnover;
•	equity compensation utilization by peer companies;
•	general economic conditions; and
•	competitive compensation market data regarding award values.

For specific awards to our NEOs, management makes recommendations to the Section 16 Committee based on a variety of factors including, but not limited to, the following:

•	Tripadvisor’s business and financial performance, including year-over-year performance;
•	individual performance and future potential of the executive;
•	the overall size of the equity award pool;
•	award value relative to other Tripadvisor employees;
•	the value of previous awards and amount of outstanding unvested equity awards;

•	competitive compensation market data, to the degree that the available data is comparable; and
•	the recommendations of the President and Chief Executive Officer (other than in connection with his own compensation).

After review and consideration of the recommendations of management and the President and Chief Executive Officer (other than with respect to awards for himself), the Section 16 Committee decides whether to grant equity awards to our NEOs. After consideration of the factors discussed above, in February 2020 the Section 16 Committee granted the equity awards described below to our NEOs other than Mr. Kaufer in connection with our annual equity awards program.

Name	Grant Date Fair Value	Number of Stock Options	Number of RSUs	Number of MSUs
Ernst Teunissen (1)	$2,305,529	55,473	43,911	21,955
Seth Kalvert	$1,844,399	44,378	35,128	17,564
Lindsay Nelson	$1,844,399	44,378	35,128	17,564
Kanika Soni	$1,844,399	44,378	35,128	17,564
(1)

On May 8, 2020, the Company entered into an amendment to the employment agreement with Mr. Teunissen. The amendment, among other things, provides for a target payment, to be paid in cash or shares of the Company’s common stock (in the Company’s sole discretion) in an amount equal to the difference between a maximum payment of $7 million and the aggregate intrinsic value of Mr. Teunissen’s equity awards that vest between May 1, 2020 and May 31, 2022, as measured using the average market price of the Company’s common stock for ten trading days immediately prior to May 31, 2022.

The stock options were granted with an exercise price equal to the closing market price of our common stock on the date of grant. RSUs and stock options were initially granted to vest in four equal annual installments, with the first vesting date expected to occur on February 15, 2021. On May 27, 2020 and July 15, 2020, and in response to the COVID-19 pandemic, the Compensation Committees approved modifications to the Company’s RSUs and stock options, respectively, issued to its employees in the first quarter of 2020. The Compensation Committee deemed this modification to be in the best interest of the Company in light of the significant challenges posed by the pandemic, shifting priorities and increased demands placed on the Company’s remaining employees following the work force reductions and furloughs impacting approximately 1,500 employees. Such modifications reduced the original grant-date vesting period from four years to two years, with 50% vesting on February 15, 2021, and 12.50% of the remaining award vesting in equal quarterly installments commencing thereafter. There was no change to the original fair value of the impacted RSUs or stock options as a result of this modification.  This modification did not apply to the RSUs and stock options granted to Mr. Teunissen in light of the separate arrangement described below.

The MSUs vest following completion of the performance period commencing January 1, 2020 through December 31, 2022, upon certification by the Compensation Committee and based on the achievement of the applicable performance goals.

While we typically make annual equity grants for long-term incentive to our named executive officers in February of each year, since Mr. Kaufer received a significant equity grant for long-term incentive compensation in November 2017, he did not receive an annual equity grant in 2018, 2019 or 2020.

In addition, in August 2020, the Compensation Committees discussed with the compensation consultant the challenges facing the Company in light of the COVID-19 pandemic and the shift in strategic imperatives in response.   The Compensation Committees determined it was appropriate to authorize a retention grant to a limited number of senior leaders in order to facilitate the Company’s successful navigation of the very volatile time period and mitigate the potential business risk of unwanted turnover. Below please find a summary of the awards granted to our named executive officers.

Name	Grant Date Fair Value	Number of RSUs
Seth Kalvert	$999,988	45,187
Lindsay Nelson	$1,749,996	79,078
Kanika Soni	$1,249,991	56,484

The grants were in the form of RSUs and cliff-vest in full on the second anniversary of the date of grant, or August 2022.

Employee Benefits

In addition to the primary elements of compensation described above, our named executive officers also participate in employee benefits programs available to our employees generally, including the Tripadvisor Retirement Savings Plan, a tax-qualified 401(k) plan. Under this plan, Tripadvisor matches 50% of each dollar contributed by a participant, up to the first 6% of eligible compensation, subject to tax limits. As part of cost-cutting measures in response to the COVID-19 pandemic, the Company halted its 401(k) match for three months in 2020; however, this match was reinstated in September 2020.

In addition, we provide other benefits to our named executive officers on the same basis as all of our domestic employees generally. These benefits include group health (medical, dental, and vision) insurance, group disability insurance, and group life insurance.  Tripadvisor also sponsors a Global Personal Travel Reimbursement program generally available to all employees, including our named executive officers, which provides for reimbursement of up to $750 per year for qualifying leisure travel.  In addition, Tripadvisor sponsors a “wellness benefit” generally available to all employees, including our named executive officers, that provides for reimbursement of up to $600 per year for qualifying health-related expenses.

In situations where a named executive officer is required to relocate, Tripadvisor provides relocation benefits, including reimbursement of moving expenses, temporary housing and other relocation expenses as well as a tax gross-up payment on the relocation benefits.  In 2018, Ms. Nelson relocated from New York to our corporate headquarters in Needham, Massachusetts and received certain relocation support in 2018 and 2019. In 2019, Ms. Soni relocated from California to our corporate headquarters in Needham, Massachusetts and received certain relocation support in 2019.   These Company benefits are described further in the Summary Compensation Table and neither Ms. Nelson nor Ms. Soni continue to receive such relocation benefits.

Compensation-Related Policies

Executive Compensation Recovery, or “Clawback”, Provisions

Tripadvisor has an executive compensation recovery, or clawback, provision in our form of award agreements providing for recoupment of equity compensation. Each of Tripadvisor’s equity award documents provide that, under certain circumstances, the employee agrees that certain equity securities issued to such employee (whether or not vested) may be forfeited and cancelled in their entirety upon such termination of employment. In such event, Tripadvisor may cause the employee to either (i) return the equity securities or shares of common stock issued upon exercise or vesting of such securities, or (ii) pay to Tripadvisor an amount equal to the aggregate amount, if any, that the employee had previously realized in respect of any and all shares of common stock acquired upon exercise or vesting of such equity awards.

We intend to adopt a general clawback policy covering our annual and long-term incentive award plans and arrangements or amend our existing documents once the SEC adopts final rules implementing the requirement of Section 954 of the Dodd-Frank Act.

Insider Trading and Hedging Policy

Tripadvisor has adopted an Insider Trading Policy covering our directors, officers, employees and consultants that is designed to ensure compliance with relevant SEC regulations, including insider trading rules. Tripadvisor’s Insider Trading Policy also prohibits directors, officers, employees and consultants from engaging in various types of transactions in which they may profit from short-term speculative swings in the value of Tripadvisor securities.  These transactions include “short sales” (or selling borrowed securities which the sellers hopes can be purchased at a lower price in the future), “put” and “call” options (or publicly available rights to sell or buy securities within a certain period of time at a specified price or the like) and hedging transactions, such as zero-cost collars and forward sale contracts.  The policy also prohibits the pledge or use of company securities as collateral in a margin account or collateral for a loan.

Stock Ownership Guidelines

In October 2015, the Board adopted guidelines which require that our named executive officers and members of our Board own shares of our common stock to further align their interests with those of our stockholders.  These guidelines were reviewed in January 2019, after which revised guidelines were approved.  These guidelines require that our named executive officers and directors must directly hold securities having market or intrinsic value which is equal to or greater than a specified multiple of his or her base salary or cash retainer, as set forth below:

•	For our President and Chief Executive Officer, six times his annual base salary;
•	For all other named executive officers, three times his or her annual base salary; and
•	For each non-employee director, three times his or her annual cash retainer.

For purpose of these calculations, 100% of shares of common stock and 50% of vested “in-the-money” stock options are counted. Individuals subject to these guidelines are required to achieve the relevant ownership threshold on or before the later of January 30, 2024, or five years after commencing service as a named executive officer or director.

These stock ownership guidelines were established after consideration of the Compensation Committees’ review of market practices of other companies in the Company’s peer group with respect to stock ownership guidelines and in an effort to enhance risk mitigation and to more closely align the interests of the Company’s executive officers and Board members with those of the Company’s stockholders.

Code of Business Conduct and Ethics

In February 2021, our Board adopted an amended and restated Code of Business Conduct and Ethics applicable to all of our directors, officers, employees, consultants and independent contractors.  A copy of the Code of Business Conduct and Ethics is posted on our website at http://ir.Tripadvisor.com/corporate-governance.

Role of Competitive Compensation Market Data

Management considers multiple data sources when reviewing compensation information to ensure that the data reflects compensation practices of relevant companies in terms of size, industry and geographic location. Among other factors, management considers the following information in connection with its recommendations to the Compensation Committees regarding compensation for our named executive officers:

•	Data from salary and equity compensation surveys that include companies of a similar size, based on market capitalization, revenues and other factors; and
•

Data regarding compensation for certain executive officer positions from recent proxy statements and other SEC filings of peer companies, which include: (i) direct industry competitors, and (ii) non-industry companies with which Tripadvisor commonly competes for talent (including both regional and national competitors).

The Compensation Committees retained Compensia to periodically review the compensation peer group and to recommend possible changes.  Our business model is specialized in that we use our innovative technology systems and software to attract users and then facilitate transactions between our business partners and those users.  Accordingly, Compensia identified comparable companies focusing on publicly-traded companies in the business to consumer (“B2C”) and software industries.  Peer group companies are also selected for inclusion based on revenue and market capitalization.

In October 2019, based on input from Compensia, the Compensation Committees approved the peer group for purposes of reviewing and considering our executive officers’ 2020 base salaries, 2020 annual bonus targets, and 2020 annual equity awards.  The newly-approved peer group differed from the prior peer group in that we eliminated four companies (Shutterfly, Inc., Wayfair, Inc., Splunk, Inc. and VeriSign, Inc.) and added three companies (ANGI Homeservices, Inc., CarGurus, Inc., and Stitch Fix, Inc.) in order to more closely position Tripadvisor near the 50th percentile of its peer group in terms of revenues and market capitalization.

The following is a list of the companies that constituted our peer group in 2020:

Company Name	Revenue (Last Four Quarters)(1)	Market Cap (Third Day Average as of December 8, 2020)
Akamai Technologies	$3,124	$16,450
ANGI Homeservices	$1,430	$5,609
Ansys	$1,544	$27,951
Booking Holdings	$8,897	$79,605
CarGurus	$558	$2,583
Cimpress plc	$2,434	$2,226
Citrix	$3,237	$14,801
Etsy	$1,378	$17,593
Expedia Group	$7,026	$16,418
Groupon	$1,686	$758
Grubhub	$1,658	$6,716
IAC/InterActiveCorp	$2,869	$11,561
Match Group	$4,993	$35,466
Stitch Fix	$1,757	$3,936
Twitter	$3,435	$35,742
Yelp	$909	$2,071
Zillow Group	$3,495	$24,683
Zynga	$1,763	$9,232
Tripadvisor Inc.	$823	$3,326
(1)	Represents revenue in the four quarters commencing the fourth quarter of 2019 and through the third quarter of 2020.

When available, management and the Compensation Committees consider competitive market compensation paid by peer group companies but do not attempt to maintain a certain target percentile within the compensation peer group or otherwise rely solely on such data when making recommendations to the Compensation Committees regarding compensation for our named executive officers. Management and the Compensation Committees strive to incorporate flexibility into our executive compensation program and the assessment process to respond to and adjust for the evolving business environment and the value delivered by our named executive officers.

At the time the peer group was approved, Tripadvisor’s revenue ($1.6 billion) was ranked at the 44th percentile and market cap ($5.5 billion) was positioned at the 36th percentile.  However, in December 2020, Tripadvisor’s revenue ($823 million) was ranked at the 4th percentile and market cap ($3 billion) was positioned at the 21st percentile.  As a result, in February 2021, based on input from Compensia, the Compensation Committees approved certain changes to the peer group for purposes of reviewing and considering our executive officers’ 2021 base salaries, 2021 annual bonus targets, and 2021 equity awards.  We eliminated four companies (ANSYS, Inc, Citrix Systems, Inc., Match Group and Twitter, Inc.) and added four companies (Box, HubSpot, RedFin and Sabre) in order to more closely position Tripadvisor near the 50th percentile of its peer group in terms of pre-pandemic revenues and market capitalization.

Post-Employment Compensation

The Company has entered into employment arrangements with each of Messrs. Kaufer, Kalvert and Teunissen and Mss. Nelson and Soni. Pursuant to these agreements, each of our named executive officers is eligible to receive certain severance payments and benefits in the event of a qualifying termination of employment. The material terms of these employment agreements are described below under the heading “Potential Payments Upon Termination or Change in Control.”

We believe that a strong, experienced management team is essential and in the best interests of the Company and our stockholders. In addition, we recognize that the possibility of a change in control could arise and that such an event could result in the departure of our senior leaders to the detriment of the Company and our stockholders. As a result, in 2017 we adopted a severance plan applicable to certain senior leaders (the “Severance Plan”). The Severance Plan formalizes and standardizes our severance practices for certain of our senior leaders. Adoption of the Severance Plan was approved by the Compensation Committees. The Severance Plan applies to all named executive officers, including Mr. Kaufer, as well as certain other senior leaders.  While the benefits are generally consistent with the severance benefits provided for in individual employment agreements, there are some differences.  Under the terms of the Severance Plan, in the event of any conflict or inconsistency between the terms of any employment agreement and the Severance Plan, the terms more beneficial to the executive shall prevail.  For a description and quantification of change in control payments and benefits for our named executive officers, please see the section below entitled “Potential Payments Upon Termination or Change in Control.”

The 2018 Plan provides only for “double trigger” acceleration (i.e., acceleration upon termination by the Company other than for Cause or disability or resignation for Good Reason, in each case within three months prior to and 12 months following a change in control).  The 2018 Plan also provides for acceleration of all equity awards upon the death of a participant.   Please see “Estimated Potential Incremental Payments” below for further information regarding the treatment of equity awards held by our Named Executive Officers upon certain circumstances.

Tax Considerations

Section 162(m) of the Code generally precludes a tax deduction by any publicly-held company for compensation paid to any “covered employee” to the extent the compensation paid to such covered employee exceeds $1 million during any taxable year of the company. The Tax Cuts and Jobs Act of 2017 (the “2017 Tax Act”) included changes to Section 162(m) effective for years after 2017.  Prior to 2018, “covered employees” included the Chief Executive Officer of the company and the three other highest paid officers of the company (other than the Chief Financial Officer). For 2018 and later years, “covered employees” will include the Chief Executive Officer of the company, the Chief Financial Officer of the company, the three highest paid officers of the company (other than the Chief Executive Officer and the Chief Financial Officer) and any employee who qualified as a “covered employee” either in 2017 (applying the pre-2018 definition) or for any tax year beginning in or after 2018 (applying the definition in the 2017 Tax Act).  For years beginning prior to January 1, 2018, the $1 million deduction limit did not apply to “qualified performance-based compensation” that was based on the attainment of pre-established, objective performance goals established under a stockholder-approved plan. Effective for the years beginning on or after January 1, 2018, there is no exception for “qualified performance-based compensation”; but a transition rule provides that the “qualified performance-based compensation” exemption will continue to apply to grandfathered arrangements made pursuant to a binding contract in effect on or before November 2, 2017 that is not materially modified thereafter. We believe that it is important to preserve flexibility in administering compensation programs to promote various corporate goals. Accordingly, we have not adopted a policy that all compensation must qualify as deductible under Section 162(m) (although we have identified the compensation that is grandfathered under the transition rule, so as to protect against material modifications where possible). Amounts paid under our compensation programs may not be deductible as the result of Section 162(m). While our policy has generally been to preserve corporate tax deductions by qualifying compensation over $1 million paid to executive officers as performance-based, the Compensation Committees have, from time to time, concluded that compensation arrangements are in our best interests and the best interests of our stockholders despite the fact that such arrangements might not, in whole or part, qualify for tax deductibility. Moreover, the recent enactment of Public Law No. 117-2, commonly known as the American Rescue Plan Act of 2021, has further expanded the scope to include the five most highly compensated employees, for tax years beginning after 2026. Going forward, we intend to continue to design our executive compensation arrangements to be consistent with our best interests and those of our stockholders; accordingly, the Compensation Committees, while considering the tax deductibility as a factor in determining executive compensation, may not limit such compensation to those levels that will be deductible, particularly in light of the elimination of the expansion of the covered employee group and the elimination of the exception for performance-based compensation.

Compensation Committee Interlocks and Insider Participation

The Compensation Committee consists of Messrs. Maffei and Hoag and Ms. Morgan and the Section 16 Committee consists of Mr. Hoag and Ms. Morgan. None of Messrs. Maffei and Hoag or Ms. Morgan was an officer or employee of Tripadvisor, formerly an officer of Tripadvisor, or an executive officer of an entity for which an executive officer of Tripadvisor served as a member of the compensation committee or as a director during the one-year period ended December 31, 2020.

During the last fiscal year, none of our executive officers served as: (1) a member of the compensation committee (or other committee of the board of directors performing equivalent functions or, in the absence of any such committee, the entire board of directors) of another entity, one of whose executive officers served on our Compensation Committee; (2) a director of another entity, one of whose executive officers served on our Compensation Committee; or (3) a member of the compensation committee (or other committee of the board of directors performing equivalent functions or, in the absence of any such committee, the entire board of directors) of another entity, one of whose executive officers served on our Board.

Compensation Committees Report

This report is provided by the Compensation Committee and the Section 16 Committee, or the Compensation Committees, of the Board. The Compensation Committees have reviewed the Compensation Discussion and Analysis and discussed that analysis with management. Based on this review and discussions with management, the Compensation Committees recommended to the Board that the Compensation Discussion and Analysis be included in Tripadvisor’s 2021 Proxy Statement.

No portion of this Compensation Committees Report shall be deemed to be incorporated by reference into any filing under the Securities Act or the Exchange Act, through any general statement incorporating by reference in its entirety the Proxy Statement in which this report appears, except to the extent that Tripadvisor specifically incorporates this report or a portion of it by reference. In addition, this report shall not be deemed to be “soliciting material” or “filed” under either the Securities Act or the Exchange Act.

Members of the Compensation Committee:	Betsy L. Morgan (Chairperson) Jay C. Hoag
Gregory B. Maffei

Members of the Section 16 Committee:	Betsy L. Morgan (Chairperson)
Jay C. Hoag

CEO PAY RATIO

Overview

The SEC adopted rules requiring annual disclosure of the ratio of the annual total compensation of a company’s principal executive officer to such company’s median employee’s total annual compensation, excluding the principal executive officer for purposes of this calculation.  The purpose of this disclosure is to provide a measure of the equitability of pay within the organization.

The 2020 annual total compensation of our median employee, excluding Mr. Kaufer, our President and CEO, was estimated to be $88,563. The 2020 annual total compensation of our President and CEO, as reported in our Summary Compensation Table, was $919,464. The ratio of the annual total compensation of our President and CEO to that of our median employee was approximately 10 to 1. We believe this pay ratio is a reasonable estimate calculated in a manner consistent with SEC rules.  Please note the following information to provide important context related to our employee population and to describe the methodology and the material assumptions, adjustments, and estimates that we used to calculate this ratio.

•

Tripadvisor is a global company, with complex operations worldwide and many of our employees are located outside of the United States.  As of December 31, 2020, our workforce consisted of approximately 2,600 full-time and part-time employees, including hourly employees. Nearly 40% of the Company’s employees are located in the United States, with the remaining employees located in Europe and throughout the rest of the world. We selected December 31, 2020 as the date upon which we would identify the “median employee,” because it enabled us to make such identification in a reasonably efficient and economical manner.

•

We included all full-time, part-time, and temporary employees globally, excluding our President and CEO. We annualized compensation of 409 full-time and part-time employees who were hired in 2020 but did not work for us for the entire fiscal year.  Earnings of our employees outside the U.S. were converted to U.S. dollars using the currency exchange rates used for organizational planning purposes, which consider historic and forecasted rates as well as other factors. We did not make any cost of living adjustments.

•

Our compensation measure, which is consistently applied and used to identify our median employee, was annualized base salary, short-term bonus at target and annual long-term equity incentive at target.

•	We identified employees within $350 of the median 2020 annual total compensation and excluded those employees who had anomalous compensation characteristics.

Because the SEC rules for identifying the median employee and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their employee populations and compensation practices, the pay ratio reported by other companies may not be comparable to our pay ratio, as other companies have offices in different countries, employee populations and compensation practices and may utilize different methodologies, exclusions, estimates and assumptions in calculating their pay ratios.

EXECUTIVE COMPENSATION

Summary Compensation

The following table sets forth certain information regarding the compensation earned by each of our named executive officers for services rendered in 2020, 2019 and 2018.

Name and Principal Position	Year	Salary ($)	Bonus ($) (1)	Stock Awards ($)(2)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)(3)	All Other Compensation ($)(4)	Total ($)
Stephen Kaufer President and Chief Executive Officer	2020 2019 2018	184,039 820,192 796,154	— — —	— — —	— — —	721,875 424,545 1,163,360	13,550 1,210,941 13,250	919,464 2,455,678 1,972,764

Ernst Teunissen Chief Financial Officer and Chief Executive - Viator, TheFork and CruiseCritic	2020 2019 2018	511,000 486,154 464,207	— — —	1,743,033 4,699,961 2,141,356	562,496 624,982 624,994	348,840 335,003 546,779	8,337 175,592 8,850	3,173,706 6,321,692 3,786,186

Seth J. Kalvert Chief Legal Officer and Secretary	2020 2019 2018	481,500 462,116 448,053	— — —	2,394,394 3,683,944 1,627,393	449,993 474,992 474,994	297,600 317,911 460,512	12,131 207,186 14,600	3,635,618 5,146,149 3,025,552

Lindsay Nelson Chief Experience and Brand Officer	2020 2019 2018	496,616 481,096 69,423	— — —	3,144,402 2,719,986 2,183,877	449,993 499,990 1,999,569	363,083 619,187 250,000	9,550 126,126 180,018	4,463,644 4,446,385 4,682,887

Kanika Soni Chief Commercial Officer	2020 2019 2018	496,616 345,231 N/A	— — N/A	2,644,397 4,367,699 N/A	449,993 1,999,999 N/A	327,443 632,000 N/A	8,800 261,254 N/A	3,927,249 7,606,183 N/A

(1)	The amounts for annual bonus awards paid to the NEOs pursuant to the Company’s incentive plan are reflected in the “Non-Equity Incentive Plan Compensation” column.

(2)

The amounts reported represent the aggregate grant date fair value of awards granted in the year indicated, calculated in accordance with FASB ASC Topic 718.  We have disclosed the assumptions made in the valuation of the awards in “Note 15 - Stock Based Awards and Other Equity Instruments” in the notes to our consolidated financial statements in our 2020 Annual Report.  For MSUs granted, the value reported reflects the estimated grant-date fair value of the awards based upon a Monte-Carlo simulation model, which simulated the present value of the potential outcomes of future stock prices and TSR of the Company as measured against the Nasdaq Composite Total Return Index over the performance period. The value of Mr. Teunissen’s 2020, 2019, and 2018 MSUs at the grant date, assuming the highest level of the performance conditions was achieved, is $1,236,067, $1,493,626, and $1,782,713, respectively.  The value of Mr. Kalvert’s 2020, 2019 and 2018 MSUs at the grant date, assuming the highest level of the performance conditions was achieved, is $988,853, $1,135,114 and $1,354,795, respectively. The value of Ms. Nelson’s 2020 and 2019 MSUs at the grant date, assuming the highest level of the performance conditions was achieved, is $988,853 and $1,194,924, respectively. The value of Ms. Soni’s 2020 MSUs at the grant date, assuming the highest level of the performance conditions was achieved, is $988,853.

(3)	For a description of the annual cash bonus program, please see “Annual Bonus” in Compensation, Discussion and Analysis.

(4)	Refer to the “2020 All Other Compensation” table below for information regarding the 2020 amounts reported.

2020 All Other Compensation

Name	Matching Charitable Donation ($)(a)	Employer Retirement Contributions ($)(b)	Other ($)	Total ($)
Stephen Kaufer	5,000	8,550	—	13,550
Ernst Teunissen	—	8,337	—	8,337
Seth J. Kalvert	5,000	7,131	—	12,131
Lindsay Nelson	1,000	8,550	—	9,550
Kanika Soni	—	8,550	250	8,800

(a)	Represents matching charitable contributions made by the Company on behalf of the named executive officers.
(b)

Represents matching contributions under the Tripadvisor Retirement Savings Plan as in effect through December 31, 2020, pursuant to which Tripadvisor matches $0.50 for each dollar a participant contributes, up to the first 6% of eligible compensation, subject to certain limits.

Grants of Plan-Based Awards

While we typically make annual equity grants for long-term incentive compensation to our executive officers in February of each year, Mr. Kaufer has not historically received annual equity grants and, instead, received a significant equity grant for long-term incentive compensation in November 2017.  In light of this grant, the Section 16 Committee did not grant to Mr. Kaufer any plan-based awards in 2018, 2019 or 2020.

The table below provides information regarding the plan-based awards granted in 2020 to our NEOs under our 2018 Plan.

Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards($)			All Other Stock Awards: Number of Shares of Stock or Units	All Other Option Awards: Number of Securities Underlying Options	Exercise Price or Base Price of Option Awards ($/Share)	Grant Date Fair Value of Stock and Option Awards ($)(1)
		Threshold	Target	Maximum
Stephen Kaufer
Annual Bonus	2/25/2020	412,500	825,000	1,650,000	—	—	—	—

Ernst Teunissen
Stock Options (2)	2/25/2020	—	—	—	—	55,473	25.62	562,496
RSUs (2)	2/25/2020	—	—	—	43,911	—	—	1,125,000
MSUs (2)(3)	2/25/2020	—	—	—	21,955	—	—	618,033
Annual Bonus	2/25/2020	204,000	408,000	816,000	—	—	—	—

Seth J. Kalvert
Stock Options (2)	2/25/2020	—	—	—	—	44,378	25.62	449,993
RSUs (2)	2/25/2020	—	—	—	35,128	—	—	899,979
MSUs (2)(3)	2/25/2020	—	—	—	17,564	—	—	494,427
Annual Bonus	2/25/2020	192,000	384,000	768,000	—	—	—	—
RSUs (2)	8/11/2020	—	—	—	45,187	—	—	999,988

Lindsay Nelson
Stock Options (2)	2/25/2020	—	—	—	—	44,378	25.62	449,993
RSUs (2)	2/25/2020	—	—	—	35,128	—	—	899,979
MSUs (2)(3)	2/25/2020	—	—	—	17,564	—	—	494,427
Annual Bonus	2/25/2020	222,750	445,500	891,000	—	—	—	—
RSUs (2)	8/11/2020	—	—	—	79,078	—	—	1,749,996

Kanika Soni
Stock Options (2)	2/25/2020	—	—	—	—	44,378	25.62	449,993
RSUs (2)	2/25/2020	—	—	—	35,128	—	—	899,979
MSUs (2)(3)	2/25/2020	—	—	—	17,564	—	—	494,427
Annual Bonus	2/25/2020	222,750	445,500	891,000	—	—	—	—
RSUs (2)	8/11/2020	—	—	—	56,484	—	—	1,249,991

(1)

The amounts reported represent the aggregate grant date fair value computed in accordance with FASB ASC Topic 718 and may not correspond to the actual value that will be realized by the executive.  See footnote (2) in the Summary Compensation Table above for more information regarding the determination of the grant date fair value of these awards, including the value of MSUs assuming achievement at target performance.

(2)	For a description of the vesting terms of these awards, please see “Outstanding Equity Awards at Fiscal Year-End” below.
(3)

The number of shares of stock or units reported represents the target number of units to be issued. Depending on the Company’s performance, executives may receive no awards or up to 200% of the target amount reflected.

Outstanding Equity Awards at Fiscal Year-End

The following table provides information regarding the holdings of all equity awards held by our named executive officers as of December 31, 2020. The market value of the RSUs is based on the closing price of Tripadvisor common stock on Nasdaq on December 31, 2020, the last trading day of the year, which was $28.78 per share.

			Option Awards				Stock Awards
	Grant		Number of Securities Underlying Unexercised Options	Number of Securities Underlying Unexercised Options	Option Exercise Price	Option Expiration	Number of Shares or Units of Stock That Have Not Vested	Market Value of Shares or Units of Stock That Have Not Vested	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested
Name	Date		Exercisable	Unexercisable	($)(13)	Date		($)		($)(13)
Stephen Kaufer	5/4/2012		250,000	—	36.70	5/4/2022	—	—	—	—
	8/28/2013		1,100,000	—	69.02	8/28/2023	—	—	—	—
	2/22/2016		5,756	—	59.61	2/22/2026	—	—	—	—
	2/27/2017		13,759	—	39.31	2/27/2027	—	—	—	—
	11/28/2017	(1)	—	780,000	31.21	11/28/2027	—	—	—	—
	11/28/2017	(1)	—	—	—	—	478,224		—	—
	11/28/2017	(2)	—	—	—	—	—	—	59,779	—

Ernst Teunissen	12/1/2015		141,424	—	79.43	12/1/2025	—	—	—	—
	2/27/2017	(3)	—	—	—	—	13,111	377,335	—	—
	2/27/2017	(4)	108,171	36,056	39.31	2/27/2027	—	—	—	—
	2/27/2017	(4)	—	—	—	—	16,389	471,675	—	—
	2/22/2018	(3)	17,704	17,704	38.15	2/22/2028	—	—	—	—
	2/22/2018	(3)	—	—	—	—	16,846	484,828	—	—
	2/27/2019	(3)	7,001	21,000	50.63	2/27/2029	—	—	—	—
	2/27/2019	(3)	—	—	—	—	19,442	559,541	—	—
	2/27/2019	(5)	—	—	—	—	—	—	12,961	373,018
	12/20/2019	(6)	—	—	—	—	42,415	1,220,704	—	—
	2/25/2020	(7)	—	55,473	25.62	2/25/2030	—	—	—	—
	2/25/2020	(7)	—	—	—	—	43,911	1,263,759	—	—
	2/25/2020	(8)	—	—	—	—	—	—	21,955	631,865

Seth J. Kalvert	5/4/2012		34,347	—	36.70	5/4/2022	—	—	—	—
	2/28/2013		50,473	—	42.04	2/28/2023	—	—	—	—
	2/21/2014		24,526	—	93.42	2/21/2024	—	—	—	—
	2/26/2015		22,601	—	86.36	2/26/2025	—	—	—	—
	2/22/2016		34,950	—	59.61	2/22/2026	—	—	—	—
	2/27/2017	(3)	32,832	10,944	39.31	2/27/2027	—	—	—	—
	2/27/2017	(3)	—	—	—	—	4,916	141,482	—	—
	2/27/2017	(4)	59,493	19,831	39.31	2/27/2027	—	—	—	—
	2/27/2017	(4)	—	—	—	—	9,013	259,394	—	—
	2/22/2018	(3)	13,456	13,454	38.15	2/22/2028	—	—	—	—
	2/22/2018	(3)	—	—	—	—	12,803	368,470	—	—
	2/27/2019	(3)	5,321	15,960	50.63	2/27/2029	—	—	—	—
	2/27/2019	(3)	—	—	—	—	14,776	425,253	—	—
	2/27/2019	(5)	—	—	—	—	—	—	9,850	283,483
	12/20/2019	(6)	—	—	—	—	34,098	981,340	—	—
	2/25/2020	(9)	—	44,378	25.62	2/25/2030	—	—	—	—
	2/25/2020	(9)	—	—	—	—	35,128	1,010,984	—	—
	2/25/2020	(8)	—	—	—	—	—	—	17,564	505,492
	8/11/2020	(10)	—	—	—	—	45,187	1,300,482	—	—

Lindsay Nelson	10/30/2018	(11)	48,136	48,136	47.17	10/30/2028	—	—	—	—
	10/30/2018	(11)	—	—	—	—	22,155	637,621	—	—
	2/27/2019	(3)	5,601	16,800	50.63	2/27/2029	—	—	—	—
	2/27/2019	(3)	—	—	—	—	15,553	447,615	—	—
	2/27/2019	(5)	—	—	—	—	—	—	10,369	298,420
	12/20/2019	(6)	—	—	—	—	16,633	478,698	—	—
	2/25/2020	(9)	—	44,378	25.62	2/25/2030	—	—	—	—
	2/25/2020	(9)	—	—	—	—	35,128	1,010,984	—	—
	2/25/2020	(8)	—	—	—	—	—	—	17,564	505,492
	8/11/2020	(10)	—	—	—	—	79,078	2,275,865	—	—

Kanika Soni	4/15/2019	(12)	23,995	71,982	48.92	4/15/2029	—	—	—	—
	4/15/2019	(12)	—	—	—	—	48,184	1,386,736	—	—
	12/20/2019	(6)	—	—	—	—	16,633	478,698	—	—
	2/25/2020	(9)	—	44,378	25.62	2/25/2030	—	—	—	—
	2/25/2020	(9)	—	—	—	—	35,128	1,010,984	—	—
	2/25/2020	(8)	—	—	—	—	—	—	17,564	505,492
	8/11/2020	(10)	—	—	—	—	56,484	1,625,610	—	—

(1)	Vests in two equal installments on each of August 1, 2021 and August 1, 2022.
(2)

Represents the target number of shares to be issued assuming target achievement of financial and strategic performance metrics for 2018, 2019, 2020, and 2021.  One quarter of the award to vest on December 31st of the relevant year of performance and settle shortly following certification of achievement of the performance criteria for the year.

(3)	Vests in four equal annual installments commencing on February 15th of the first year following the date of grant.
(4)	Vests in four equal installments on June 15th in each of the four years following the date of grant.
(5)

Represents the target number of shares to be issued assuming that, for the period from January 1, 2019 through December 31, 2021, the Company’s total stockholder return, or TSR, is 100% of the TSR of the Nasdaq Composite Total Return.  Award vests December 31, 2021 and will settle shortly following certification of achievement of the performance criteria. Depending on the Company’s performance, the executive may receive no awards, the target amount reflected above or up to 200% of the target amount reflected.

(6)	Vests in two equal installments on each of December 20, 2020 and December 20, 2021.
(7)	Vests 25% commencing on February 15th of the first year following the date of grant and 6.25% of the remaining shares shall vest in equal quarterly installments commencing thereafter.
(8)

Represents the target number of shares to be issued assuming that, for the period from January 1, 2020 through December 31, 2022, the Company’s total stockholder return, or TSR, is 100% of the TSR of the Nasdaq Composite Total Return.  Award vests December 31, 2022 and will settle shortly following certification of achievement of the performance criteria. Depending on the Company’s performance, the executive may receive no awards, the target amount reflected above or up to 200% of the target amount reflected.

(9)	Vests over a period of two years with 50% vesting on February 15th of the first year following the date of grant and 12.50% vesting in equal quarterly installments commencing thereafter.
(10)	Vests 100% on August 11, 2022, following twenty-four months of continued service from date of the grant.
(11)	Vests in four equal annual installments commencing on October 30th of the first year following the date of grant.
(12)	Vests in four equal annual installments commencing on April 15th of the first year following the date of grant.
(13)

The amounts reported in this column represent the market value of shares or units of stock that have not vested calculated by multiplying the number of stock awards that have not vested by $28.78, the closing price of the Company’s common stock on The Nasdaq Stock Market as of December 31, 2020, the last trading day in 2020.

Option Exercises and Stock Vested

The following table sets forth information regarding the vesting of stock awards held by the named executive officers during 2020. None of our NEOs exercised stock options during 2020.

		Stock Awards
Name	Exercise or Vest Date	Number of Shares Acquired on Vesting (1)	Value Realized on Vesting ($)(2)
Stephen Kaufer	2/10/2020	51,204	1,466,483

Ernst Teunissen	2/14/2020	4,446	131,779
	2/14/2020	13,110	388,580
	2/14/2020	8,422	249,628
	2/14/2020	6,480	192,067
	6/15/2020	16,388	334,479
	12/18/2020	42,415	1,134,601

Seth Kalvert	2/14/2020	3,779	112,010
	2/14/2020	4,916	145,710
	2/14/2020	6,400	189,696
	2/14/2020	4,925	145,977
	6/15/2020	9,013	183,955
	12/18/2020	34,098	912,122

Lindsay Nelson	2/14/2020	5,185	153,683
	10/30/2020	11,077	214,894
	12/18/2020	16,633	444,933

Kanika Soni	4/15/2020	16,061	290,865
	12/18/2020	16,633	444,933

(1)

The amounts reported in this column represent the gross number of shares acquired upon the vesting of RSUs without taking into account any shares that may have been withheld to satisfy applicable tax obligations.

(2)

The amounts reported in this column represent the aggregate dollar value realized upon the vesting of RSUs calculated by multiplying the gross number of RSUs vested by the closing price of Tripadvisor common stock on The Nasdaq Stock Market on the vesting date or, if the vesting occurred on a day on which The Nasdaq Stock Market was closed for trading, the next trading day.

Non-Qualified Deferred Compensation

We do not currently have any other defined contribution or other plan that provides for deferred compensation on a basis that is not tax-qualified for our employees.

Potential Payments Upon Termination or Change in Control

We have entered into employment agreements with each of Messrs. Kaufer, Kalvert and Teunissen and offer letters with Lindsay Nelson and Kanika Soni.  Pursuant to these agreements, each of our named executive officers is eligible to receive certain severance payments and benefits in the event of a qualifying termination of employment. The material terms of these employment agreements are described below.

We believe that a strong and experienced management team is essential and in the best interests of our company and our stockholders. In addition, we recognize that the possibility of a change in control could arise and that such an event could result in the departure of our senior leaders to the detriment of the Company and our stockholders. As a result, we adopted the Severance Plan applicable to certain senior leaders. The plan formalizes and standardizes our severance practices for our most senior leaders.  Adoption of the Severance Plan was approved by the Compensation Committees. The Severance Plan applies to all named executive officers, including Mr. Kaufer.  While the benefits are generally consistent with the severance benefits provided for in individual employment agreements, there are some differences. In addition, under the terms of the Severance Plan, in the event of any conflict or inconsistency between the terms of any employment agreement and the Severance Plan, the terms more beneficial to the officer will prevail.

Change of Control Provisions

The 2018 Plan provides that, unless otherwise specified in the applicable award agreement, upon a named executive officer’s termination of employment by the Company within 30 days prior to or the two-year period following a Change in Control other than for “Cause” or “Disability,” or by the participant for “Good Reason,” as each term is defined in the plans, the following shall occur:

•

stock options and stock appreciation rights held by such participant will automatically become fully exercisable and will remain exercisable until the later of (i) the last day on which such option or stock appreciation right is exercisable as specified in the applicable award agreement or (ii) the earlier of the first anniversary of the change in control and the expiration of the term of the option or stock appreciation right; and

•	all other awards will become fully vested (with any performance-based awards being deemed met at target) and the restrictions and conditions on all other awards will automatically be deemed waived.

Stephen Kaufer Employment Arrangement

In March 2014, Tripadvisor, LLC entered into an employment agreement with Mr. Kaufer, with an original term of five years. This agreement was amended effective November 28, 2017 to, among other things, extend the term to March 31, 2023.

Pursuant to the employment agreement, in the event that Mr. Kaufer’s employment terminates by reason of his death or disability, then:

•	Tripadvisor will pay Mr. Kaufer (or his estate) his base salary through the end of the month in which the termination occurs;
•	Any outstanding unvested equity awards that vest less frequently than annually shall be treated as though such awards vested annually; and
•	Any unvested stock options held by Mr. Kaufer at the time of termination shall remain exercisable through the earlier of 18 months following termination or the scheduled expiration of such options.

Pursuant to the employment agreement, in the event that Mr. Kaufer terminates his employment for Good Reason or is terminated by Tripadvisor without Cause and such termination occurs during the period commencing three months immediately prior to a Change in Control and ending 24 months immediately following the Change in Control (in each case as such terms are defined in the employment agreement and below), then:

•	Tripadvisor will pay Mr. Kaufer cash severance in a lump sum equal to 24 months of his base salary;
•

Tripadvisor will pay Mr. Kaufer in a monthly cash amount equal to the premiums charged by Tripadvisor to maintain COBRA health insurance coverage for him and his eligible dependents for each month between the date of termination and 18 months thereafter;

•	Tripadvisor will pay to Mr. Kaufer a lump sum in cash equal to his annual target bonus, without pro-ration or adjustment;
•	All equity awards held by Mr. Kaufer that are outstanding and unvested shall immediately vest in full; and
•

Mr. Kaufer will have 18 months following such date of termination of employment to exercise any vested stock options (including stock options accelerated pursuant to the terms of his employment agreement) or, if earlier, through the scheduled expiration date of the options.

Pursuant to the employment agreement, in the event that Mr. Kaufer terminates his employment for Good Reason or is terminated by Tripadvisor without Cause and such termination is not in connection with a Change in Control, then:

•	Tripadvisor will continue to pay Mr. Kaufer’s base salary through 12 months following the date of termination;
•	Tripadvisor will consider in good faith the payment of an annual bonus on a pro rata basis based on actual performance during the year of termination;
•	Tripadvisor will pay COBRA health insurance coverage for Mr. Kaufer and his eligible dependents for 12 months following termination;
•

All equity awards held by Mr. Kaufer that otherwise would have vested during the 12-month period following termination of employment, will accelerate and become fully vested and exercisable (provided that awards that vest less frequently than annually will be treated as though such awards vested annually);

•

Any equity awards that do not vest in connection with a termination of employment shall remain outstanding for three months following termination, provided that there will be no additional vesting with respect to such awards unless a Change in Control occurs within such three-month period; and

•

Mr. Kaufer will have 18 months following such date of termination to exercise any vested stock options (including stock options accelerated pursuant to the terms of his employment agreement) or, if earlier, through the scheduled expiration date of the options.

The agreement also provides that a non-renewal of the employment agreement or expiration of the term will be treated as a termination of employment without Cause or resignation for Good Reason not in connection with a Change in Control, entitling Mr. Kaufer to the severance benefits described above under his employment agreement.  In addition, receipt of the severance payments and benefits set forth above is contingent upon Mr. Kaufer executing and not revoking a separation and release in favor of Tripadvisor.  Each of the payments set forth above shall be offset by the amount of any cash compensation earned by Mr. Kaufer from another employer during the 12 months following his termination of employment.

With respect to Mr. Kaufer’s equity awards granted in August 2013 and thereafter, either Mr. Kaufer agreed to waive the single trigger acceleration right upon a Change in Control or the award was issued pursuant to the 2018 Plan which did not include this benefit.  As a result, Mr. Kaufer’s awards will only accelerate upon a “double trigger.”

Mr. Kaufer has also agreed to be restricted from competing with Tripadvisor or any of its subsidiaries or affiliates or soliciting their employees, consultants, independent contractors, customers, suppliers or business partners, among others, during the term of his employment and through the period ending 18 months after the termination of employment.

Ernst Teunissen Employment Arrangement

On October 6, 2015, the Company entered into an agreement with Mr. Teunissen, effective November 9, 2015.  Such employment agreement commenced on November 9, 2015 and was to expire on March 31, 2018, unless sooner terminated in accordance with its terms.  This agreement was amended effective November 28, 2017 to, among other things, extend the term to March 31, 2021. This agreement was amended again on May 8, 2020, to, among other things, extend the term to May 31, 2022 and provide for a target payment, to be paid in cash or shares of the Company’s common stock (in the Company’s sole discretion),  in an amount equal to the difference between a maximum payment of $7 million and the aggregate intrinsic value of Mr. Teunissen’s equity awards that were scheduled to vest between May 1, 2020 and May 31, 2022, as measured using the average market price of the Company’s common stock for ten trading days immediately prior to May 31, 2022.

Pursuant to the employment agreement, as amended, with Mr. Teunissen, in the event that his employment terminates by reason of his death or disability, he will be entitled to continued payment of base salary through the end of the month in which the termination occurs.  In the event that he terminates his employment for Good Reason or is terminated by Tripadvisor without Cause (in each case, as such terms are defined in the employment agreement and below), then:

•

Tripadvisor will continue to pay his base salary through the longer of (i) 12 months following the termination date, and (ii) the remaining term of the employment agreement up to a maximum of 18 months, in each case provided that such payments will be offset by any amount earned from another employer during such time period;

•	Tripadvisor will consider in good faith the payment of bonuses on a pro rata basis based on actual performance for the year in which termination of employment occurs;
•

Tripadvisor will pay COBRA health insurance coverage for Mr. Teunissen and his eligible dependents through the longer of the end of the term of his employment agreement and 12 months following termination;

•

All equity awards held by Mr. Teunissen that otherwise would have vested during the 12-month period following termination of employment, will accelerate and become fully vested and exercisable (provided that equity awards that vest less frequently than annually shall be treated as though such awards vested annually); and

•

Mr. Teunissen will have 18 months following such date of termination or employment to exercise any vested stock options (including stock options accelerated pursuant to the terms of his employment agreement) or, if earlier, through the scheduled expiration date of the options.

The agreement also provides that a non-renewal of the employment agreement or expiration of the term will be treated as a termination of employment without Cause or resignation for Good Reason not in connection with a Change of Control, entitling Mr. Teunissen to benefits under his employment agreement.

Receipt of the severance payments and benefits set forth above is contingent upon Mr. Teunissen executing and not revoking a separation and release in favor of Tripadvisor.  In addition, Mr. Teunissen agreed to be restricted from competing with Tripadvisor or any of its subsidiaries or affiliates or soliciting their employees, consultants, independent contractors, customers, suppliers or business partners, among others, through the longer of (i) the completion of the term of the employment agreement and (ii) 12 months after the termination of employment.

Seth J. Kalvert Employment Arrangement

Effective May 19, 2016, the Company entered into an employment agreement with Mr. Kalvert that is subject to a two-year term, although this agreement was amended effective February 19, 2018 to, among other things, extend the term to March 31, 2021.  Effective March 29, 2021, Mr. Kalvert’s employment agreement was replaced and superceded in its entirety by a new letter agreement. The terms of the new letter agreement are generally consistent with those originally provided for in the employment agreement and are described below.

Pursuant to the employment arrangement with Mr. Kalvert, in the event that he terminates his employment for Good Reason or is terminated by Tripadvisor without Cause (in each case as such terms are defined in the employment agreement and below), then:

•

Tripadvisor will continue to pay his base salary for 12 months following the termination date, provided that such payments will be offset by any amount earned from another employer during such time period;

•	Tripadvisor will consider in good faith the payment of bonuses on a pro rata basis based on actual performance for the year in which termination of employment occurs;
•

Tripadvisor will pay COBRA health insurance coverage for Mr. Kalvert and his eligible dependents until the earlier of 12 months following termination or the date Mr. Kalvert becomes re-employed or otherwise ineligible for COBRA coverage;

•

All equity awards held by Mr. Kalvert that otherwise would have vested during later of the 12-month period following termination of employment or August 31, 2022, will accelerate and become fully vested and exercisable (provided that equity awards that vest less frequently than annually shall be treated as though such awards vested annually); and

•

Mr. Kalvert will have 18 months following such date of termination or employment to exercise any vested stock options (including stock options accelerated pursuant to the terms of his employment agreement) or, if earlier, through the scheduled expiration date of the options.

In the event that his employment terminates by reason of his death, Mr.  Kalvert will be entitled to continued payment of base salary through the end of the month in which such death occurs.  In the event Mr. Kalvert is absent from full-time performance of his duties due to Disability, the Company will continue to pay through a Termination of Employment, Mr. Kalvert’s base salary offset by any amounts payable during such period under any disability insurance plan or policy provided by the Company. In addition, any outstanding equity awards will continue to vest during such period and until a Termination of Employment.

Receipt of the severance payments and benefits set forth above is contingent upon Mr. Kalvert executing and not revoking a separation and release in favor of Tripadvisor.  In addition, Mr. Kalvert agreed to be restricted from competing with Tripadvisor or any of its subsidiaries or affiliates or soliciting their employees, consultants, independent contractors, customers, suppliers or business partners, among others, through one year after the effective date of the termination of employment.

Lindsay Nelson Employment Arrangement

On September 25, 2018, the Company entered into an offer letter with Lindsay Nelson with a start date effective November 5, 2018.  Pursuant to the employment arrangement, Ms. Nelson is entitled to the benefits of the Company’s Severance Plan for senior leaders as described in more detail below.  Simultaneously with entering into the new offer letter, Ms. Nelson entered into a Non-Disclosure, Developments and Non-Competition Agreement, pursuant to which Ms. Nelson agreed to be restricted from competing with Tripadvisor or any of its subsidiaries or affiliates or soliciting their employees, consultants, independent contractors, customers, suppliers or business partners, among others, through one year after the effective date of the termination of employment.

Kanika Soni Employment Arrangement

On February 1, 2019, the Company entered into an offer letter with Kanika Soni with a start date effective April 15, 2019.  Pursuant to the employment arrangement, Ms. Soni is entitled to the benefits of the Company’s Severance Plan for senior leaders as described in more detail below.  Simultaneously with entering into the new offer letter, Ms. Soni entered into a Non-Disclosure, Developments and Non-Competition Agreement, pursuant to which Ms. Soni agreed to be restricted from competing with Tripadvisor or any of its subsidiaries or affiliates or soliciting their employees, consultants, independent contractors, customers, suppliers or business partners, among others, through one year after the effective date of the termination of employment.

Definitions

Cause means: (i) the plea of guilty or nolo contendere to, or conviction for, a felony offense by the executive; provided, however, that after indictment, Tripadvisor may suspend the executive from rendition of services but without limiting or modifying in any other way Tripadvisor’s obligations under the applicable employment agreement, (ii) a material breach by the executive of a fiduciary duty owed to Tripadvisor or its subsidiaries, (iii) material breach by the executive of certain covenants of the applicable employment agreement, (iv) the willful or gross neglect by the executive of the material duties required by the applicable employment agreement or (v) a knowing and material violation by the executive of any Tripadvisor policy pertaining to ethics, legal compliance, wrongdoing or conflicts of interest that, in the cases of the conduct described in clauses (iv) and (v) above, if curable, is not cured by the executive within 30 days after the executive is provided with written notice thereof.

Change in Control means any of the following events:

(i)

The acquisition by any individual entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act), other than Liberty Tripadvisor Holdings, Inc. and its affiliates (a “Person”) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of equity securities of the Company representing more than 50% of the voting power of the then outstanding equity securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided, however, that for purposes of this subsection (i), the following acquisitions shall not constitute a Change in Control: (A) any acquisition by the Company, (B) any acquisition directly from the Company, (C) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company, or (D) any acquisition pursuant to a transaction which complies with clauses (A), (B) and (C) of subsection (iii); or

(ii)

Individuals who, as of the Effective Date, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the Effective Date, whose election, or nomination for election by the Company’s stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

(iii)

Consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company or the purchase of assets or stock of another entity (a “Business Combination”), in each case, unless immediately following such Business Combination, (A) all or substantially all of the individuals and entities who were the beneficial owners of the Outstanding Company Voting Securities immediately prior to such Business Combination will beneficially own, directly or indirectly, more than 50% of the then outstanding combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors (or equivalent governing body, if applicable) of the entity resulting from such Business Combination (including, without limitation, an entity which as a result of such transaction owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination of the Outstanding Company Voting Securities, (B) no Person (excluding Liberty Tripadvisor Holdings, Inc. and its respective affiliates, any employee benefit plan (or related trust) of the Company or such entity resulting from such Business Combination) will beneficially own, directly or indirectly, more than a majority of the combined voting power of the then outstanding voting securities of such entity except to the extent that such ownership of the Company existed prior to the Business Combination and (C) at least a majority of the members of the board of directors (or equivalent governing body, if applicable) of the entity resulting from such Business Combination will have been members of the Incumbent Board at the time of the initial agreement, or action of the Board, providing for such Business Combination; or

(iv)	Approval by our stockholders of a complete liquidation or dissolution of the Company.

Good Reason means the occurrence of any of the following without the executive’s prior written consent: (A) Tripadvisor’s material breach of any material provision of the applicable employment agreement, (B) the material reduction in the executive’s title, duties, reporting responsibilities or level of responsibilities in such executive’s position at Tripadvisor,  (C) the material reduction in the executive’s base salary or the executive’s total annual compensation opportunity, or (D) the relocation of the executive’s principal place of employment more than 20 miles outside of their location of employment; provided that in no event shall the executive’s resignation be for Good Reason unless (x) an event or circumstance set forth in clauses (A) through (D) shall have occurred and the executive provides Tripadvisor with written notice thereof within 30 days after the executive has knowledge of the occurrence or existence of such event or circumstance, which notice specifically identifies the event or circumstance that the executive believes constitutes Good Reason, (y) Tripadvisor fails to correct the event or circumstance so identified within 30 days after receipt of such notice, and (z) the executive resigns within 90 days after the date of delivery of the notice referred to in clause (x) above.

Notwithstanding the terms of the employment arrangements described above, under the terms of the Severance Plan in the event of any conflict or inconsistency between the terms of any employment agreement and the Severance Plan, the terms more beneficial to the employee shall prevail.  For a description and quantification of the estimated potential payments in the event of a termination without Cause, resignation for Good Reason, Change in Control and termination without Cause or resignation for Good Reason in connection with a Change in Control, please see the section below entitled “Potential Payments Upon Termination or Change in Control.”  The amounts reflected in this table reflect the “better of” the terms between the employment arrangements, the 2018 Plan and the Severance Plan.

Severance Plan

Effective August 7, 2017, the Company adopted the Severance Plan applicable to certain senior leaders of the Company. The Severance Plan formalizes and standardizes the Company’s severance practices for certain designated employees. Employees covered by the Severance Plan generally will be eligible to receive severance benefits in the event of a termination by the Company without Cause or, under certain circumstances, resignation by the employee for Good Reason. If a termination of employment occurs in connection with a Change in Control, the participants would generally be eligible to receive enhanced severance benefits. The severance benefits provided pursuant to the Severance Plan are determined based on the job classification of the employees and, in certain cases, his or her years of service with the Company.

Under the Severance Plan, in the event of a termination by the Company without Cause more than three months prior to a Change in Control or more than 12 months following a Change in Control, the severance benefits for the employee generally shall consist of the following:

•

continued payment of base salary for a period ranging from six to 18 months following the date of such employee’s termination of employment (in such case, based on the employee’s classification within the organization and years of service); and

•

continuation of coverage under the Company’s health insurance plan through the Company’s payment of COBRA premiums for a period ranging from six to 18 months following the date of such employee’s termination of employment (in such case, based on the employee’s classification within the organization and years of service).

Under the Severance Plan, in the event of a termination by the Company without Cause or by the employee for Good Reason, in each case within three months prior to or 12 months following a Change in Control, the severance benefits for the participant shall consist of the following:

•

payment of a lump sum amount equal to (i) a minimum of 12 and up to 24 months of the participant’s base salary, plus (ii) the participant’s target bonus multiplied by 1, 1.5 or 2 (in each case, based on employee’s classification within the organization and years of service); and

•

payment of a lump sum amount equal to the premiums required to continue the participant’s medical coverage under the Company’s health insurance plan for a period ranging from 12 to 24 months (in such case, based on employee’s classification within the organization and years of service).

The foregoing summary is qualified in its entirety by reference to the Severance Plan incorporated herein by reference to Exhibit 10.22 to the Company’s 2017 Annual Report.

Estimated Potential Incremental Payments

The table below reflects the estimated amount of incremental compensation payable to each of our named executive officers in the following circumstances: (i) termination of employment as a result of death of the NEO; (ii) a termination of employment by Tripadvisor without Cause not in connection with a Change in Control, (iii) resignation by him or her for Good Reason not in connection with a Change in Control, (iv) a Change in Control or (v) a termination of employment by Tripadvisor without Cause or by him or her for Good Reason in connection with a Change in Control.   No benefits are payable upon a resignation by the NEO without Good Reason, termination of employment by Tripadvisor for Cause.  Upon a termination of employment for Disability or retirement, no benefits are provided, other than an extension of time for the exercise of any outstanding options.

The amounts shown in the table (i) assume that the triggering event was effective December 31, 2020; (ii) are based on the terms of the employment arrangements in effect as of December 31, 2020 and do not reflect any subsequent amendments; and (iii) are based on the “better of” such employment arrangements or the terms of the Severance Plan.  The price of Tripadvisor common stock on which certain calculations are based was $28.78 per share, the closing price of Tripadvisor’s common stock on The Nasdaq Stock Market on December 31, 2020. These amounts are estimates of the incremental amounts that would be paid out to each NEO upon such triggering event. The actual amounts to be paid out can only be determined at the time of the triggering event, if any.

Name and Benefit	Death ($) (1)	Termination Without Cause ($)	Resignation for Good Reason ($)	Change in Control ($)		Termination w/o Cause or for Good Reason in connection with Change in Control ($)
Stephen Kaufer
Salary	—	1,237,500	1,237,500	—		1,650,000
Bonus (2)	—	721,875	721,875	—		1,650,000
Equity Awards (vesting accelerated)	15,483,726	14,107,398	14,107,398	9,290,219	(4)	15,483,726
Health & Benefits (3)	—	41,941	41,941	—		55,922
Total estimated value	15,483,726	16,108,714	16,108,714	9,290,219		18,839,648

Ernst Teunissen
Salary	—	765,000	765,000	—		765,000
Bonus (2)	—	348,840	348,840	—		612,000
Equity Awards (vesting accelerated)	5,558,018	3,136,630	3,136,630	4,212	(4)	4,561,560
Health & Benefits (3)	—	42,525	42,525	—		42,525
Total estimated value	5,558,018	4,292,995	4,292,995	4,212		5,981,085

Seth J. Kalvert
Salary	—	720,000	720,000	—		720,000
Bonus (2)	—	297,600	297,600	—		576,000
Equity Awards (vesting accelerated)	5,416,616	2,722,262	2,722,262	3,370	(4)	4,634,381
Health & Benefits (3)	—	41,731	41,731	—		41,731
Total estimated value	5,416,616	3,781,593	3,781,593	3,370		5,972,112

Lindsay Nelson
Salary	—	495,000	495,000	—		742,500
Bonus (2)	—	363,083	363,083	—		668,250
Equity Awards (vesting accelerated)	5,794,929	6,740	6,740	3,370	(4)	4,997,757
Health & Benefits (3)	—	9,304	9,304	—		13,957
Total estimated value	5,794,929	874,127	874,127	3,370		6,422,464

Kanika Soni
Salary	—	495,000	495,000	—		742,500
Bonus (2)	—	327,443	327,443	—		668,250
Equity Awards (vesting accelerated)	5,147,753	6,740	6,740	3,370	(4)	4,649,001
Health & Benefits (3)	—	19,485	19,485	—		29,228
Total estimated value	5,147,753	848,668	848,668	3,370		6,088,979

(1)

Pursuant to the Company’s 2018 Plan, upon a participant’s termination of employment by reason of death, any award that was unvested at the time of death shall automatically vest, including performance awards which shall vest at target.

(2)	Represents actual bonus amount for 2020, the payment of which the Company must consider in good faith, pursuant to the terms of the employment agreement.
(3)	Assumes extension of benefits or payment of the cost of benefits for a period of time following termination, pursuant to the terms of the employment agreement or the Severance Plan.
(4)

In the event of a Change in Control, the stock options, RSUs and MSUs granted to the CEO in connection with the 2017 CEO Award and the MSUs granted to the other NEOs will be treated as though they vested daily over the vesting period and the vesting will accelerate with respect to those awards that would have vested as of the effective date of the Change in Control under this scenario.

DIRECTOR COMPENSATION

Overview

The Board sets non-employee director compensation which is designed to provide competitive compensation necessary to attract and retain high quality non-employee directors and to encourage ownership of Tripadvisor common stock to further align their interests with those of our stockholders. Each non-employee director of Tripadvisor is eligible to receive the following compensation:

•	An annual cash retainer of $50,000, paid in equal quarterly installments;
•

An RSU award with a value of $250,000 (based on the closing price of Tripadvisor’s common stock on the Nasdaq Stock Market on the date of grant), upon such director’s election to office, subject to vesting in full on the first anniversary of the grant date and, in the event of a Change in Control (as defined in the 2018 Plan and above), full acceleration of vesting;

•	An annual cash retainer of $20,000 for each member of the Audit Committee (including the Chairman) and $15,000 for each member of the Compensation Committees (including the Chairman); and
•	An additional annual cash retainer of $10,000 for each of the Chairman of the Audit Committee and the Chairman of the Compensation Committees.

We also pay reasonable travel and accommodation expenses of the non-employee directors in connection with their participation in meetings of the Board.

Tripadvisor employees do not receive compensation for serving as directors. Accordingly, Mr. Kaufer does not receive any compensation for his service as a director.

In light of the impacts of the COVID-19 outbreak and the uncertainty around the outbreak’s full impact on the Company and its financial performance, on April 14, 2020, the Board determined that the compensation to be paid to the non-employee directors, commencing with the election of directors at the June 9, 2020 annual meeting of stockholders, would be reduced as follows: (i) the directors would forego the annual cash retainer of $50,000 while continuing to receive the cash retainer related to committee service, and (ii) the value of the annual RSU award would be reduced from $250,000 to $187,500. The directors resumed receiving the annual cash retainer beginning January 1, 2021.

Non-Employee Director Deferred Compensation Plan

Under Tripadvisor’s Non-Employee Director Deferred Compensation Plan, the non-employee directors may defer all or a portion of their directors’ fees. Eligible directors who defer their directors’ fees may elect to have such deferred fees (i) applied to the purchase of share units representing the number of shares of Tripadvisor common stock that could have been purchased on the date such fees would otherwise be payable or (ii) credited to a cash fund. If any dividends are paid on Tripadvisor common stock, dividend equivalents will be credited on the share units. The cash fund will be credited with deemed interest at an annual rate equal to the average “bank prime loan” rate for such year identified in the U.S. Federal Reserve Statistical Release. Upon termination of service as a director of Tripadvisor, a director will receive (i) with respect to share units, such number of shares of Tripadvisor common stock as the share units represent and (ii) with respect to the cash fund, a cash payment. Payments upon termination will be made in either one lump sum or up to five installments, as elected by the eligible director at the time of the deferral election.

2020 Non-Employee Director Compensation Table

The following table shows the compensation information for the non-employee directors of Tripadvisor for the year ended December 31, 2020:

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)(3)	Total ($)
Gregory B. Maffei	37,253	187,492	224,745
Jay C. Hoag	47,253	187,492	234,745
Betsy L. Morgan	37,115	187,492	224,607
M. Greg O'Hara	9,615	238,175	247,790
Jeremy Philips	42,253	187,492	229,745
Albert Rosenthaler	22,115	187,492	209,607
Trynka Shineman Blake	33,282	187,492	220,774
Jane Jie Sun	—	169,517	169,517
Robert S. Wiesenthal	52,115	187,492	239,607

(1)

The amounts reported in this column represent the annual cash retainer amounts for services in 2020, including fees with respect to which directors elected to defer and credit towards the purchase of share units representing shares of the Company common stock pursuant to the Company’s Non-Employee Director Deferred Compensation Plan.

(2)

The amounts reported in this column represent the aggregate grant date fair value of RSU awards computed in accordance with FASB ASC Topic 718. As noted, these amounts reflect aggregate grant date fair value computed in accordance with FASB ASC Topic 718 and therefore may not correspond to the actual value that will be recognized by the non-employee directors from their awards.

(3)	As of December 31, 2020, Messrs. Maffei, Hoag, Philips, Rosenthaler, Wiesenthal, and Ms. Shineman and Ms. Morgan each held 7,858 RSUs. Mr. O’Hara held 10,680 RSUs and Ms. Sun held 8,241 RSUs.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Beneficial Ownership Table

The following table presents information as of April 16, 2021, relating to the beneficial ownership of Tripadvisor’s capital stock by (i) each person or entity known to Tripadvisor to own beneficially more than 5% of the outstanding shares of Tripadvisor’s common stock or Class B common stock, (ii) each director and director nominee of Tripadvisor, (iii) the named executive officers and (iv) our executive officers and directors, as a group. In each case, except as otherwise indicated in the footnotes to the table, the shares are owned directly by the named owners, with sole voting and dispositive power. Unless otherwise indicated, beneficial owners listed in the table may be contacted at Tripadvisor’s corporate headquarters at 400 1st Avenue, Needham, Massachusetts 02494.

Shares of Tripadvisor Class B common stock may, at the option of the holder, be converted on a one-for-one basis into shares of Tripadvisor common stock; therefore, the common stock column below includes shares of Class B common stock held by each such listed person, entity or group, and the beneficial ownership percentage of each such listed person assumes the conversion of all Class B common stock into common stock. For each listed person, entity or group, the number of shares of Tripadvisor common stock and Class B common stock and the percentage of each such class listed also include shares of common stock and Class B common stock that may be acquired by such person, entity or group on the conversion or exercise of equity securities, such as stock options, which can be converted or exercised, and RSUs that have or will have vested, within 60 days of April 16, 2021, but do not assume the conversion or exercise of any equity securities (other than the conversion of the Class B common stock) owned by any other person, entity or group.

The percentage of votes for all classes of Tripadvisor’s capital stock is based on one vote for each share of common stock and ten votes for each share of Class B common stock. There were 124,096,338 shares of common stock and 12,799,999 shares of Class B common stock outstanding on April 16, 2021.

	Common Stock			Class B Common Stock			Percent (%) of Votes
Beneficial Owner	Shares		%	Shares		%	(All Classes)
5% Beneficial Owners
Liberty TripAdvisor Holdings, Inc.	29,245,893	(1)	21.4%	12,799,999	(1)	100%	57.3%
12300 Liberty Boulevard Englewood, CO 80112
PAR Investment Partners, L.P.	11,702,908	(2)	8.6%	0		0	4.6%
200 Clarendon Street, FL 48, Boston, MA 02116
BlackRock, Inc.	8,259,027	(3)	6.0%	0		0	3.3%
55 East 52nd Street, New York, NY 10022
The Vanguard Group	7,945,252	(4)	5.8%	0		0	3.2%
100 Vanguard Blvd, Malvern, PA 19355
Trip.com Group Limited	6,954,228	(5)	5.1%	0		0	2.8%
968 Jin Zhong Road, Shanghai 200335, People’s Republic of China

Named Executive Officers and Directors
Gregory B. Maffei	38,384	(6)	*	0		0	*
Stephen Kaufer	2,014,950	(7)	1.5%	0		0	*
Trynka Shineman Blake	15,348	(8)	*	0		0	*
Jay C. Hoag	21,151	(9)	*	0		0	*
Betsy Morgan	15,348	(8)	*	0		0	*
Greg O'Hara	1,724,539	(10)	1.3%	0		0	*
Jeremy Philips	25,960	(8)	*	0		0	*
Jane Jie Sun	—	(11)	*	0		0	*
Albert Rosenthaler	31,538	(8)	*	0		0	*
Robert S. Wiesenthal	25,960	(8)	*	0		0	*
Ernst Teunissen	362,676	(12)	*	0		0	*
Seth J. Kalvert	361,961	(13)	*	0		0	*
Lindsay Nelson	114,052	(14)	*	0		0	*
Kanika Soni	123,224	(15)	*	0		0	*

All executive officers, directors and director nominees as a group (14 persons)	4,875,091	(16)	3.5%	0		0	1.9%

*	The percentage of shares beneficially owned does not exceed 1% of the class.

(1)

Based on information contained in a Schedule 13D/A filed with the SEC on March 22, 2021, by LTRIP.  Consists of 16,445,894 shares of common stock and 12,799,999 shares of Class B Common Stock owned by LTRIP. Excludes shares beneficially owned by the executive officers and directors of LTRIP, as to which LTRIP disclaims beneficial ownership.

(2)

Based solely on information contained in a Schedule 13G/A filed with the SEC on February 16, 2021, by PAR Investment Partners, L.P. According to the Schedule 13G/A, PAR beneficially owns and has sole dispositive power with respect to 11,702,908 shares of common stock and has sole voting power with respect to 11,702,908 shares.

(3)

Based solely on information contained in a Schedule 13G/A filed with the SEC on February 1, 2021, by BlackRock, Inc. According to the Schedule 13G/A, BlackRock beneficially owns and has sole dispositive power with respect to 8,259,027 shares of common stock and has sole voting power with respect to 7,873,506 shares.

(4)

Based solely on information contained in a Schedule 13G/A filed with the SEC on February 10, 2021, by The Vanguard Group (“Vanguard”). According to the Schedule 13G/A, Vanguard beneficially owns 7,945,252 shares of common stock and has sole dispositive power with respect to 7,802,754 shares of common stock.

(5)

Based solely on information contained in a Schedule 13D filed with the SEC on July 17, 2020, by Trip.com Group Limited (“Trip.com”). According to the Schedule 13D, Trip.com beneficially owns 6,594,228 shares of common stock.

(6)

Includes 1,938 shares of common stock that are held by the Maffei Foundation.  Mr. Maffei and his wife, as the two directors of the Maffei Foundation, have shared voting and investment power with respect to any shares held by the Maffei Foundation.  Also includes 7,858 RSUs that will vest and settle within 60 days of April 16, 2021.

(7)	Includes options to purchase 1,369,515 shares of common stock that are currently exercisable.
(8)	Includes 7,858 RSUs that will vest and settle within 60 days of April 16, 2021.
(9)

Includes 7,858 RSUs that will vest and settle within 60 days of April 16, 2021.  Mr. Hoag holds directly these RSUs and 13,293 shares resulting from RSUs that previously vested and has sole voting and dispositive power over these securities; however, TCV IX Management, L.L.C. has a right to 100% of the pecuniary interest in such securities. Mr. Hoag is a Member of TCV IX Management, L.L.C. and disclaims beneficial ownership of such RSUs and the shares underlying such RSUs except to the extent of his pecuniary interest therein.  The remaining 2,281,000 shares are held directly by TCV IX Tumi, L.P., TCV IX Tumi (A), L.P., TCV IX Tumi (B), L.P., and TCV IX Tumi (MF), L.P. (the “TCV Funds”).  Jay C. Hoag is a Class A Member of Technology Crossover Management IX, Ltd. ("Management IX") and a limited partner of Technology Crossover Management IX, L.P. ("TCM IX"). Management IX is the sole general partner of TCM IX, which in turn is the sole general partner of TCV IX, L.P., which in turn is the sole member of TCV IX TUMI GP, LLC, which in turn is the sole general partner each of the TCV Funds.  Mr. Hoag does not hold voting or dispositive power over the shares held by the TCV Funds and disclaims beneficial ownership of such shares except to the extent of his pecuniary interest therein.

(10)

Includes (i) 1,713,859 shares of the Company’s common stock held by an entity affiliated with Certares Management LLC (together with its affiliates, “Certares”) that Mr. O’Hara may be deemed to beneficially own, and (ii) 7,858 RSUs that will vest and settle within 60 days of April 16, 2021.  These RSUs, along with 2,822 shares resulting from RSUs that previously vested, were granted under the Company’s 2018 Plan to Mr. O’Hara in consideration for services rendered as a member of the Company’s Board of Directors.  Mr. O’Hara is an employee of Certares. Pursuant to policies of Certares, Mr. O’Hara holds the RSUs and shares resulting from the vested RSUs described herein for the benefit of Certares. Mr. O’Hara disclaims beneficial ownership of the shares held by Certares except to the extent of Mr. O’Hara’s pecuniary interest in therein.

(11)

Does not include 8,241 RSUs that do not vest and settle within 60 days of April 16, 2021.  These RSUs were granted under the Company’s 2018 Plan to Ms. Sun in consideration for services rendered as a member of the Company’s Board of Directors.  Ms. Sun is an employee of Trip.com Group Limited or one of its affiliates (collectively, “Trip.com”). As described above, Trip.com holds 6,267,172 shares of the Company’s common stock.  Ms. Sun disclaims beneficial ownership of the shares held by Trip.com except to the extent of Ms. Sun’s interest in therein.

(12)

Includes options to purchase 304,020 shares of common stock that are currently exercisable, options to purchase 39,523 shares of common stock that will be exercisable within 60 days of April 16, 2021 and 19,133 RSUs that will vest and settle within 60 days of April 16, 2021.

(13)

Includes options to purchase 323,179 shares of common stock that are currently exercisable, options to purchase 25,378 shares of common stock that will be exercisable within 60 days of April 16, 2021 and 13,404 RSUs that will vest and settle within 60 days of April 16, 2021.

(14)

Includes options to purchase 81,526 shares of common stock that are currently exercisable, options to purchase 5,547 shares of common stock that will be exercisable within 60 days of April 16, 2021 and 4,391 RSUs that will vest and settle within 60 days of April 16, 2021.

(15)

Includes options to purchase 70,178 shares of common stock that are currently exercisable, options to purchase 5,547 shares of common stock that will be exercisable within 60 days of April 16, 2021 and 4,391 RSUs that will vest and settle within 60 days of April 16, 2021.

(16)

Includes options to purchase 2,148,418 shares of common stock that are currently exercisable, options to purchase 75,995 shares of common stock that will be exercisable within 60 days of April 16, 2021 and 104,183 RSUs that will vest and settle within 60 days of April 16, 2021.

Changes in Control

We know of no arrangements, including any pledge by any person of our securities, the operation of which may at a subsequent date result in a change in control of our company.

Section 16(a) Beneficial Ownership Reporting Compliance

Pursuant to Section 16(a) of the Exchange Act, Tripadvisor officers and directors and persons who beneficially own more than 10% of the registered class of a registered class of Tripadvisor’s equity securities are required to file initial statements of beneficial ownership (Form 3) and statements of changes in beneficial ownership (Forms 4 and 5) with the SEC. Such persons are required by the rules of the SEC to furnish Tripadvisor with copies of all such forms they file. Based solely on a review of the copies of such forms furnished to the Company and/or written representations that no additional forms were required, Tripadvisor believes that all of the Company’s directors, officers and 10% beneficial holders complied with all of the reporting requirements applicable to them with respect to transactions during 2020, except that a Form 4 for Kanika Soni filed December 8, 2020 was filed one day late.

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

Review and Approval or Ratification of Related Person Transactions

Pursuant to the Company’s Related Party Transactions Policy, we will enter into or ratify a “related person transaction” only when it has been approved by the Audit Committee of the Board, in accordance with its written charter. Related persons include our executive officers, directors, 5% or more beneficial owners of our common stock or immediate family members of these persons and entities in which one of these persons has a direct or indirect material interest. Related person transactions are transactions that meet the minimum threshold for disclosure in the proxy statement under the relevant SEC rules (generally, transactions involving amounts exceeding $120,000 in which a related person or entity has a direct or indirect material interest). When a potential related person transaction is identified, management presents it to the Audit Committee to determine whether to approve or ratify. When determining whether to approve, ratify, disapprove or reject any related person transaction, the Audit Committee considers all relevant factors, including the extent of the related person’s interest in the transaction, whether the terms are commercially reasonable and whether the related person transaction is consistent with the best interests of Tripadvisor and our stockholders.

The legal and accounting departments work with business units throughout Tripadvisor to identify potential related person transactions prior to execution. In addition, we take the following steps with regard to related person transactions:

•

On an annual basis, each director, director nominee and executive officer of Tripadvisor completes a Director and Officer Questionnaire that requires disclosure of any transaction, arrangement or relationship with us during the last fiscal year in which the director or executive officer, or any member of his or her immediate family, had a direct or indirect material interest.

•

Each director, director nominee and executive officer is expected to promptly notify our legal department of any direct or indirect interest that such person or an immediate family member of such person had, has or may have in a transaction in which we participate.

•	Tripadvisor monitors its accounts payable, accounts receivable and other databases to identify any other potential related person transactions that may require disclosure.
•	Any reported transaction that our legal department determines may qualify as a related person transaction is referred to the Audit Committee.

If any related person transaction is not approved, the Audit Committee may take such action as it may deem necessary or desirable in the best interests of Tripadvisor and our stockholders.

Related Person Transactions

On August 27, 2014, the entire beneficial ownership of our common stock and Class B common stock held by Liberty was transferred to LTRIP.  Simultaneously, Liberty, LTRIP’s former parent company, distributed, by means of a dividend, to the holders of its Liberty Ventures common stock, Liberty’s entire equity interest in LTRIP.  We refer to this transaction as the “Liberty Spin-Off”. As a result of the Liberty Spin-Off, effective August 27, 2014, LTRIP became a separate, publicly traded company holding 100% of Liberty’s interest in Tripadvisor.

As of the record date, LTRIP beneficially owned 16,445,894 shares of our common stock and 12,799,999 shares of our Class B common stock, which shares constitute 13.3% of the outstanding shares of common stock and 100% of the outstanding shares of Class B common stock. Assuming the conversion of all of LTRIP’s shares of Class B common stock into common stock, LTRIP would beneficially own 21.4% of the outstanding common stock (calculated in accordance with Rule 13d-3). Because each share of Class B common stock is entitled to ten votes per share and each share of common stock is entitled to one vote per share, LTRIP may be deemed to beneficially own equity securities representing approximately 57.3% of our voting power.  As a result, LTRIP is effectively able to control the outcome of all matters submitted to a vote or for the consent of Tripadvisor’s stockholders (other than with respect to the election by the holders of Tripadvisor common stock of 25% of the members of Tripadvisor’s Board and matters as to which Delaware law requires a separate class vote).

On November 6, 2019, the Company announced a strategic partnership to expand global cooperation, including a joint venture, global content agreements and governance agreement with Trip.com.  First, Ctrip Investment Holding Ltd., a subsidiary of Trip.com Group, has entered into a joint venture with TripAdvisor’s subsidiary TripAdvisor Singapore Private Limited pursuant to which the joint venture will operate globally as TripAdvisor China. Second, Trip.com Group and TripAdvisor have entered into global content agreements providing for distribution of selected TripAdvisor content on major Trip.com Group brands, including Trip.com, Skyscanner and Qunar.  Finally, pursuant to a Governance Agreement entered into on November 6, 2019 with Trip.com Group Limited, formerly known as Ctrip.com International Ltd., Trip.com has a nomination right for one Board seat, subject to certain conditions, including Trip.com’s continued ownership of a minimum number of shares of Tripadvisor.  Trip.com has designated Jane Sun as its nominee to the Board.

WHERE YOU CAN FIND MORE INFORMATION AND INCORPORATION BY REFERENCE

Tripadvisor files annual, quarterly and current reports, proxy statements and other information with the SEC. Tripadvisor’s filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov. Tripadvisor’s SEC filings are also available to the public from commercial retrieval services.

The SEC allows Tripadvisor to “incorporate by reference” the information that Tripadvisor’s files with the SEC, which means that Tripadvisor can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this proxy statement.

ANNUAL REPORTS

Tripadvisor’s Annual Report to Stockholders for 2021, which includes our 2020 Annual Report (not including exhibits), is available at http://ir.Tripadvisor.com/annual-proxy.cfm. Upon written request to Tripadvisor, Inc., 400 1st Avenue, Needham, Massachusetts 02494, Attention: Secretary, Tripadvisor will provide, without charge, an additional copy of Tripadvisor’s 2020 Annual Report on Form 10-K. Tripadvisor will furnish any exhibit contained in the 2020 Annual Report upon payment of a reasonable fee. Stockholders may also review a copy of the 2020 Annual Report (including exhibits) by accessing Tripadvisor’s corporate website at www.Tripadvisor.com or the SEC’s website at www.sec.gov.

PROPOSALS BY STOCKHOLDERS FOR PRESENTATION AT THE

2021 ANNUAL MEETING

Stockholders who wish to have a proposal considered for inclusion in Tripadvisor’s proxy materials for presentation at the 2022 Annual Meeting of Stockholders must ensure that their proposal is received by Tripadvisor no later than December 29, 2021, at its principal executive offices at 400 1st Avenue, Needham, Massachusetts 02494, Attention: Secretary. The proposal must be made in accordance with the provisions of Rule 14a-8 of the Exchange Act. Stockholders who intend to present a proposal at the 2022 Annual Meeting of Stockholders without inclusion of the proposal in Tripadvisor’s proxy materials are required to provide notice of such proposal to Tripadvisor at its principal executive offices no later than March 15, 2022.  Tripadvisor reserves the right to reject, rule out of order or take other appropriate action with respect to any proposal that does not comply with these and other applicable requirements.

DELIVERY OF DOCUMENTS TO STOCKHOLDERS SHARING AN ADDRESS

If you share an address with any of our other stockholders, your household might receive only one copy of the Proxy Statement, 2020 Annual Report and Notice, as applicable. To request individual copies of any of these materials for each stockholder in your household, please contact Tripadvisor, Inc., 400 1st Avenue, Needham, Massachusetts 02494, Attention: Secretary, or call us at (781) 800-5000. We will deliver copies of the Proxy Statement, 2020 Annual Report and/or Notice promptly following your request. To ask that only one copy of any of these materials be mailed to your household, please contact your broker.

Needham, Massachusetts

April 29, 2021

Appendix A

TRIPADVISOR, INC.

AMENDMENT NO. 1 TO

2018 STOCK AND ANNUAL INCENTIVE PLAN

This Amendment No. 1 dated [June 8, 2021] (this “Amendment”) amends the 2018 Stock and Annual Incentive Plan (the “Plan”) of Tripadvisor, Inc., a Delaware corporation (the “Company”). Except as otherwise explicitly set forth herein, all provisions of the Plan shall remain in full force and effect. Capitalized terms used in this Amendment without definition shall have the meanings set forth in the Plan.

WHEREAS, the Company desires to amend the Plan as hereinafter provided in order to increase the number of shares of Common Stock issuable under the Plan by an additional 10,000,000 shares; and

WHEREAS, the Board of Directors approved the substance of this Amendment as of April 13, 2021 and, accordingly, the Company desires to amend the Plan as hereinafter provided.

NOW, THEREFORE, the Plan is hereby amended as follows:

1.Increase in Number of Shares Subject to the Plan. Section 4(a) of the Plan is amended to read in its entirety as follows:

“(a)    Shares Available for Awards.  The maximum number of Shares that may be delivered pursuant to Awards under the Plan shall be (i) 10,000,000, plus (ii) any Shares available for issuance under the Plan not issued or subject to outstanding Awards under such plan as of the Effective Date.  For purposes of this limitation, Shares underlying any Awards that are forfeited, canceled, held back upon exercise of an Option or settlement of an Award to cover the exercise price or tax withholding, reacquired by the Company prior to vesting, satisfied without the issuance of Common Stock or otherwise terminated (other than by exercise) under the Plan shall be added back to the Shares available for issuance under the Plan and, to the extent permitted under Section 422 of the Code and the regulations promulgated thereunder, the Shares that may be issued as Incentive Stock Options. The Shares available for delivery under this Plan may consist of authorized and unissued Shares, Shares held in treasury, Shares of Common Stock purchased or held by the Company for purposes of this Plan, or any combination thereof.

2.Ratification.  In all other respects, the terms and conditions of the Plan shall remain the same and the Plan is hereby ratified, confirmed and approved.

 IN WITNESS WHEREOF, the Company has adopted this Amendment, effective as of June [8], 2021.

TRIPADVISOR, INC.
By:
Name:
Title:

Appendix B

TRIPADVISOR, INC.

2018 STOCK AND ANNUAL INCENTIVE PLAN

SECTION 1.  PURPOSE

The purpose of this Plan is to give the Company a competitive advantage in attracting, retaining and motivating officers, employees, directors and/or consultants by providing the Company with a stock and long-term incentive plan providing incentives directly linked to stockholder value.

SECTION 2. DEFINITIONS

Certain terms used herein have definitions given to them in the first place in which they are used. In addition, for purposes of this Plan, the following terms are defined as set forth below:

“2011 Plan” means the TripAdvisor, Inc. Amended and Restated 2011 Stock and Annual Incentive Plan, as amended.

“Affiliate” means a corporation or other entity controlled by, controlling or under common control with, the Company.

“Applicable Exchange” means The NASDAQ Stock Market LLC, or such other securities exchange as may at the applicable time be the principal market for the Common Stock.

“Award” means an Option, SAR, Restricted Stock, RSU, Performance Award, other stock-based award or Bonus Award granted or assumed pursuant to the terms of this Plan.

“Award Agreement” means a written or electronic document or agreement setting forth the terms and conditions of a specific Award.

“Board” means the Board of Directors of the Company.

“Bonus Award” means a bonus award made pursuant to Section 11.

“Cause” means, unless otherwise provided in an Award Agreement, (i) “Cause” as defined in any Individual Agreement to which the applicable Participant is a party, or (ii) if there is no such Individual Agreement or if it does not define Cause:  (A) the willful or gross neglect by a Participant of his employment duties; (B) the plea of guilty or nolo contendere to, or conviction for, the commission of a felony offense by a Participant; (C) a material breach by a Participant of a fiduciary duty owed to the Company or any of its subsidiaries; (D) a material breach by a Participant of any nondisclosure, non-solicitation or non-competition obligation owed to the Company or any of its Affiliates; or (E) before a Change in Control, such other events as shall be determined by the Committee and set forth in a Participant’s Award Agreement.  Notwithstanding the general rule of Section 3(a), following a Change in Control, any determination by the Committee as to whether “Cause” exists shall be subject to de novo review.

“Change in Control” has the meaning set forth in Section 13(a).

“Code” means the Internal Revenue Code of 1986, as amended from time to time, and any successor thereto, the Treasury Regulations thereunder and other relevant interpretive guidance issued by the Internal Revenue Service or the Treasury Department. Reference to any specific section of the Code shall be deemed to include such regulations and guidance, as well as any successor provision of the Code.

“Committee” has the meaning set forth in Section 3(a).

1

“Common Stock” means common stock, par value $0.001 per share, of the Company.

“Company” means TripAdvisor, Inc., a Delaware corporation, or its successor.

“Corporate Transaction” has the meaning set forth in Section 4(d).

“Disability” means (i) “Disability” as defined in any Individual Agreement to which the Participant is a party, or (ii) if there is no such Individual Agreement or it does not define “Disability,” (A) permanent and total disability as determined under the Company’s long- term disability plan applicable to the Participant, or (B) if there is no such plan applicable to the Participant or the Committee determines otherwise in an applicable Award Agreement, “Disability” as determined by the Committee. Notwithstanding the above, with respect to an Incentive Stock Option, Disability shall mean Permanent and Total Disability as defined in Section 22(e)(3) of the Code and, with respect to all Awards, to the extent required by Section 409A of the Code, Disability shall mean “disability” within the meaning of Section 409A of the Code.

“Disaffiliation” means a Subsidiary’s or Affiliate’s ceasing to be a Subsidiary or Affiliate for any reason (including, without limitation, as a result of a public offering, or a spinoff or sale by the Company, of the stock of the Subsidiary or Affiliate) or a sale of a division of the Company and its Affiliates.

“Eligible Individuals” means directors, officers, employees and consultants of the Company or any of its Subsidiaries or Affiliates.

“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, and any successor thereto.

“Fair Market Value” means, unless otherwise determined by the Committee, the closing price of a share of Common Stock on the Applicable Exchange on the date of measurement, or if Shares were not traded on the Applicable Exchange on such measurement date, then on the next preceding date on which Shares were traded, all as reported by such source as the Committee may select. If the Common Stock is not listed on a national securities exchange, Fair Market Value shall be determined by the Committee in its good faith discretion, provided that such determination shall be made in a manner consistent with any applicable requirements of Section 409A of the Code.

“Free-Standing SAR” has the meaning set forth in Section 6(b).

“Good Reason” means (i) “Good Reason” as defined in any Individual Agreement or Award Agreement to which the applicable Participant is a party, or (ii) if there is no such Individual Agreement or if it does not define Good Reason, then, without the Participant’s prior written consent: (A) a material reduction in the Participant’s rate of annual base salary from the rate of annual base salary in effect for such Participant immediately prior to the Change in Control, (B) a relocation of the Participant’s principal place of business more than 35 miles from the city in which such Participant’s principal place of business was located immediately prior to the Change in Control or (C) a material and demonstrable adverse change in the nature and scope of the Participant’s duties from those in effect immediately prior to the Change in Control. In order to invoke a Termination of Employment for Good Reason, a Participant shall provide written notice to the Company of the existence of one or more of the conditions described in clauses (A) through (C) within 90 days following the Participant’s knowledge of the initial existence of such condition or conditions, and the Company shall have 30 days following receipt of such written notice (the “Cure Period”) during which it may remedy the condition. In the event that the Company fails to remedy the condition constituting Good Reason during the Cure Period, the Participant must terminate employment, if at all, within 90 days following the Cure Period in order for such Termination of Employment to constitute a Termination of Employment for Good Reason.

“Grant Date” means (i) the date on which the Committee by resolution selects an Eligible Individual to receive a grant of an Award and determines the number of Shares to be subject to such Award or the formula for earning a number of shares or cash amount, or (ii) such later date as the Committee shall provide in such resolution.

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“Incentive Stock Option” means any Option that is designated in the applicable Award Agreement as an “incentive stock option” within the meaning of Section 422 of the Code, and that in fact so qualifies.

“Individual Agreement” means an employment, consulting or similar agreement between a Participant and the Company or one of its Subsidiaries or Affiliates.

“Nonqualified Stock Option” means any Option that is not an Incentive Stock Option.

“Option” means an Award described under Section 6(a).

“Participant” means an Eligible Individual to whom an Award is or has been granted.

“Performance Award” means an Award granted under this Plan of Common Stock, rights based upon, payable in or otherwise related to Shares (including Restricted Stock, RSUs or cash), as the Committee may determine, at the end of a specified Performance Period based on the attainment of one or more Performance Goals.

“Performance Goals” means the performance goals established by the Committee in connection with the grant of Restricted Stock, RSUs or Bonus Awards or other stock-based awards. Such Performance Goals also may be based upon the attaining of specified levels of Company, Subsidiary, Affiliate, business unit or divisional performance under one or more of the measures including but not limited to, revenue, earnings per share, total shareholder return, earnings before interest, taxes, depreciation and amortization (EBITDA), adjusted EBITDA or return on capital).  Performance goals established by the Committee may also include individual strategic goals.

“Performance Period” means with respect to a Performance Award the period established by the Committee or its designee at the time the Award is granted, or at any time thereafter, during which the performance of the Company, a Subsidiary, or any Affiliate is measured for the purpose of determining whether and to what extent the Performance Award’s Performance Goal has been achieved.

“Plan” means this TripAdvisor, Inc. 2018 Stock and Annual Incentive Plan, as set forth herein and as hereafter amended from time to time.

“Plan Year” means the calendar year or, with respect to Bonus Awards, the Company’s fiscal year if different.

“Restricted Stock” means an Award described under Section 7.

“Retirement” means retirement from active employment with the Company, a Subsidiary or Affiliate at or after the Participant’s attainment of age 65.

“RS Restriction Period” has the meaning set forth in Section 7(b)(ii).

“RSU” means an Award described under Section 8.

“RSU Restriction Period” has the meaning set forth in Section 8(b)(ii).

“SAR” has the meaning set forth in Section 7(b).

“Securities Act” means the Securities Act of 1933, as amended from time to time, and any successor thereto.

“Share” means a share of Common Stock.

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“Subsidiary” means any corporation, partnership, joint venture, limited liability company or other entity during any period in which at least a 50% voting or profits interest is owned, directly or indirectly, by the Company or any successor to the Company.

“Tandem SAR” has the meaning set forth in Section 6(b).

“Term” means the maximum period during which an Option or SAR may remain outstanding, subject to earlier termination upon Termination of Employment or otherwise, as specified in the applicable Award Agreement.

“Termination of Employment” means the termination of the applicable Participant’s employment with, or performance of services for, the Company and any of its Subsidiaries or Affiliates. Unless otherwise determined by the Committee, if a Participant’s employment with, or membership on a board of directors of, the Company and its Affiliates terminates but such Participant continues to provide services to the Company and its Affiliates in a non-employee director capacity or as an employee, as applicable, such change in status shall not be deemed a Termination of Employment. A Participant employed by, or performing services for, a Subsidiary or an Affiliate or a division of the Company and its Affiliates shall be deemed to incur a Termination of Employment if, as a result of a Disaffiliation, such Subsidiary, Affiliate, or division ceases to be a Subsidiary, Affiliate or division, as the case may be, and the Participant does not immediately thereafter become an employee of (or service provider for), or member of the board of directors of, the Company or another Subsidiary or Affiliate. Temporary absences from employment of 90 days or less because of illness, vacation or leave of absence and transfers among the Company and its Subsidiaries and Affiliates shall not be considered Termination of Employment. Notwithstanding the foregoing, with respect to any Award that constitutes “nonqualified deferred compensation” within the meaning of Section 409A of the Code, “Termination of Employment” shall mean a “separation from service” as defined under Section 409A of the Code.

SECTION 3. ADMINISTRATION

(a)Committee. The Plan shall be administered by the Compensation Committee of the Board or such other committee of the Board as the Board may from time to time designate (the “Committee”), which shall be composed of not less than two directors, and shall be appointed by and serve at the pleasure of the Board. The Committee shall have plenary authority to grant Awards pursuant to the terms of the Plan to Eligible Individuals. Among other things, the Committee shall have the authority, subject to the terms of the Plan:

(i)to select the Eligible Individuals to whom Awards may from time to time be granted;

(ii)to determine the number of Shares to be covered by each Award granted hereunder or the amount of any Bonus Award;

(iii)to determine the terms and conditions of each Award granted hereunder, based on such factors as the Committee shall determine;

(iv)subject to Section 16, to modify, amend or adjust the terms and conditions of any Award, at any time or from time to time;

(v)subject to Section 14, to accelerate the vesting or lapse of restrictions of any outstanding Award, based in each case on such considerations as the Committee in its sole discretion determines;

(vi)to interpret the terms and provisions of the Plan and any Award issued under the Plan (and any agreement relating thereto);

(vii)to establish any “blackout” period that the Committee in its sole discretion deems necessary or advisable;

(viii)to decide all other matters that must be determined in connection with an Award; and

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(ix)to otherwise administer the Plan.

(b)Procedures.

(i)        The Committee may act only by a majority of its members then in office, except that the Committee may, except to the extent prohibited by applicable law or the listing standards of the Applicable Exchange, allocate all or any portion of its responsibilities and powers to any one or more of its members and may delegate all or any part of its responsibilities and powers to any person or persons selected by it.

(ii)Subject to Section 3(d), any authority granted to the Committee may also be exercised by the full Board.  To the extent that any permitted action taken by the Board conflicts with action taken by the Committee, the Board action shall control.

(c)Delegation of Authority.  Subject to applicable law, the Committee may delegate any or all of its powers under the Plan to one or more other committees or officers of the Company (including persons other than members of the Committee) as it shall appoint with respect to the granting of Awards to individuals who are not (i) subject to the reporting and other provisions of Section 16 of the Exchange Act and (ii) members of the delegated committee or the delegated individual(s).  Any such delegation by the Committee shall include limitations as to the amount of Common Stock underlying Awards that may be granted during specified periods and shall contain guidelines as to the determination of the exercise price.  Any determination made by the Committee or by an appropriately delegated officer pursuant to delegated authority under the provisions of the Plan with respect to any Award shall be made in the sole discretion of the Committee or such delegate at the time of the grant of the Award or, unless in contravention of any express term of the Plan, at any time thereafter. All decisions made by the Committee or any appropriately delegated officer pursuant to the provisions of the Plan shall be final and binding on all persons, including the Company, Participants, and Eligible Individuals.

(d)Section 16(b) Compliance.  The provisions of this Plan are intended to ensure that no transaction under the Plan is subject to (and all such transactions will be exempt from) the short-swing recovery rules of Section 16(b) of the Exchange Act (“Section 16(b)”). Accordingly, the composition of the Committee shall be subject to such limitations as the Board deems appropriate to permit transactions pursuant to this Plan to be exempt (pursuant to Rule 16b-3 promulgated under the Exchange Act) from Section 16(b), and no delegation of authority by the Committee shall be permitted if such delegation would cause any such transaction to be subject to (and not exempt from) Section 16(b).

(e)Award Agreements. The terms and conditions of each Award (other than any Bonus Award), as determined by the Committee, shall be set forth in an Award Agreement, which shall be delivered to the Participant receiving such Award upon, or as promptly as is reasonably practicable following, the grant of such Award. The effectiveness of an Award shall not be subject to the Award Agreement’s being signed by the Company and/or the Participant receiving the Award unless specifically so provided in the Award Agreement. Award Agreements may be amended only in accordance with Section 14 hereof.

SECTION 4.  COMMON STOCK SUBJECT TO PLAN

(a)Shares Available for Awards. The maximum number of Shares that may be delivered pursuant to Awards under the Plan shall be (i) 6,000,000, plus (ii) any Shares available for issuance under the 2011 Plan not issued or subject to outstanding Awards under such plan as of the Effective Date.  For purposes of this limitation, Shares underlying any Awards that are forfeited, canceled, held back upon exercise of an Option or settlement of an Award to cover the exercise price or tax withholding, reacquired by the Company prior to vesting, satisfied without the issuance of Common Stock or otherwise terminated (other than by exercise) under the Plan or the 2011 Plan shall be added back to the Shares available for issuance under the Plan and, to the extent permitted under Section 422 of the Code and the regulations promulgated thereunder, the Shares that may be issued as Incentive Stock Options. The Shares available for delivery under this Plan may consist of authorized and unissued Shares,

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Shares held in treasury, Shares of Common Stock purchased or held by the Company for purposes of this Plan, or any combination thereof.

(b)Plan Maximums.  The maximum number of Shares that may be granted pursuant to Options intended to be Incentive Stock Options shall be 6,000,000 Shares.

(c)Director Compensation Limit.  During a calendar year, no non-employee director may be granted any compensation (including cash and an Award) with a fair value, as determined under accounting rules, as of the Grant Date, in excess of $1,000,000.

(d)	Adjustment Provisions.

(i)In the event of a merger, consolidation, acquisition of property or shares, stock rights offering, liquidation, Disaffiliation, or similar event affecting the Company or any of its Subsidiaries (each, a “Corporate Transaction”), the Committee or the Board may in its discretion make such substitutions or adjustments as it deems appropriate and equitable to (A) the aggregate number and kind of Shares or other securities reserved for issuance and delivery under the Plan, (B) the various maximum limitations set forth in Sections 4(a) and 4(b) upon certain types of Awards and upon the grants to individuals of certain types of Awards, (C) the number and kind of Shares or other securities subject to outstanding Awards; and (D) the exercise price of outstanding Options and SARs.

(ii)In the event of a stock dividend, stock split, reverse stock split, separation, spinoff, reorganization, extraordinary dividend of cash or other property, share combination, or recapitalization or similar event affecting the capital structure of the Company (each, a “Share Change”), the Committee or the Board shall make such substitutions or adjustments as it deems appropriate and equitable to (A) the aggregate number and kind of Shares or other securities reserved for issuance and delivery under the Plan, (B) the maximum limitations set forth in Sections 4(a) and 4(b) upon certain types of Awards and upon the grants to individuals of certain types of Awards, the number and kind of Shares or other securities subject to outstanding Awards; and (C) the exercise price of outstanding Options and SARs.

(iii)In the case of Corporate Transactions, the adjustments contemplated by clause (i) of this paragraph (d) may include, without limitation, (A) the cancellation of outstanding Awards in exchange for payments of cash, property or a combination thereof having an aggregate value equal to the value of such Awards, as determined by the Committee or the Board in its sole discretion (it being understood that in the case of a Corporate Transaction with respect to which holders of Common Stock receive consideration other than publicly traded equity securities of the ultimate surviving entity, any such determination by the Committee that the value of an Option or SAR shall for this purpose be deemed to equal the excess, if any, of the value of the consideration being paid for each Share pursuant to such Corporate Transaction over the exercise price of such Option or SAR shall conclusively be deemed valid); (B) the substitution of other property (including, without limitation, cash or other securities of the Company and securities of entities other than the Company) for the Shares subject to outstanding Awards; and (C) in connection with any Disaffiliation, arranging for the assumption of Awards, or replacement of Awards with new awards based on other property or other securities (including, without limitation, other securities of the Company and securities of entities other than the Company), by the affected Subsidiary, Affiliate, or division or by the entity that controls such Subsidiary, Affiliate, or division following such Disaffiliation (as well as any corresponding adjustments to Awards that remain based upon Company securities).

(iv)Any adjustment under this Section 4(d) need not be the same for all Participants.

(v)Any adjustments made pursuant to this Section 4(d) to Awards that are considered “deferred compensation” within the meaning of Section 409A of the Code shall be made in compliance with the requirements of Section 409A of the Code. Any adjustments made pursuant to this Section 4(d) to Awards that are not considered “deferred compensation” subject to Section 409A of the Code shall be made in such a manner as to ensure that after such adjustment, the Awards either (A) continue not to be subject to

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Section 409A of the Code or (B) comply with the requirements of Section 409A of the Code. In any event, neither the Committee nor the Board shall have the authority to make any adjustments pursuant to this Section 4(d) to the extent the existence of such authority would cause an Award that is not intended to be subject to Section 409A of the Code at the Grant Date to be subject thereto.

SECTION 5. ELIGIBILITY

Awards may be granted under the Plan to Eligible Individuals; provided, however, that Incentive Stock Options may be granted only to employees of the Company and its subsidiaries or parent corporation (within the meaning of Section 424(f) of the Code).

SECTION 6.  OPTIONS AND STOCK APPRECIATION RIGHTS

(a)Types of Options. Options may be of two types: Incentive Stock Options and Nonqualified Stock Options. The Award Agreement for an Option shall indicate whether the Option is intended to be an Incentive Stock Option or a Nonqualified Stock Option.

(b)Types and Nature of SARs. SARs may be “Tandem SARs,” which are granted in conjunction with an Option, or “Free-Standing SARs,” which are not granted in conjunction with an Option. Upon the exercise of an SAR, the Participant shall be entitled to receive an amount in cash, Shares, or both, in value equal to the product of (i) the excess of the Fair Market Value of one Share over the exercise price of the applicable SAR, multiplied by (ii) the number of Shares in respect of which the SAR has been exercised. The applicable Award Agreement shall specify whether such payment is to be made in cash or Common Stock or both, or shall reserve to the Committee or the Participant the right to make that determination prior to or upon the exercise of the SAR.

(c)Tandem SARs. A Tandem SAR may be granted at the Grant Date of the related Option. A Tandem SAR shall be exercisable only at such time or times and to the extent that the related Option is exercisable in accordance with the provisions of this Section 6, and shall have the same exercise price as the related Option.  A Tandem SAR shall terminate or be forfeited upon the exercise or forfeiture of the related Option, and the related Option shall terminate or be forfeited upon the exercise or forfeiture of the Tandem SAR.

(d)Exercise Price. The exercise price per Share subject to an Option or Free- Standing SAR shall be determined by the Committee and set forth in the applicable Award Agreement, and shall not be less than the Fair Market Value of a share of the Common Stock on the applicable Grant Date. In no event may any Option or Free-Standing SAR granted under this Plan be amended, other than pursuant to Section 4(d), to decrease the exercise price thereof, be cancelled in conjunction with the grant of any new Option or Free-Standing SAR with a lower exercise price, be cancelled for cash or other Award or otherwise be subject to any action that would be treated, for accounting purposes, as a “repricing” of such Option or Free-Standing SAR, unless such amendment, cancellation, or action is approved by the Company’s stockholders.

(e)Term. The Term of each Option and each Free-Standing SAR shall be fixed by the Committee, but shall not exceed ten years from the Grant Date. Notwithstanding the foregoing, if, by its terms, an Option, other than an Incentive Stock Option, would expire when trading in Shares is otherwise prohibited by law or by the Company’s Insider Trading Policy, as such may be amended from time to time, then the term of the Option will be automatically extended until the close of trading on the 30th trading day following the expiration of such prohibition.

(f)Vesting and Exercisability. Except as otherwise provided herein, Options and Free-Standing SARs shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Committee. If the Committee provides that any Option or Free-Standing SAR will become exercisable only in installments, the Committee may at any time waive such installment exercise provisions, in whole or in part, based on such factors as the Committee may determine. In addition, the Committee may at any time accelerate the exercisability of any Option or Free-Standing SAR.  In the event of a temporary absence exceeding 90 days, the Company shall have authority to suspend the vesting period for such period of time and on such terms as management of the Company shall deem appropriate.

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(g)Method of Exercise. Subject to the provisions of this Section 6, Options and Free-Standing SARs may be exercised, in whole or in part, at any time during the applicable Term by giving written notice of exercise to the Company or through the procedures established with the Company’s appointed third-party Option administrator specifying the number of Shares as to which the Option or Free-Standing SAR is being exercised; provided, however, that, unless otherwise permitted by the Committee, any such exercise must be with respect to a portion of the applicable Option or Free-Standing SAR relating to no less than the lesser of the number of Shares then subject to such Option or Free-Standing SAR or 100 Shares. In the case of the exercise of an Option, such notice shall be accompanied by payment in full of the purchase price (which shall equal the product of such number of Shares multiplied by the applicable exercise price) by certified or bank check or such other instrument as the Company may accept. If approved by the Committee, payment, in full or in part, may also be made as follows:

(i)Payments may be made in the form of unrestricted Shares (by delivery of such Shares or by attestation) of the same class as the Common Stock subject to the Option already owned by the Participant (based on the Fair Market Value of the Common Stock on the date the Option is exercised); provided, however, that, in the case of an Incentive Stock Option, the right to make a payment in the form of already owned Shares of the same class as the Common Stock subject to the Option may be authorized only at the time the Option is granted.

(ii)To the extent permitted by applicable law, payment may be made by delivering a properly executed exercise notice to the Company, together with a copy of irrevocable instructions to a broker to deliver promptly to the Company the amount of sale or loan proceeds necessary to pay the purchase price, and, if requested, the amount of any federal, state, local or foreign withholding taxes. To facilitate the foregoing, the Company may, to the extent permitted by applicable law, enter into agreements for coordinated procedures with one or more brokerage firms. To the extent permitted by applicable law, the Committee may also provide for Company loans to be made for purposes of the exercise of Options.

(iii)For Options that are not Incentive Stock Options, payment may be made by “net exercise” arrangement, pursuant to which a Participant instructs the Committee to withhold a whole number of Shares having a Fair Market Value (based on the Fair Market Value of the Common Stock on the date the applicable Option is exercised) equal to the product of (A) the exercise price multiplied by (B) the number of Shares in respect of which the Option shall have been exercised.

(h)Delivery; Rights of Stockholders. No Shares shall be delivered pursuant to the exercise of an Option until the exercise price therefor has been fully paid and applicable taxes have been withheld. The applicable Participant shall have all of the rights of a stockholder of the Company holding the class or series of Common Stock that is subject to the Option or SAR (including, if applicable, the right to vote the applicable Shares and the right to receive dividends), when the Participant (i) has given written notice of exercise, (ii) if requested, has given the representation described in Section 16(a), and (iii) in the case of an Option, has paid in full for such Shares.

(i)Nontransferability of Options and SARs. No Option or Free-Standing SAR shall be transferable by a Participant other than (i) by will or by the laws of descent and distribution, or (ii) in the case of a Nonqualified Stock Option or Free-Standing SAR, pursuant to a qualified domestic relations order or as otherwise expressly permitted by the Committee including, if so permitted, pursuant to a transfer to the Participant’s family members or to a charitable organization, whether directly or indirectly or by means of a trust or partnership or otherwise. For purposes of this Plan, unless otherwise determined by the Committee, “family member” shall have the meaning given to such term in General Instructions A.1(a)(5) to Form S-8 under the Securities Act and any successor thereto. A Tandem SAR shall be transferable only with the related Option as permitted by the preceding sentence. Any Option or SAR shall be exercisable, subject to the terms of this Plan, only by the applicable Participant, the guardian or legal representative of such Participant, or any person to whom such Option or SAR is permissibly transferred pursuant to this Section 6(i), it being understood that the term “Participant” includes such guardian, legal representative and other transferee; provided, however, that the term “Termination of Employment” shall continue to refer to the Termination of Employment of the original Participant.

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SECTION 7.  RESTRICTED STOCK

(a)Nature of Awards and Certificates. Shares of Restricted Stock are actual Shares issued to a Participant, and shall be evidenced in such manner as the Committee may deem appropriate, including book-entry registration or issuance of one or more stock certificates. Any certificate issued in respect of Shares of Restricted Stock shall be registered in the name of the applicable Participant and shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Award, substantially in the following form:

“The transferability of this certificate and the shares of stock represented hereby are subject to the terms and conditions (including forfeiture) of the TripAdvisor, Inc. 2018 Stock and Annual Incentive Plan and an Award Agreement. Copies of such Plan and Agreement are on file at the offices of TripAdvisor, Inc.”

The Committee may require that the certificates evidencing such shares be held in custody by the Company until the restrictions thereon shall have lapsed and that, as a condition of any Award of Restricted Stock, the applicable Participant shall have delivered a stock power, endorsed in blank, relating to the Common Stock covered by such Award.

(b)Terms and Conditions. Shares of Restricted Stock shall be subject to the following terms and conditions:

(i)The Committee shall, prior to or at the time of grant, condition the vesting or transferability of an Award of Restricted Stock upon the continued service of the applicable Participant or the attainment of Performance Goals, or the attainment of Performance Goals and the continued service of the applicable Participant. In the event that the Committee conditions the grant or vesting of an Award of Restricted Stock upon the attainment of Performance Goals or the attainment of Performance Goals and the continued service of the applicable Participant, the Committee may, prior to or at the time of grant, designate such an Award as a Performance Award. The conditions for grant, vesting, or transferability and the other provisions of Restricted Stock Awards (including without limitation any Performance Goals) need not be the same with respect to each Participant.

(ii)Subject to the provisions of the Plan and the applicable Award Agreement, during the period, if any, set by the Committee, commencing with the date of such Restricted Stock Award for which such vesting restrictions apply and until the expiration of such vesting restrictions (the “RS Restriction Period”), the Participant shall not be permitted to sell, assign, transfer, pledge or otherwise encumber Shares of Restricted Stock.

(iii)Except as provided in this Section 7 and in the applicable Award Agreement, the applicable Participant shall have, with respect to the Shares of Restricted Stock, all of the rights of a stockholder of the Company holding the class or series of Common Stock that is the subject of the Restricted Stock, including, if applicable, the right to vote the Shares and the right to receive any cash dividends. If so determined by the Committee in the applicable Award Agreement and subject to Section 16(e), (A) cash dividends on the class or series of Common Stock that is the subject of the Restricted Stock Award shall be automatically reinvested in additional Restricted Stock, held subject to the vesting of the underlying Restricted Stock, and (B) subject to any adjustment pursuant to Section 4(d), dividends payable in Common Stock shall be paid in the form of Restricted Stock of the same class as the Common Stock with which such dividend was paid, held subject to the vesting of the underlying Restricted Stock.

(iv)Except as otherwise set forth in the applicable Award Agreement, upon a Participant’s Termination of Employment for any reason (other than death) during the RS Restriction Period or before the applicable Performance Goals are satisfied, all Shares of Restricted Stock still subject to restriction shall be forfeited by such Participant; provided, however, the Committee shall have the discretion to waive, in whole or in part, any or all remaining restrictions with respect to any or all of such Participant’s Shares of Restricted Stock.  Upon a Participant’s Termination of Employment by reason of death, during the RS

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Restriction Period or before the applicable Performance Goals are satisfied, all Shares of Restricted Stock shall immediately and automatically vest.

(v)If and when any applicable Performance Goals are satisfied and the RS Restriction Period expires without a prior forfeiture of the Shares of Restricted Stock for which legended certificates have been issued, unlegended certificates for such Shares shall be delivered to the Participant upon surrender of the legended certificates.

SECTION 8.  RESTRICTED STOCK UNITS

(a)Nature of Awards. RSUs are Awards denominated in Shares that will be settled, subject to the terms and conditions of the RSUs, in an amount in cash, Shares or both, based upon the Fair Market Value of a specified number of Shares.

(b)Terms and Conditions. RSUs shall be subject to the following terms and conditions:

(i)The Committee shall, prior to or at the time of grant, condition the grant, vesting, or transferability of RSUs upon the continued service of the applicable Participant or the attainment of Performance Goals, or the attainment of Performance Goals and the continued service of the applicable Participant. In the event that the Committee conditions the grant or vesting of RSUs upon the attainment of Performance Goals or the attainment of Performance Goals and the continued service of the applicable Participant, the Committee may, prior to or at the time of grant, designate such Awards as Performance Awards. The conditions for grant, vesting or transferability and the other provisions of RSUs (including without limitation any Performance Goals) need not be the same with respect to each Participant.  In the event of a temporary absence exceeding 90 days, the Company shall have authority to suspend the vesting of such RSUs for such period of time and on such terms as management of the Company shall deem appropriate.

(ii)Subject to the provisions of the Plan and the applicable Award Agreement, during the period, if any, set by the Committee, commencing with the date of such RSUs for which such vesting restrictions apply and until the expiration of such vesting restrictions (the “RSU Restriction Period”), the Participant shall not be permitted to sell, assign, transfer, pledge or otherwise encumber RSUs.

(iii)The Award Agreement for RSUs shall specify whether, to what extent and on what terms and conditions the applicable Participant shall be entitled to receive current or delayed payments of cash, Common Stock or other property corresponding to the dividends payable on the Common Stock (subject to Section 16(e) below).

(iv)Except as otherwise set forth in the applicable Award Agreement, upon a Participant’s Termination of Employment for any reason during the RSU Restriction Period or before the applicable Performance Goals are satisfied, all RSUs still subject to restriction shall be forfeited by such Participant; provided, however, the Committee shall have the discretion to waive, in whole or in part, any or all remaining restrictions with respect to any or all of such Participant’s RSUs; and; provided, further, upon a Participant’s Termination of Employment by reason of death, during the RSU Restriction Period or before the applicable Performance Goals are satisfied, all RSUs shall immediately and automatically vest.

(v)Except to the extent otherwise provided in the applicable Award Agreement, an award of RSUs shall be settled as and when the RSUs vest (but in no event later than 60 days thereafter).

SECTION 9.PERFORMANCE AWARDS

(a)Generally.  An Award under the Plan may be in the form of a Performance Award.

(b)Performance Goals.  Each Performance Award shall be earned, vested and payable (as applicable) only upon the achievement of one or more Performance Goals, together with the satisfaction of any other conditions, such as continued employment, as the Committee may determine to be appropriate.   Performance Goals applicable to the Performance Award will be established by the Committee.

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(c)Other Restrictions.  The Committee will determine any other terms and conditions applicable to any Performance Award, including any vesting conditions or restrictions on the delivery of Common Stock payable in connection with the Performance Award and restrictions that could result in the future forfeiture of all or part of any Common Stock earned. The Committee may provide that shares of Common Stock issued in connection with a Performance Award be held in escrow and/or legended.

(d)Measurement of Performance Against Performance Goals.  The Committee will, as soon as practicable after the close of a Performance Period, determine:

•	The extent to which the Performance Goals for such Performance Period have been achieved, and
•	The percentage of the Performance Awards, if any, earned as a result.

All determinations of the Committee will be absolute and final as to the facts and conclusions therein made and are binding on all parties. As promptly as practicable after the Committee has made the foregoing determination, each Eligible Individual who has earned Performance Award will be notified thereof.  Subject to Section 16(i), an Eligible Individual may not sell, transfer, pledge, exchange, hypothecate or otherwise dispose of all or any portion of a Performance Awards during the Performance Period.

SECTION 10.  OTHER STOCK-BASED AWARDS

Other Awards of Common Stock and other Awards that are valued in whole or in part by reference to, or are otherwise based upon or settled in, Common Stock, including (without limitation), unrestricted stock, performance units, dividend equivalents, and convertible debentures, may be granted under the Plan.

SECTION 11.  BONUS AWARDS

(a)Determination of Awards. The Committee shall determine the total amount of Bonus Awards for each Plan Year or such shorter performance period as the Committee may establish in its sole discretion. Bonus Awards that are Performance Awards shall be subject to the provisions of Section 9 of this Plan.

(b)Payment of Awards. Bonus Awards under the Plan shall be paid in cash or in Shares (valued at Fair Market Value as of the date of payment) as determined by the Committee, as soon as practicable following the close of the Plan Year or such shorter performance period as the Committee may establish. It is intended that a Bonus Award will be paid no later than the fifteenth (15th) day of the third month following the later of:  (i) the end of the Participant’s taxable year in which the requirements for such Bonus Award have been satisfied by the Participant or (ii) the end of the Company’s fiscal year in which the requirements for such Bonus Award have been satisfied by the Participant. Subject to Section 16(k), the Committee may at its option establish procedures pursuant to which Participants are permitted to defer the receipt of Bonus Awards payable hereunder. The Bonus Award to any Participant for any Plan Year or such shorter performance period may be reduced or eliminated by the Committee in its discretion.

SECTION 12.TERMINATION OF EMPLOYMENT

(a)Generally. A Participant’s Awards shall be forfeited upon such Participant’s Termination of Employment, except as set forth below:

(i)Upon a Participant’s Termination of Employment by reason of death, any Award that was unvested at the time of death shall automatically vest (including but not limited to Performance Awards, which shall vest at target) and all such Options or SARs held by the Participant may be exercised at any time until the earlier of (A) the first anniversary of the date of such death and (B) the expiration of the Term thereof;

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(ii)Upon a Participant’s Termination of Employment by reason of Disability or Retirement, any Option or SAR held by the Participant that was exercisable immediately before the Termination of Employment may be exercised at any time until the earlier of (A) the first anniversary of such Termination of Employment and the (B) expiration of the Term thereof;

(iii)Upon a Participant’s Termination of Employment for Cause, any unvested Award held by the Participant shall be forfeited, effective as of such Termination of Employment;

(iv)Upon a Participant’s Termination of Employment for any reason other than death, Disability, Retirement or for Cause, any Option or SAR held by the Participant that was exercisable immediately before the Termination of Employment may be exercised at any time until the earlier of (A) the 90th day following such Termination of Employment and (B) expiration of the Term thereof; and

(v)Notwithstanding the above provisions of this Section 12(a), if a Participant dies after such Participant’s Termination of Employment but while any Option or SAR remains exercisable as set forth above, such Option or SAR may be exercised at any time until the later of (A) the earlier of (1) the first anniversary of the date of such death and (2) expiration of the Term thereof and (B) the last date on which such Option or SAR would have been exercisable, absent this Section 12(a).

(b)Exception.  Notwithstanding the foregoing, the Committee shall have the power, in its discretion, to apply different rules concerning the consequences of a Termination of Employment; provided, however, that if such rules are less favorable to the Participant than those set forth above, such rules are set forth in the applicable Award Agreement. If an Incentive Stock Option is exercised after the expiration of the exercise periods that apply for purposes of Section 422 of the Code, such Option will thereafter be treated as a Nonqualified Stock Option.

SECTION 13.CHANGE IN CONTROL PROVISIONS

(a)Definition of Change in Control. Except as otherwise may be provided in an applicable Award Agreement, for purposes of the Plan, a “Change in Control” shall mean any of the following events:

(i)The acquisition by any individual entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act), other than Liberty TripAdvisor Holdings, Inc., and its affiliates (a “Person”), of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of equity securities of the Company representing more than 50% of the voting power of the then outstanding equity securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided, however, that for purposes of this subsection (i), the following acquisitions shall not constitute a Change in Control: (A) any acquisition by the Company, (B) any acquisition directly from the Company, (C) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company, or (D) any acquisition pursuant to a transaction which complies with clauses (A), (B) and (C) of subsection (iii); or

(ii)Individuals who, as of the Effective Date, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the Effective Date, whose election, or nomination for election by the Company’s stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

(iii)Consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company or the purchase of assets or stock of another entity (a

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“Business Combination”), in each case, unless immediately following such Business Combination, (A) all or substantially all of the individuals and entities who were the beneficial owners of the Outstanding Company Voting Securities immediately prior to such Business Combination will beneficially own, directly or indirectly, more than 50% of the then outstanding combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors (or equivalent governing body, if applicable) of the entity resulting from such Business Combination (including, without limitation, an entity which as a result of such transaction owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination of the Outstanding Company Voting Securities, (B) no Person (excluding Liberty TripAdvisor Holdings, Inc., and its Affiliates, any employee benefit plan (or related trust) of the Company or such entity resulting from such Business Combination) will beneficially own, directly or indirectly, more than a majority of the combined voting power of the then outstanding voting securities of such entity except to the extent that such ownership of the Company existed prior to the Business Combination and (C) at least a majority of the members of the board of directors (or equivalent governing body, if applicable) of the entity resulting from such Business Combination will have been members of the Incumbent Board at the time of the initial agreement, or action of the Board, providing for such Business Combination; or

(iv)Approval by the stockholders of the Company of a complete liquidation or dissolution of the Company.

(b)Impact of Event/Double Trigger on Vice Presidents and Above. Unless otherwise provided in the applicable Award Agreement and subject to Sections 4(d), 13(d) and 16(k), notwithstanding any other provision of this Plan to the contrary, upon the Termination of Employment, within three months prior to a Change in Control or within twelve months following a Change in Control, of a Participant who, as of the date of termination, has a title of Vice President or above, by the Company other than for Cause or Disability or by the Participant for Good Reason, then:

(i)any Options and SARs outstanding as of such Termination of Employment which were outstanding as of the date of such Change in Control  shall be fully exercisable and vested and shall remain exercisable until the later of (i) the last date on which such Option or SAR would be exercisable in the absence of this Section 13(b) and (ii) the earlier of (A) the first anniversary of such Change in Control and (B) expiration of the Term of such Option or SAR;

(ii)all Restricted Stock outstanding as of such Termination of Employment which were outstanding as of the date of such Change in Control shall become free of all restrictions and become fully vested and transferable;

(iii)all RSUs outstanding as of such Termination of Employment which were outstanding as of the date of such Change in Control shall be considered to be earned and payable in full, and any restrictions shall lapse and such RSUs shall be settled as promptly as is practicable (but in no event later than March 15 of the calendar year following the end of the calendar year in which the RSUs vest); and

(iv)all Performance Awards outstanding as of such Termination of Employment which were outstanding as of the date of such Change in Control shall be considered to be earned and payable in full, vesting shall accelerate assuming the Performance Goals have been met at target and any restrictions shall lapse and any such RSUs shall be settled as promptly as is practicable (but in no event later than March 15 of the calendar year following the end of the calendar year in which the RSUs vest).

(c)Impact of Event/Double Trigger on Other Participants. Unless otherwise provided in the applicable Award Agreement and subject to Sections 4(d), 13(d) and 16(k), notwithstanding any other provision of this Plan to the contrary, upon the Termination of Employment, within three months prior to a Change in Control or within twelve months following a Change in Control, of any other Participant, by the Company other than for Cause or Disability or by the Participant for Good Reason:

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(i)Fifty percent (50%) of any Options and SARs outstanding as of such Termination of Employment which were outstanding as of the date of such Change in Control  shall be fully exercisable and vested and shall remain exercisable until the later of (i) the last date on which such Option or SAR would be exercisable in the absence of this Section 13(b) and (ii) the earlier of (A) the first anniversary of such Change in Control and (B) expiration of the Term of such Option or SAR;

(ii)Fifty percent (50%) of all Restricted Stock outstanding as of such Termination of Employment which were outstanding as of the date of such Change in Control shall become free of all restrictions and become fully vested and transferable;

(iii)Fifty percent (50%) of all RSUs outstanding as of such Termination of Employment which were outstanding as of the date of such Change in Control shall be considered to be earned and payable in full, and any restrictions shall lapse and such RSUs shall be settled as promptly as is practicable (but in no event later than March 15 of the calendar year following the end of the calendar year in which the RSUs vest); and

(iv)Fifty percent (50%) of all Performance Awards outstanding as of such Termination of Employment which were outstanding as of the date of such Change in Control shall be considered to be earned and payable in full, vesting shall accelerate assuming the Performance Goals have been met at target and any restrictions shall lapse and any such RSUs shall be settled as promptly as is practicable (but in no event later than March 15 of the calendar year following the end of the calendar year in which the RSUs vest).

Notwithstanding the foregoing, the Committee will continue to have plenary authority and complete discretion to, among other things, accelerate the vesting of a greater percentage of Awards.

(d)Notwithstanding the foregoing, if any Award is subject to Section 409A of the Code, this Section 13 shall be applicable only to the extent specifically provided in the Award Agreement or in the Individual Agreement.

SECTION 14.TERM, AMENDMENT AND TERMINATION

(a)Effectiveness. The Plan shall be effective as of June 21, 2018 (the “Effective Date”), subject to approval by the affirmative vote of a majority of the outstanding shares of Common Stock present by person or by proxy at the Company’s 2018 Annual Meeting that are entitled to vote on a proposal to approve the adoption of the Plan.

(b)Termination. The Plan will terminate on the tenth anniversary of the Effective Date. Awards outstanding as of such date shall not be affected or impaired by the termination of the Plan.

(c)Amendment of Plan. The Board may amend, alter, or discontinue the Plan, but no amendment, alteration or discontinuation shall be made which would materially impair the rights of the Participant with respect to a previously granted Award without such Participant’s consent, except such an amendment made to comply with applicable law (including without limitation Section 409A of the Code), stock exchange rules or accounting rules. In addition, no such amendment shall be made without the approval of the Company’s stockholders to the extent such approval is required by applicable law or the listing standards of the Applicable Exchange or to the extent determined by the Committee to be required by the Code to ensure that Incentive Stock Options granted under the Plan are qualified under Section 422 of the Code.

(d)Amendment of Awards. Subject to Section 6(d), the Committee may unilaterally amend the terms of any Award theretofore granted, prospectively or retroactively, but no such amendment shall, without the Participant’s consent, materially impair the rights of any Participant with respect to an Award, except such an

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amendment made to cause the Plan or Award to comply with applicable law, stock exchange rules or accounting rules.

SECTION 15.UNFUNDED STATUS OF PLAN

It is presently intended that the Plan constitute an “unfunded” plan. Solely to the extent permitted under Section 409A, the Committee may authorize the creation of trusts or other arrangements to meet the obligations created under the Plan to deliver Common Stock or make payments; provided, however, that the existence of such trusts or other arrangements is consistent with the “unfunded” status of the Plan. Notwithstanding any other provision of this Plan to the contrary, with respect to any Award that constitutes a “nonqualified deferred compensation plan” within the meaning of Section 409A of the Code, no trust shall be funded with respect to any such Award if such funding would result in taxable income to the Participant by reason of Section 409A(b) of the Code and in no event shall any such trust assets at any time be located or transferred outside of the United States, within the meaning of Section 409A(b) of the Code.

SECTION 16.GENERAL PROVISIONS

(a)Conditions for Issuance. The Committee may require each person purchasing or receiving Shares pursuant to an Award to represent to and agree with the Company in writing that such person is acquiring the Shares without a view to the distribution thereof. The certificates for such Shares may include any legend which the Committee deems appropriate to reflect any restrictions on transfer. Notwithstanding any other provision of the Plan or agreements made pursuant thereto, the Company shall not be required to issue or deliver any certificate or certificates for Shares under the Plan prior to fulfillment of all of the following conditions: (i) listing or approval for listing upon notice of issuance, of such Shares on the Applicable Exchange; (ii) any registration or other qualification of such Shares of the Company under any state or federal law or regulation, or the maintaining in effect of any such registration or other qualification which the Committee shall, in its absolute discretion upon the advice of counsel, deem necessary or advisable; and (iii) obtaining any other consent, approval, or permit from any state or federal governmental agency which the Committee shall, in its absolute discretion after receiving the advice of counsel, determine to be necessary or advisable.

(b)Additional Compensation Arrangements. Nothing contained in the Plan shall prevent the Company or any Subsidiary or Affiliate from adopting other or additional compensation arrangements for its employees.

(c)No Contract of Employment. The Plan shall not constitute a contract of employment, and adoption of the Plan shall not confer upon any employee any right to continued employment, nor shall it interfere in any way with the right of the Company or any Subsidiary or Affiliate to terminate the employment of any employee at any time.

(d)Required Taxes. No later than the date as of which an amount first becomes includible in the gross income of a Participant for federal, state, local or foreign income or employment or other tax purposes with respect to any Award under the Plan, such Participant shall pay to the Company, or make arrangements satisfactory to the Company regarding the payment of, any federal, state, local or foreign taxes of any kind required by law to be withheld with respect to such amount. If determined by the Company, withholding obligations may be settled with Common Stock, including Common Stock that is part of the Award that gives rise to the withholding requirement; provided, however, that the amount withheld does not exceed the maximum statutory tax rate or such lesser amount as is necessary to avoid liability accounting treatment.  The required tax withholding obligation may also be satisfied, in whole or in part, by an arrangement whereby a certain number of Shares issued pursuant to any Award are immediately sold and proceeds from such sale are remitted to the Company in an amount that would satisfy the withholding amount due.  In addition, the Committee may require Awards to be subject to mandatory share withholding up to the required withholding amount.  The obligations of the Company under the Plan shall be conditional on such payment or arrangements, and the Company and its Affiliates shall, to the extent permitted by law, have the right to deduct any such taxes from any payment otherwise due to such Participant. The Committee may establish such procedures as it deems appropriate, including making irrevocable elections, for the settlement of withholding obligations with Common Stock.

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(e)Limitation on Dividend Reinvestment and Dividend Equivalents.  Reinvestment of dividends in additional Restricted Stock at the time of any dividend payment, and the payment of Shares with respect to dividends to Participants holding Awards of RSUs, shall only be permissible if sufficient Shares are available under Section 4 for such reinvestment or payment (taking into account then outstanding Awards). In the event that sufficient Shares are not available for such reinvestment or payment, such reinvestment or payment shall be made in the form of a grant of RSUs equal in number to the Shares that would have been obtained by such payment or reinvestment, the terms of which RSUs shall provide for settlement in cash and for dividend equivalent reinvestment in further RSUs on the terms contemplated by this Section 16(e).

(f)Designation of Death Beneficiary.  The Committee shall establish such procedures as it deems appropriate for a Participant to designate a beneficiary to whom any amounts payable in the event of such Participant’s death are to be paid or by whom any rights of such eligible Individual, after such Participant’s death, may be exercised.

(g)Subsidiary Employees. In the case of a grant of an Award to any employee of a Subsidiary of the Company, the Company may, if the Committee so directs, issue or transfer the Shares, if any, covered by the Award to the Subsidiary, for such lawful consideration as the Committee may specify, upon the condition or understanding that the Subsidiary will transfer the Shares to the employee in accordance with the terms of the Award specified by the Committee pursuant to the provisions of the Plan. All Shares underlying Awards that are forfeited or canceled should revert to the Company.

(h)Governing Law and Interpretation. The Plan and all Awards made and actions taken thereunder shall be governed by and construed in accordance with the laws of the State of Delaware, without reference to principles of conflict of laws. The captions of this Plan are not part of the provisions hereof and shall have no force or effect.

(i)Non-Transferability. Except as otherwise provided in Section 6(i) or by the Committee, Awards under the Plan are not transferable except by will or by laws of descent and distribution.

(j)Foreign Employees and Foreign Law Considerations. The Committee may grant Awards to Eligible Individuals who are foreign nationals, who are located outside the United States or who are not compensated from a payroll maintained in the United States, or who are otherwise subject to (or could cause the Company to be subject to) legal or regulatory provisions of countries or jurisdictions outside the United States, on such terms and conditions different from those specified in the Plan as may, in the judgment of the Committee, be necessary or desirable to foster and promote achievement of the purposes of the Plan, and, in furtherance of such purposes, the Committee may make such modifications, amendments, procedures, or subplans as may be necessary or advisable to comply with such legal or regulatory provisions.

(k)Section 409A of the Code. It is the intention of the Company that no Award shall be “deferred compensation” subject to Section 409A of the Code, unless and to the extent that the Committee specifically determines otherwise as provided in this Section 16(k), and the Plan and the terms and conditions of all Awards shall be interpreted accordingly. The terms and conditions governing any Awards that the Committee determines will be subject to Section 409A of the Code, including any rules for elective or mandatory deferral of the delivery of cash or Shares pursuant thereto and any rules regarding treatment of such Awards in the event of a Change in Control, shall be set forth in the applicable Award Agreement, and shall comply in all respects with Section 409A of the Code. Notwithstanding any other provision of the Plan to the contrary, with respect to any Award that constitutes a “nonqualified deferred compensation plan” subject to Section 409A of the Code, if the Participant is a “specified employee” within the meaning of Section 409A of the Code, any payments (whether in cash, Shares or other property) to be made with respect to the Award upon the Participant’s Termination of Employment shall be delayed until the earlier of (A) the first day of the seventh month following the Participant’s Termination of Employment and (B) the Participant’s death. Each payment under any Award shall be treated as a separate payment for purposes of Section 409A of the Code.  In no event may a Participant, directly or indirectly, designate the calendar year of any payment to be made under any Award.

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(l)Indemnification. Each person who is or will have been a member of the Board or of the Committee and any designee of the Board or Committee will be indemnified and held harmless by the Company against and from any loss, cost, liability, or expense that may be imposed on or reasonably incurred by him in connection with or resulting from any claim, action, suit, or proceeding to which he may be made party or in which he may be involved by reason of any determination, interpretation, action taken or failure to act under the Plan and against and from any and all amounts paid by him in settlement thereof, with the Company’s approval, or paid by him in satisfaction of any judgment in any such action, suit or proceeding against him, provided he will give the Company an opportunity, at its own expense, to handle and defend the same before he undertakes to handle and defend it on his own behalf. The foregoing right of indemnification will not be exclusive and will be independent of any other rights of indemnification to which such persons may be entitled under the Company’s Articles of Incorporation, By-laws, by contract, as a matter of law, or otherwise.

(m)Compensation Recoupment or “Clawback” Policy. Awards may be made subject to any compensation recoupment policy adopted by the Board or the Committee at any time prior to or after the Effective Date, and as such policy may be amended from time to time after its adoption. The compensation recoupment policy will be applied to any Award that constitutes the deferral of compensation subject to Section 409A of the Code in a manner that complies with the requirements of Section 409A of the Code.

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Your Vote Counts! TRIPADVISOR, INC. 2021 Annual Meeting Vote by June 7, 2021 11:59 PM ET TRIPADVISOR, INC. 400 1ST AVENUE NEEDHAM, MA 02494 D52904-P56726 You invested in TRIPADVISOR, INC. and it’s time to vote! You have the right to vote on proposals being presented at the Annual Meeting. This is an important notice regarding the availability of proxy material for the stockholder meeting to be held on June 8, 2021. Get informed before you vote View the Combined Document online OR you can receive a free paper or email copy of the material(s) by requesting prior to May 25, 2021. If you would like to request a copy of the material(s) for this and/or future stockholder meetings, you may (1) visit www.ProxyVote.com, (2) call 1-800-579-1639 or (3) send an email to sendmaterial@proxyvote.com. If sending an email, please include your control number (indicated below) in the subject line. Unless requested, you will not otherwise receive a paper or email copy. For complete information and to vote, visit www.ProxyVote.com  Control # Vote Virtually at the Meeting* June 8, 2021 11:00 AM Eastern Time Smartphone users Point your camera here and vote without entering a control number Virtually at: www.virtualshareholdermeeting.com/TRIP2021 *Please check the meeting materials for any special requirements for meeting attendance. V1

Vote at www.ProxyVote.com THIS IS NOT A VOTABLE BALLOT This is an overview of the proposals being presented at the upcoming stockholder meeting. Please follow the instructions on the reverse side to vote these important matters. Board Recommends Voting Items 1. Election of Directors  Nominees:  01) Gregory B. Maffei  02) Stephen Kaufer  03) Jay C. Hoag  04) Betsy L. Morgan  05) M. Greg O’Hara  06) Jeremy Philips  07) Albert E. Rosenthaler  08) Jane Sun  09) Trynka Shineman Blake  10) Robert S. Wiesenthal For 2. To ratify the appointment of KPMG LLP as TripAdvisor, Inc.’s independent registered public accounting firm for the fiscal year ending December 31, 2021. For For 3. Approval of Amendment to TripAdvisor, Inc. 2018 Stock and Annual Incentive Plan. 4. Advisory Vote on Compensation of Named Executive Officers. For NOTE: In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment or postponement thereof. Prefer to receive an email instead? While voting on www.ProxyVote.com, be sure to click “Sign up for E-delivery”. D52905-P56726

VOTE BY INTERNET  Before The Meeting - Go to www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting - Go to www.virtualshareholdermeeting.com/TRIP2021 You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TRIPADVISOR, INC. 400 1ST AVENUE NEEDHAM, MA 02494 TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: D52900-P56726 KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. For All  Withhold All For All Except To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below. TRIPADVISOR, INC. The Board of Directors recommends you vote FOR each nominee listed below: ! ! ! 1. Election of Directors  Nominees:  01) Gregory B. Maffei  02) Stephen Kaufer  03) Jay C. Hoag  04) Betsy L. Morgan  05) M. Greg O'Hara  06) Jeremy Philips  07) Albert E. Rosenthaler  08) Jane Sun  09) Trynka Shineman Blake  10) Robert S. Wiesenthal For  Against Abstain The Board of Directors recommends you vote FOR the following proposals: ! ! ! 2. To ratify the appointment of KPMG LLP as TripAdvisor, Inc.'s independent registered public accounting firm for the fiscal year ending December 31, 2021. ! ! ! 3. Approval of Amendment to TripAdvisor, Inc. 2018 Stock and Annual Incentive Plan. ! ! ! 4. Advisory Vote on Compensation of Named Executive Officers. NOTE: In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment or postponement thereof. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

For comments and/or address changes, please send them via email to: ir@tripadvisor.com Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Combined Document is available at www.proxyvote.com. D52901-P56726 TRIPADVISOR, INC. Annual Meeting of Stockholders June 8, 2021 11:00 am This proxy is solicited by the Board of Directors The stockholder(s) hereby appoint(s) Stephen Kaufer and Seth J. Kalvert, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of TRIPADVISOR, INC., that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 11:00 am, Eastern Time on June 8, 2021, live via webcast at www.virtualshareholdermeeting.com/TRIP2021, and any adjournment or postponement thereof. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations. Continued and to be signed on reverse side